As filed with the U.S. Securities and Exchange Commission on May 12, 2026.

Registration Statement No. 333-293538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BLACK TITAN CORPORATION

(Exact name of Registrant as specified in its charter)

(Translation of Registrant’s name into English)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Level 8, Unit 8-02 The Bousteador, 10
Jalan PJU 7/6, Mutiara Damansara,
47800 Petaling Jaya, Selangor Darul Ehsan, Malaysia
+603 7731 0023

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 947 7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Mitchell Nussbaum, Esq.

Tahra Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2026

PRELIMINARY PROSPECTUS

6,157,019 ORDINARY SHARES UNDERLYING THE INITIAL CONVERTIBLE NOTES

BLACK TITAN CORPORATION

This prospectus relates to the issuance and resale from time to time of up to 6,157,019 ordinary shares, par value $0.001 (the “Ordinary Shares”) which consist of 6,157,019 Ordinary Shares issuable upon the conversion of a $1,515,000 initial Convertible Note (the “Initial Note”) delivered on January 16, 2026. The Company may issue additional Ordinary Shares upon the conversion of up to $198,500,000 of additional Convertible Notes (the “Additional Notes” and collectively with the Initial Note, the “Notes”)), which Notes may be presented in no less than $1,500,000 increments at one or more additional closings (each such closing of the purchase of such Additional Notes, an “Additional Closing”). See “Selling Shareholders” for the details of these securities. The Notes were issued to an institutional investor (the “Buyer” or “Selling Shareholders”) in connection with a private placement pursuant to a securities purchase agreement dated January 16, 2026, between the Company and the Selling Shareholders. The Company will file additional registration statements in connection with the issuance of any Additional Notes in the future to register Ordinary Shares underlying such Additional Notes.

Currently, we are registering 6,157,019 Ordinary Shares on behalf of the Selling Shareholders to satisfy certain registration rights that the Company granted in connection with the issuance of the Initial Note. All the Notes are convertible at the option of the holders into Ordinary Shares at an initial conversion price of $1.98, subject to certain anti-dilution and other adjustments.

Given the substantial number of Ordinary Shares that could be issued upon conversion of any Additional Notes in the future, which shares would be registered for potential resale, the sale of the Ordinary Shares included in this prospectus by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. The Selling Shareholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Shareholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

On October 2, 2025, our Ordinary Shares commenced trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BTTC.” As of May 8, 2026, the closing price of our Ordinary Shares was $1.39. Because the trading price of our ordinary shares is currently below the exercise price, we believe that holders of the Options are currently unlikely to exercise their Options.

The total number of Ordinary Shares issued and outstanding as of the date of this prospectus is 10,774,621 Ordinary Shares. Each Ordinary Share is entitled to one vote.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES HIGH RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May ____, 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any amendment or supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Black Titan Corporation. The Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Shareholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

INDUSTRY AND MARKET DATA

This proxy statement/prospectus contains estimates, projections, and other information concerning the Company’s industry and business, as well as data regarding market research, estimates, and forecasts prepared by the Company’s management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, the Company obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, and similar sources. In some cases, the Company does not expressly refer to the sources from which this data is derived. In that regard, when the Company refers to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which the Company paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

ii

FREQUENTLY USED TERMS

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “Black Titan,” “the Company” and “PubCo” are to Black Titan Corporation and its subsidiaries.

“Additional Notes” means up to $198,500,000 convertible notes that the Company may issue to the Holder in increments of $1,500,000.

“Additional Convertible Shares” means ordinary shares of the Company issuable upon conversion of the Additional Notes.

“Affiliates” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Agreements” means, collectively, the Share Exchange Agreement, the Registration Rights Agreement, and the PubCo Governing Documents.

“Board” means the board of directors of Black Titan.

“Business Combination” means the TTNP Merger, the Contribution and Exchange, and the Transactions, and each other transaction, document or agreement contemplated thereby, to be consummated pursuant to the Merger Agreement.

“Buyer” means the institutional investor or its designees.

“Cayman Companies Act” means the Companies Act (as revised) of the Cayman Islands.

“Charter” means the Fourth Amended and Restated Memorandum of Association and Articles of Association of Black Titan.

“Closing” means the closing of the Business Combination.

iii

“Closing Date” means October 1, 2025, the date on which the Business Combination was consummated.

“Company Group” means TalenTec Sdn. Bhd, a Malaysia private limited company, and, as the context requires, the TalenTec’s subsidiary, KEDA Pte Ltd.

“Company Shares” means ordinary shares of the Company.

“Contribution and Exchange” means the contribution of TalenTec shares to Black Titan in exchange for ordinary shares in Black Titan.

“Convertible Notes” means the Initial Notes, the Additional Notes and certain other notes issuable pursuant to the Securities Purchase Agreement dated January 16, 2026 in the aggregate principal amount of $200,000,000, of which $1,515,000 make up the Initial Notes, and up to $198,500,000 make up the Additional Notes in increments of no less than $1,500,000.

“Convertible Shares” means ordinary shares of the Company upon conversion of the Initial Notes and the Additional Notes.

“Governmental Authority” means any federal, state, provincial, municipal, local, international, supranational or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include the SEC), governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof.

“Initial Convertible Shares” means ordinary shares of the Company issuable upon conversion of the Initial Note.

“Initial Note” means the initial Convertible Note which was issued in connection with the Private Placement on January 16, 2026, which is convertible into 6,157,019 ordinary shares of the Company.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Merger Agreement” means that certain Merger and Contribution and Share Exchange Agreement, dated August 19, 2024, as amended, by and among PubCo, Merger Sub, and TalenTec.

“Merger Sub” a Delaware corporation and a direct wholly owned subsidiary of PubCo.

“ Ordinary Shares” means the ordinary shares of BlackTitan par value $0.001 per share.

“PCAOB” means the United States Public Company Accounting Oversight Board and any division or subdivision thereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“PIPE” means the private placement of Convertible Notes pursuant to the Securities Purchase Agreement dated January 16, 2026.

iv

“PubCo” means Black Titan Corporation.

“Registration Rights Agreement” means that certain registration rights agreement, dated January 16, 2026, by and among the Company and Buyer.

“Related Parties” means TTNP’s officers and directors.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Purchase Agreement” means the securities purchase agreement, dated January 16, 2026, by and between the Company and Buyer.

“Series A Preferred Shares” means the Series A preferred shares of PubCo, $0.001 par value per share with a stated value of $1,000 per share, with the rights and designations as set forth in the Certificate of Designation, a copy of which is filed as exhibit 4.1 to the registration statement of which this prospectus forms part.

“Share Exchange Agreement” means an agreement among PubCo, TTNP, Company, and TalenTec Shareholders who elect to become a party thereto pursuant to which those TalenTec Shareholders will contribute to PubCo all of their Company Shares in exchange for PubCo Ordinary Shares.

“Sire” means The Sire Group Ltd., a Seychelles company.

“Surviving Corporation” means, with respect to the periods from and after the TTNP Merger Effective Time, TTNP, the surviving corporation of the Merger.

“TalenTec,” a Malaysia private limited company, and, as the context requires, TalenTec’s subsidiary, KEDA Pte Ltd. TalenTec changed its name to, “TalenTec Sdn. Bhd.,” from, “KE. Sdn. Bhd.,” on September 26, 2024.

“TalenTec Shareholders” means Danny Vincent Dass (“Mr. Dass”), Eddie Tan Chee Wei, Koay Chee Leong, Leow Kian Yong, and Goh Chee Siong.

“Trading Market” means the national stock exchange on which the PubCo Ordinary Shares are listed for trading.

“Transactions” means, collectively, the TTNP Merger, the Contribution and Exchange, and each of the other transactions contemplated by the Merger Agreement or any of the Ancillary Agreements.

“TTNP” Titan Pharmaceuticals, Inc.

“TTNP Merger” means the merger of Merger Sub with and into TTNP.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the Company’s ability to grow market share in its existing markets or any new markets it may enter;

●	the Company’s ability to execute its growth strategy, manage growth and maintain its corporate culture as it grows;

●	the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which the Company operates;

●	political instability in the jurisdictions in which the Company operates;

●	anticipated technology trends and developments and the Company’s ability to address those trends and developments with its products and offerings;

●	the ability to protect information technology systems and platforms against security breaches or otherwise protect confidential information or platform users’ personally identifiable information;

●	the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination;

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect the Company’s business or assets;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

●	PubCo’s ability to raise financing in the future;

●	exchange rate fluctuations;

●	legal, regulatory and other proceedings;

●	changes in interest rates or rates of inflation;

●	tax laws and the interpretation and application thereof by tax authorities in the jurisdictions where the Company operates;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

●	PubCo’s ability to initially list, and once listed, maintain the listing of its securities on Nasdaq following the Business Combination; and

●	the other matters described in the section titled “Risk Factors.”

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

vi

SUMMARY OF THE PROSPECTUS

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

Black Titan Corporation (the “Company”) was formed under the laws of the Cayman Islands on July 11, 2024. The Company was formed solely in contemplation of the Business Combination. The Company was incorporated under the name “BSKE Limited”. On March 12, 2025 the Company changed its name to by special resolution to Black Titan Corporation. Upon the consummation of the Business Combination on October 1, 2025, the Company acquired 100% ownership of TTNP and TalenTec.

The Company recently initiated a business strategy focused around a digital asset treasury strategy termed the DAT+ strategy.

Founded in 1990, TalenTec became, in 1993, one of the first licensees of PeopleSoft Human Resource and Payroll solutions in the Asia Pacific region. As a well-established distributor of human capital management (“HCM”) solutions in Malaysia, TalenTec offers Oracle PeopleSoft HCM, Oracle PeopleSoft Financials, Dayforce HCM, SunFish Workplaze HR, and MiHCM Cloud brand software for sale by their respective vendors, which are local or regional subsidiaries or affiliates of Oracle Corporation, Dayforce, Inc., Humanica Public Company Limited, and Microimage (Private) Limited; and TalenTec provides consulting, implementation, training, and continuing support services to its clients, in accordance with their preferences and the vendors’ offerings. TalenTec’s clients include Malaysian financial institutions, including the Malaysian central bank, the statutory manager of Malaysia’s private employees’ mandatory savings plan, and Malaysia’s largest local insurance company; Malaysia’s largest automobile manufacturer; water utilities; a Malaysian university; and other international companies headquartered in or outside of Malaysia. Having established a long-standing presence in Malaysia, TalenTec serves clients in Singapore, Hong Kong, Australia, Taiwan, and Indonesia.

Through TalenTec’s value-added consulting services, it guides companies of all sizes, principally in Malaysia and Singapore, in transitioning their traditional HCM systems to more efficient and cost effective, on-site or cloud-based, HCM software solutions, including for personnel management, financial planning, and analytics. The Company’s seasoned professional staff advises each client in choosing and implementing the applications most suited to that client and may train its personnel in using the software, as well as provide continuing maintenance and technical support. Committed to enhancing its clients’ organizational efficiency, the Company believes it is able to provide more highly customized HCM services than others in its markets.

TalenTec is headquartered in Malaysia. TalenTec has a single subsidiary, wholly owned Keda Pte. Ltd., incorporated and located in Singapore.

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale by the Selling Shareholders from time to time of 6,157,019 Ordinary Shares issuable upon conversion of the Initial Note. The Initial Note and the Additional Notes, if any, are issued pursuant to a securities purchase agreement between the Company and Buyer dated as of January 16, 2026.

The 6,157,019 Ordinary Shares being registered for resale hereby are being registered pursuant to registration rights granted to Buyer pursuant to the Securities Purchase Agreement and the Registration Rights Agreement between the parties dated January 16, 2026. The Registration Rights Agreement requires us to file a registration statement on or prior to February 17, 2026 in order to register those number of Ordinary Shares equal to the sum of (i) the maximum number of ordinary shares issuable upon conversion of the Initial Notes, (x) the Initial Note is convertible at the Floor Price (as defined in the Initial Note) as of such applicable date of determination, (y) interest on the Notes shall accrue through the two year anniversary of the Initial Closing Date and will be converted in Ordinary Shares at a conversion price equal to the Floor Price as of such applicable date of determination, and (ii) the maximum number of Additional Conversion Shares issuable upon conversion of the Additional Notes (assuming for purposes hereof that (x) the Additional Notes are convertible at the Floor Price as of the Additional Closing Date, (y) interest on such Additional Notes shall accrue through the two (2) year anniversary of the applicable Additional Closing Date, as applicable, and will be converted in Ordinary Shares at a conversion price equal to the Floor Price as of such Additional Closing Date and (z) any such conversion shall not take into account any limitations on the conversion of the Additional Notes set forth in the Additional Notes) all subject to adjustment as provided in such Additional Notes.

Given the substantial number of Ordinary Shares that could be issued upon conversion of any Additional Notes in the future, which shares would be registered for potential resale, the sale of the Ordinary Shares included in this prospectus by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return.

1

Completion of Business Combination

On October 1, 2025, we consummated the previously announced business combination with TTNP, pursuant to the Merger Agreement.

On the Closing Date, Merger Sub merged with and into TTNP, and TTNP became a direct wholly owned subsidiary of Black Titan. Each issued and outstanding share of common stock of TTNP was exchanged for one Black Titan Ordinary Share.

In accordance with the terms of the Share Exchange Agreement immediately following the effectiveness of the Merger, each TalenTec shareholder contributed and exchanged all of its shares in TalenTec for Black Titan Ordinary Shares. As a result of the share exchange, TalenTec became a direct wholly owned subsidiary of Black Titan. Pursuant to the terms of the Share Exchange Agreement, each TalenTec Shareholder contributed all of such it shares in TalenTec to Black Titan, and, in exchange Black Titan issued to the TalenTec Ssareholders, for each share contributed, 8.524 newly issued Black Titan Ordinary Shares for a total of 7,210,800 Black Titan Ordinary Shares issued in the aggregate.

Pursuant to the Merger Agreement, at the effective time of the Merger:

●	By virtue of the Merger, and without any action on the part of any party to the Merger Agreement or the holders of securities of Merger Sub, each share of Merger Sub that is issued and outstanding immediately prior to the Merger shall automatically be converted into an equal number of shares of TTNP.

●	By virtue of the Merger, and without any action on the part of the holders of TTNP common stock, each share of TTNP common stock that was issued and outstanding immediately prior to the Merger was automatically cancelled and ceased to exist, in exchange for the right to receive one Black Titan Ordinary Share.

●	By virtue of the Merger, and without any action on the part of the holders of TTNP Series AA Preferred Stock each share of TTNP Series AA Preferred Stock that was issued and outstanding immediately prior To the Merger was automatically cancelled and ceased to exist in exchange for the right to receive1.07296 Black Titan Ordinary Shares.

●	By virtue of the Merger, without any action on the part of any holder of TTNP warrants or options, each TTNP warrant or option that was issued and outstanding immediately prior to the Merger become a warrant or option, as applicable, to purchase that number of Black Titan Ordinary Shares equal to the number of shares of TTNP Common Stock that would have been issuable upon the exercise of that warrant or option, as applicable, at an exercise price per share equal to the per share exercise price of such warrant or option, and otherwise upon the same terms and conditions, as set forth in the applicable underlying agreement. Other than as described in the immediately preceding sentence, each such warrant or option so assumed shall continue to have, and shall be subject to, the same terms and conditions as applied to the underlying warrant or option immediately prior to the Merger.

Notwithstanding the foregoing, a holder of those certain Titan warrants initially exercisable October 30, 2020, expiring December 1, 2025; or those certain Titan warrants initially exercisable January 20, 2021, expiring July 20, 2026; or those certain Titan warrants initially exercisable on February 4, 2022, expiring August 4, 2027 (collectively, the “Warrants”). had the right, within 30 days after consummation of the Business Combination, to require Titan to purchase the unexercised portion of those warrants from the holder at the Black Scholes Value (as defined in the warrant) of that portion. In connection with the Business Combination, Black Titan assumed the Warrants. All of the Warrant holders elected to have the Warrants repurchased.

The Company repurchased the Warrant initially exercisable on October 30, 2020 (exercisable for 10,000,000 Ordinary Shares) based on its Black Scholes Value of $0.8743 per share, for $14,572.00. This Warrant was cancelled and is no longer outstanding.

The Company repurchased the Warrant initially exercisable on January 20, 2021, (exercisable for 34,063 Ordinary Shares) based on its Black Scholes Value of $1,6573 per share, for $56,452.61. This Warrant was cancelled and is no longer outstanding

On October 30, 2025, Black Titan entered into the Settlement Agreement, dated October 30, 2025, between Black Titan and Armistice Capital Master Fund Ltd. (“Armistice”). Armistice held a warrant, initially exercisable on February 4, 2022, for 4,664,038 Ordinary Shares. In lieu of the payment of the Black Scholes Value, the Board of Directors approved a payment to such investor, consisting of (i) $1,000,000 in cash ,and (ii) the issuance of $2,000,000 in restricted ordinary shares of the Company at a price of $3.90 per share, resulting in the issuance of 512,820 restricted Ordinary Shares. representing the closing price of the shares on October 29, 2025. The Warrant was cancelled and is no longer outstanding.

Settlement Agreement with Armistice

In connection with the business combination (the “Business Combination”) between the Company and Titan Pharmaceuticals, Inc. (“TTNP”), the Company assumed a common stock warrant (the “Warrant”) that was issued to Armistice Capital Master Fund Ltd. (“Armistice”) by TTNP on February 4, 2022. Because the Business Combination constituted a Fundamental Change (as defined in the Warrant), the Company was required to repurchase the Warrant from Armistice.

Pursuant to the terms of an agreement dated October 30, 2025 (the “Settlement Agreement”), and in lieu of the payment of the Black Scholes Value of the Warrant (as defined in the Warrant), the Board of Directors of the Company approved a payment to Armistice as consideration for cancelling the Warrant, consisting of (i) $1,000,000 in cash and (ii) the issuance of $2,000,000 in restricted ordinary shares of the Company at a price of $3.90 per share, representing the closing price of the shares on October 29, 2025. The settlement resulted in the extinguishment of the Warrant.

Appointment of Co-Chief Executive Officer

On November 10, 2025, the Board of Directors of Black Titan Corporation (the “Company”) appointed Shang Ju (Czhang) Lin, age 41, as the Company’s Co-Chief Executive Officer effective November 10. 2025. Mr. Lin serves alongside Chay Weei Jye. In connection with the appointment, the Company entered into an Employment Agreement with Mr. Lin, which provides for a base salary of $60,000 per annum payable at the rate of $5,000 per month, less applicable taxes and withholdings, as well as potential executive bonuses.

2

Advisory Agreements

On December 1, 2025, Black Titan entered into the following advisory agreements:

(i)	An advisory agreement with Rentei International Limited under which, in exchange for future corporate advisory services to Black Titan, Black Titan will issue up to 466,667 Ordinary Shares;
(ii)	An advisory agreement with Gokika Global Limited under which, in exchange for future digital transformation advisor services to Black Titan, Black Titan will issue 466,667 Ordinary Shares; and
(iii)	An advisory agreement with BlackTea Hong Kong Limited under which, in exchange for future financial advisory and capital raising advisory services to Black Titan, Black Titan will issue 466,667 Ordinary Shares.

The Ordinary Shares issued to the advisors are subject to a 4.99% beneficial ownership limitation, which restricts conversion to the extent that such holder would beneficially own more than 4.99% of the Ordinary Shares following such conversion.

On October 2, 2025, our Ordinary Shares commenced trading on Nasdaq, under the symbol “BTTC”.

The Convertible Notes PIPE

Securities Purchase Agreement

On January 16, 2026 (the “Initial Closing Date”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Buyer”) relating to the issuance and sale of a series of original issue discount senior, unsecured convertible notes for up to an aggregate principal amount of $200,000,000 (the “Notes”). The Notes are convertible into ordinary shares of the Company, par value $0.001 per share (the “Ordinary Shares”).

The Securities Purchase Agreement contains customary representations, warranties and covenants. It also grants the Buyer the right to participate in certain future securities offerings of the Company until the later of (i) the funding in full or termination, as applicable, of each Additional Closing (as defined below) pursuant to the terms of this Agreement and (ii) the three (3) year anniversary of the Initial Closing (as defined below).

The Company intends to use the net proceeds received from the sale of the Notes for general corporate purposes, including, but not limited to the Company’s publicly announced plan to seek long-term strategic crypto initiatives with potential strategic investments in digital currencies, including the utilization of a digital currency holding strategy to invest in and capitalize on cryptocurrency opportunities.

Unsecured Convertible Note

On January 16, 2026 (the “Initial Closing “), the Company issued and sold to the Buyer a Note in the original principal amount of $1,515,000 (the “Initial Note”) at a purchase price of $1,350,000 representing an original issuance discount of ten percent (10%) to the principal of the Initial Note. Pursuant to the Securities Purchase Agreement, subject to certain conditions, the Company has the option to issue and sell to the Buyer additional notes (the “Additional Notes”) at one or more additional closings (each, an “Additional Closing”), with the aggregate original principal amount for all Additional Notes not to exceed $198,485,000 at an aggregate maximum additional purchase price of $178,636,500. The obligation of the Buyer to purchase Additional Notes is subject to compliance with certain covenants and conditions by the Company contained in the Securities Purchase Agreement. Unless agreed by the Buyer, the aggregate principal amount of the Additional Notes to be issued at any Additional Closing shall not be less than $1,500,000. Unless the Buyer agrees, an Additional Closing cannot take place within thirty (30) trading days of a prior closing. The Buyer’s obligation to purchase Additional Notes will terminate on January 16, 2029.

Unless earlier converted, the Initial Note will mature on January 16, 2028 (the “Maturity Date”).

The Note will accrue interest at a rate of 10% per annum, subject to adjustment pursuant to the terms of the Note (the “Interest Rate”). Interest is payable on the first Trading Day (as defined in the Note) of each calendar month (each, an “Interest Date”), with the first Interest Date being February 2, 2026. The Company has the option, provided certain conditions are met, to pay interest in cash, a combination of cash and ordinary shares, or, with the Buyer’s prior consent, to add the amount of such interest to the outstanding principal of a Note. In an Event of Default (as defined in the Note), the Interest Rate shall automatically increase to the sum of (x) the applicable Interest Rate in effect for such determination and (y) eight percent (8%) per annum (the “Default Rate”).

The Notes may not be converted to the extent that such conversion or exercise would cause the Buyer to become the beneficial owner of more than 9.99% of the Ordinary Shares outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).

The Buyer will have the right to convert all or a portion of the Note at any time after the date of issuance and prior to the Maturity Date. The number of ordinary shares issuable upon conversion of the Note (the “Conversion Shares”) shall be determined by dividing the sum of (x) 110% of the sum of (A) the portion of the principal of the Note to be converted, redeemed or otherwise with respect to which the determination is being made, (B) accrued and unpaid Interest, (C) accrued and unpaid Late Charges (as defined in the Note), if any, and Interest, and (D) any other unpaid amounts pursuant to the Transaction Documents, if any (collectively, the “Conversion Amount”) by (y) $1.98, subject to adjustment as provided in the Note (the “Conversion Price”). The Conversion Price is subject to adjustment pursuant to the terms of the Note.

Subject to the terms of the Note, the Buyer also has the option to convert (each, an “Alternate Conversion”) all or any part of the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Conversion Amount”) into Ordinary Shares at a conversion rate equal to the quotient of (i) the Conversion Amount, divided by (ii) the Alternate Conversion Price. “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable date of conversion (the “Conversion Date”) of the applicable Alternate Conversion and (ii) the greater of (x) the Floor Price (as defined in the Note) then in effect and (y) 90% of the lowest VWAP (as defined in the Note) of the Ordinary Shares during the ten (10) consecutive Trading Days period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”), subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Alternate Conversion Measuring Period. If an Event of Default has occurred and is continuing under a Note, the Buyer has the option to convert the Alternate Conversion Amount into Ordinary Shares at a conversion rate equal to the quotient of (x) the Redemption Premium of the Conversion Amount, divided by (y) the Alternate Conversion Price.

3

The Note contains customary affirmative and negative covenants and prohibits the Company from entering into specified fundamental transactions. The Note also contains standard and customary events of default.

At any time after the earlier of the Buyer’s receipt of a notice of an Event of Default and the Buyer becoming aware of an Event of Default, the Buyer may alternatively elect to convert all or any party of the amounts outstanding under the Buyer’s Note.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company and the Buyer also entered into a registration rights agreement, dated January 16, 2026 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreements) and to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the resale of the Registrable Securities. The Company agreed to file the Registration Statement within thirty (30) days following the date of the Initial Closing, and to have the Registration Statement declared effective by the SEC as soon as practicable after such filing (but in no event later than the earlier of (i) the 90th calendar date after the Initial Closing Date or Additional Closing Date, as applicable, and (2) the third (3rd) Business Day (as defined in the Registration Rights Agreement) after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and unless such delay is due to the Staff’s position, as described in the Registration Rights Agreement.

Leak Out Agreements

On January 16, 2026, the Company entered into substantially identical Leak-Out Agreements with each of the Buyer and ARC Group Limited (“ARC”), the placement agent in the transaction (each a “Leak-Out Agreement”, and collectively the “Leak-Out Agreements”). The Leak-Out Agreements remain in effect for so long as any Notes remain outstanding (the “Leak Out Period”). Pursuant to the Leak-Out Agreements, the Buyer and ARC agreed to not sell on any trading day Ordinary Shares underlying the Notes (the “Restricted Securities”) in an aggregate amount representing more than 5% of the daily composite cumulative trading volume of Ordinary Shares as reported by Bloomberg, L.P (the “Leak-Out Percentage”). During Extended Trading Hours (as defined in the Leak-Out Agreements) on any Trading Day (as defined in the Securities Purchase Agreement), if the Ordinary Share price exceeds 120% of the closing price for such trading day, the Leak-Out Percentage shall be 10% unless the Ordinary Share price is below $1.00, in which case the Leak-Out Percentage will remain at 5%.

DAT+ Strategy

We have recently began pursuing a digital asset treasury (“DAT+”) strategy as part of our broader capital allocation and corporate strategy initiatives.] Our digital asset strategy, which we term “DAT+”, is an active management approach to our corporate digital asset treasury. Under this strategy, we intend, subject to market conditions, regulatory considerations, liquidity needs, and board oversight, to evaluate allocating a portion of our capital to digital assets and digital-asset-related opportunities, which may include holding certain digital assets as part of our corporate treasury and exploring ancillary blockchain-related initiatives.

The core of the DAT+ strategy is to treat digital assets not as passive investments, but as operational components that generate revenue and earnings. We identify and acquire tokens whose inherent utility serves as a gateway to a project’s income streams or products. This allows us, as a Nasdaq-listed company (listco), to actively operate these assets to create tangible cash flow and a robust balance sheet, aligning with our fundamental duty to maximize value for our shareholders. Our approach is diversified; we do not concentrate our entire DAT funding into a single token but build a selective portfolio of high-potential projects where we can also support their growth.

The DAT+ strategy is in an early stage of development, and we have not yet made any material digital asset acquisitions. Our implementation of this strategy, if any, will depend on a number of factors, including prevailing market conditions, the availability of capital, regulatory developments, risk management considerations, and internal controls. We may modify, suspend, or discontinue this strategy at any time.

Our pursuit of the DAT+ strategy subjects us to risks and uncertainties that are distinct from those associated with our prior business activities, including volatility in digital asset markets, evolving regulatory frameworks, cybersecurity risks, custody considerations, and accounting and tax complexities. For a discussion of these and other risks, see “Risk Factors” beginning on page 10.

Exposure to Significant Risks:

●	Regulatory: The digital asset landscape is subject to evolving regulatory frameworks, which could impact our operations and the value of our holdings.
●	Market: The value of our digital assets is subject to significant price volatility, which could affect our balance sheet.
●	Technological: The strategy’s success depends on complex, emerging technologies. Security breaches, network failures, or other technological issues could present risks.

We intend to use the net proceeds from the issuance of the Notes for general corporate purposes including funding our DAT+ strategy, working capital and operating expenses.

4

Recent Developments

Amendments to Convertible Note PIPE Documents

On May 11, 2026, we entered into amendment agreements with the Buyer to amend the (i) Securities Purchase Agreement, (ii) Registration Rights Agreement; and (iii) Initial Note (collectively, the “Convertible Note PIPE transaction documents”), which were initially executed on January 16, 2026 in connection with the closing of the Convertible Notes PIPE transaction, to (x) remove all references to the defined term “Adjusted Floor Price” from the Convertible Note PIPE transaction documents, and to (y) amend and restate certain defined terms to remove references to “Adjusted Floor Price” from the following definitions in the Initial Note:

(1)	“Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the VWAP on the day the Holder delivers the applicable Conversion Notice and (B) the difference obtained by subtracting (I) the number of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (ii)(x) of such definition.

(2)	“Excluded Securities” means (i) Ordinary Shares or standard options to purchase Ordinary Shares issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above) or as inducement awards granted outside of an Approved Stock Plan, provided that (A) all such issuances (taking into account the Ordinary Shares issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 20% of the Ordinary Shares issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) Ordinary Shares issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; and (iii) the Ordinary Shares issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

(3)	“Floor Price” means $0.3248 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), which price is no less than 20% of the closing price of the Ordinary Shares on the Trading Day immediately prior to the execution of the Transaction Documents.”

(4)	“Interest Conversion Price” means, as of any date of determination, the lower of (x) the Conversion Price then in effect on the applicable Interest Date or (y) 90% of the lowest daily VWAP of the Ordinary Shares during the ten (10) Trading Days prior to the applicable Interest Date, but shall in no event be lower than the Floor Price then in effect.”

Settlement Agreement with David Lazar

In January 2026, Mr. Lazar, the former Chief Executive Officer of Titan Pharmaceuticals, Inc. (“TTNP”), the predecessor company to Black Titan Corporation (“Black Titan”), asserted a claim against the Company alleging an entitlement to a special bonus arising in connection with the merger that closed on October 1, 2025. The Company disputed both the validity and the amount of Mr. Lazar’s claim and the amount involved, and the parties remained in active dispute through the first quarter of 2026.

Following negotiations, Black Titan executed a Settlement and Release Agreement with Mr. Lazar, pursuant to which they agreed to fully and finally resolve the disputed claim through a one-time payment of US$800,000 (the “Settlement Amount”). The Settlement Amount was determined in April 2026 and paid in full on April 15, 2026, and Mr. Lazar acknowledged that the Group owes no further amounts.

Each of Black Titan and Mr. Lazar also agreed to a mutual release of any claims they may have against each other.

ARC Group International Limited (“ARC”), a significant shareholder of Black Titan, provided the funds for payment of the Settlement Amount.

In satisfaction of the payment of the Settlement Amount by ARC directly to Mr. Lazar, Black Titan has issued 800 preferred shares of $0.001 par value each in Black Titan, which are designated as series B preferred shares (the “Series B Shares”) to ARC, pursuant to the terms of a Securities Purchase Agreement, May 8, 2026. The Series B Shares are convertible, at any time, and from time to time, into ordinary shares of Black Titan at a conversion price of 80% of the 5-day VWAP immediately preceding the applicable conversion date. Black Titan has agreed to register the ordinary shares underlying the Series B Shares within sixty (60) days after the closing date of the sale of the Series B shares, and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable thereafter.

The Series B Shares have no voting rights. However, as long as any Series B Shares are outstanding, the Black Titan shall not, whether by amendment, merger, or any other means, without the affirmative consent of the holders of a majority of the then outstanding Series B Shares:

●	alter or change adversely the powers, preferences or rights attached to the Series B Shares;
●	amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Shares;
●	increase the number of Series B Shares which the Company may issue;
●	enter into or consummate any fundamental transaction; or
●	enter into any agreement with respect to any of the foregoing.

The Audit Committee of Black Titan ratified the related party transaction by written consent on May 8, 2026.

Our Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at FFP (Corporate Services) Limited, 2nd Floor Harbour Centre, 159 Mary Street, George Town, Grand Cayman KY1-9006, Cayman Islands. Our telephone number is +345 9475854. Our website is www.talentec.com.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc.

5

Summary of Risk Factors

An investment in our Ordinary Shares involves significant risks. Below is a summary of certain material risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors.” You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.

Risks Related to the Company’s Business and Industry

●	The Company Group depends on licenses, reseller contracts and distribution agreements with third-party software vendors to provide its services. Changes in their terms or a vendor’s ending its relationship with the Company Group could have a material adverse effect on its financial performance and prospects.

●	The Company Group faces competition from other HCM solutions providers and vendors. If the Company Group is unable to compete effectively, the Company Group’s business, operating results or financial condition could be adversely affected.

●	The Company Group depends on a few customers for a significant part of its revenue.

●	Because of the high cost of HCM solutions, the Company Group’s target market is limited to large organizations with substantial human resources budgets.

●	The project-based and contract-based nature of the Company Group’s business and the timing of delivery may lead to fluctuations in the Company Group’s revenue, profit and operating cash flow.

●	The Company Group’s success depends on growth in market acceptance of the digitalization of human resources processes and related services that it provides.

●	If the Company Group is unable to rapidly grow its sales force, it will not be able to grow its business at the rate that it anticipates, which could harm its business, operations and financial condition.

●	Because the Company Group’s long-term success depends, in part, on its ability to expand the sales of its solution to customers located outside of Malaysia, its business will be subject to risks associated with international operations.

●	Changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself may diminish the demand for the Company Group’s solutions, and could have a negative impact on its business.

Risks Related to the Company’s International Operations, Legal and Regulatory Matters

●	The Company Group’s business is subject to numerous legal and regulatory risks that could have an adverse impact on its business and prospects.

●	The Company Group’s international operations are, and its strategy to expand internationally will be, subject to increased challenges and risks.

●	The Company Group’s revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in Asia as well as globally.

●	Uncertainties with respect to the legal system in certain markets in Malaysia could adversely affect the Company Group’s business.

●	The Company Group could face uncertain tax liabilities in various jurisdictions where it operates, and suffer adverse financial consequences as a result.

6

Risks Related to the Company’s Data Privacy, Cybersecurity and Intellectual Property

●	The Company Group’s third party HCM solutions, Oracle PeopleSoft HCM, Oracle PeopleSoft Financials, DayForce HCM, SunFish WorkPlaze HR, and MiHCM Cloud, are exposed to the risk of security breaches.

●	Privacy concerns, evolving regulation of cloud computing, cross-border data transfer, and other domestic or foreign laws and regulations may reduce the adoption of the Company Group’s solutions, resulting in significant costs and compliance challenges, and adversely affect its business and operating results.

●	One of the Company Group’s solutions utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect the Company Group’s business.

Risks Related to PubCo Operating as a Public Company

●	TalenTec’s management team has limited experience managing a public company.

●	In the future, if PubCo fails to implement and maintain an effective system of internal controls, PubCo may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of PubCo Ordinary Shares may be materially and adversely affected.

●	If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

●	Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

●	Although as a foreign private issuer, PubCo is exempt from certain corporate governance standards applicable to US domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively affect the price of its securities and your ability to sell them.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

●	PubCo does not expect to declare any dividends in the foreseeable future.

●	If, following the Business Combination, securities or industry analysts cease publishing research or reports about PubCo, its business, or its market, or if they change their recommendations regarding PubCo Ordinary Shares adversely, then the price and trading volume of PubCo Ordinary Shares could decline.

●	PubCo will be deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, PubCo Ordinary Shares may be less attractive to investors.

Risks Related to the Ownership of Ordinary Shares After the Business Combination

Risks and uncertainties relating to our securities include, but are not limited to, the following:

●	There can be no assurance that the PubCo Ordinary Shares that will be issued in connection with the Business Combination will remain listed on the Trading Market after approval of its listing, or that PubCo will be able to comply with the continued listing standards of the Trading Market.

●	A market for PubCo’s securities may not continue, which would adversely affect the liquidity and price of PubCo’s securities.

●	If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of PubCo’s securities may decline.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on PubCo’s business, operating results and stock price.

●	The IRS may not agree that PubCo should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

●

If PubCo or any subsidiary were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of Ordinary Shares could be subject to adverse U.S. federal income tax consequences.

7

Risks Related to the Company’s Digital Asset Treasury Plus Strategy

●	Our DAT+ strategy is in an early stage, and we may be unable to successfully implement it, manage it or realize any anticipated benefits from this strategy.
●	The laws and regulations concerning digital assets are still developing in many jurisdictions. Future regulatory changes could impose new restrictions or obligations on our business, potentially affecting the legality, liquidity, and value of our digital asset holdings.

●

The markets for digital assets are known for extreme price volatility. The value of our assets can fluctuate dramatically over short periods due to market sentiment, trading activity, economic factors, and news events. While our DAT+ strategy aims to generate operational revenue to mitigate this, a significant decline in asset prices could still adversely impact our financial condition.

●

The execution of our DAT+ strategy requires “true web3 operational knowledge and precise selection understanding.” A failure to maintain this high level of expertise could lead to poor operational performance or asset mismanagement. Furthermore, the accounting and tax treatment of digital assets is complex and evolving, which may create uncertainty and risk in our financial reporting.

●

The success of this strategy is highly dependent on our ability to select the right projects and tokens. There is a risk that the projects we select may not perform as expected, or that their underlying products or business models may fail, leading to a loss of our investment and a failure to generate the anticipated revenue streams.

The further development and acceptance of cryptocurrency networks are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of cryptocurrency network s may adversely affect an investment in the Company.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

The lack of full insurance expose the Company and its stockholders to the risk of loss of the Company’s crypto assets for which no person or entity is liable.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

8

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Issuer	Black Titan Corporation

Issuance of Ordinary Shares

Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders	6,157,019 Ordinary Shares issuable upon the conversion of the Initial Note.

Ordinary Shares issued and outstanding before this offering	10,774,621 Ordinary Shares

Ordinary Shares issued and outstanding after this Offering	16,931,640 Ordinary Shares

The Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders	6,157,019 Ordinary Shares upon conversion of the Initial Notes.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of the securities being registered for resale by the Selling Shareholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See the section titled “Plan of Distribution”.

Conversion Terms of the Notes	Up to an aggregate original principal amount of $200,000,000 may be issued and sold pursuant to the Securities Purchase Agreement at the option of Buyer, or if certain conditions are met, of the Company. Buyer has the right to convert all or a portion of the outstanding Notes at an initial conversion price of $1.98 per share, subject to certain adjustment in accordance with the terms of the Notes, at any time prior to the maturity date which is two years from the date of issuance. Shares issuable upon the conversion of up to only the aggregate original principal amount of $1,500,000 of Notes are being offered and sold from time to time by the Selling Shareholders in this prospectus.

Use of Proceeds	We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders.

Market for Ordinary Shares	Our Ordinary Shares are listed on The Nasdaq Capital Market under the trading symbol “BTTC.”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Except where otherwise stated, the number of Ordinary Shares that will be outstanding immediately before this offering excludes 6,250 Ordinary Shares underlying the Option and Ordinary Shares underlying the Series B Preferred Shares that are currently outstanding.

9

RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Company’s Business and Industry

Financial projections with respect to the Company may not prove to be reflective of actual financial results.

The Company does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. These projections and forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them and are highly speculative in nature. These projections and forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. There can be no assurance that PubCo’s financial condition, including its cash flows or results of operations, will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of the PubCo Ordinary Shares or the business, financial condition and results of operations of PubCo following the Closing.

The Company Group depends on licenses, reseller contracts and distribution agreements with third-party software vendors to provide its services. Changes in their terms or a vendor’s ending its relationship with the Company Group could have a material adverse effect on its financial performance and prospects.

The Company Group does not develop its own software, but enters into licenses, reseller contracts or distribution agreements with third-party vendors, which are local or regional subsidiaries or affiliates of Oracle Corporation, Microimage (Private) Limited, Dayforce, Inc., and Humanica Public Company Limited, to resell to customers the software and regarding which the Company Group provides consulting, implementation, training, and maintenance services to its customers. If the Company Group is unable to maintain these licenses, reseller contracts or distribution agreements, or if the Company Group is required to make significant changes in the terms and conditions of these licenses, reseller contracts or distribution agreements, the Company Group may need to seek replacement vendors to address any revisions to any these licenses, reseller contracts or distribution agreements with its current vendors, which could increase its expenses and impair the quality of its services. In addition, the Company Group cannot provide any assurance that its vendors will continue to support their technologies. If any software that the company distributes or services ceases to be available or supported by its vendor, the Company Group may be unable to find suitable alternatives on reasonable terms, or at all. In particular, maintenance, implementation, and licensing of Oracle Corporation’s PeopleSoft HCM and PeopleSoft Financials products accounted for 78.9% and 70.9% of the Company’s Group’s revenues in fiscal years 2024 and 2025, respectively. TalenTec has been a licensee of Oracle Corporation since 1993 and has qualified to renew its rights to distribute the PeopleSoft products, annually; but a loss of Oracle Corporation as a vendor would impair the Company Group’s ability to provide or require the Company to cease a substantial portion of its services.

The Company Group depends on its team of in-house consultants and staff for the provision of HCM solutions.

The Company Group’s in-house consultants and staff are its main assets in its HCM solutions business. The provision of HCM solutions, including consulting and implementation of the respective solutions as well as technical support and maintenance services, requires the expertise of its consultants and staff who are equipped with extensive human resources knowledge, as well as experience in HCM software. As of July 31, 2025, the Company Group has a total of 30 in-house consultants and staff (including 10 certified by Oracle Corp, 4 certified by Dayforce, Inc., 2 certified by Microimage (Private) Ltd and 5 certified by Humanica Public Company Ltd), and the Company Group’s in-house consultants and staff consist of 42 permanent employees while the remaining one is a contract or temporary employee. The Company Group’s consultants are trained and qualified to provide services with multiple products.

10

The Company Group’s ability to attract and retain competent and skilled consultants and staff is crucial for its continued success, future business growth and expansion. Any loss by the Company Group of its consultants and staff, if it is unable to find suitable replacements in a timely manner, may cause disruptions to its project deliverables. Consequently, if the Company Group is unable to adhere to its project delivery schedules, its billing schedule will be delayed, as invoices are issued according to project delivery milestones.

The Company Group faces competition from other HCM solutions providers and vendors. If the Company Group is unable to compete effectively, the Company Group’s business, operating results or financial condition could be adversely affected.

The market for HCM solutions is highly competitive, rapidly evolving and fragmented. HCM solutions end-users may engage HCM solution providers other than the Company Group, including the Company Group’s vendors, directly, for their projects, and, hence, the Company Group faces competition from these solution providers and software vendors. As at the LPD, there are about six solution providers and vendors in Malaysia with operations similar to TalenTec’s, i.e., that are system integrators offering multiple products addressing the same markets as TalenTec; about four such solution providers and vendors in Singapore; about such five solution providers and vendors in Philippines; and about five such solution providers and vendors in Indonesia, all of whom are also selling HCM solutions from Oracle Corp, Dayforce, Inc., Humanica Public Company Limited, or Microimage (Private) Ltd.

The Company Group competes with such solution providers, as well as with the Company’s vendors when customers engage vendors directly, as these vendors directly license products that TalenTec distributes, as well as other brands of their HCM software, and they also provide implementation and consulting services to customers. The Company Group competes with these solution providers and vendors, as well as vendors and distributors of other HCM products, in terms of expertise and resources available, software used, service quality, delivery time and pricing strategies.

The Company Group expects competition to continue to intensify as new technologies and new market entrants emerge and increasingly aggressive pricing strategies persist. Certain competitors have access to larger clients and license, reseller, or distribution agreements with vendors other than the Company Group’s and a more established presence in the markets than the Company Group does. Certain of the Company Group’s competitors have in the past or may in the future:

●	adapt more rapidly to new or emerging technologies and changes in client requirements;

●	develop superior products or services, gain greater market acceptance and expand their product and service offerings more efficiently or rapidly;

●	offer products and services that the Company Group may not offer or bundle products and services in a manner that provides them with a price advantage;

●	offer products that can be integrated with other software or systems, whereas the Company Group’s software solutions may not allow for such integration;

●	establish and maintain partnerships with third parties that enhance and expand their product offerings;

●	take advantage of acquisition and other opportunities for expansion more readily;

●	maintain a lower cost basis;

●	secure contractual terms and implement other client retention strategies that increases the Company Group’s costs to acquire new clients;

●	adopt more aggressive or desirable pricing policies; or

●	devote greater resources to the promotion, marketing and sale of their products and services.

11

In addition, some of the Company Group’s principal competitors offer their products or services at a lower price, which has resulted in pricing pressures. Similarly, some competitors offer different billing terms, which has resulted in pressures on the Company Group’s billing terms. If the Company Group is unable to maintain its pricing levels and its billing terms, the Company Group’s operating results would be negatively impacted. In addition, pricing pressures and increased competition generally could hinder the Company Group’s ability to attract and retain clients and could result in reduced sales, reduced margins, losses or the failure of the Company Group’s solution to maintain widespread market acceptance, any of which could adversely affect its business, operating results or financial condition.

Some of the Company Group’s competitors have far greater resources for marketing, selling, and implementing HCM products than the Company. The competition arising from other solution providers and vendors may result in increased difficulty for the Company Group in winning competitive tenders for future projects, which will have a negative impact on its revenue and subsequently its overall financial performance.

TalenTec had projected working capital deficits for fiscal years 2024 through 2026.

As of July 31, 2025, TalenTec had working capital of $782,509, in part, as a result of an $800,000 equity investment, but TalenTec’s financial projections prepared prior to the investment and provided to the TTNP Board, the TTNP Special Committee, and King Kee, which delivered the Fairness Opinion to the TTNP Board and Special Committee, included working capital deficits of $387,000, $646,000 and $976,000, in fiscal years 2024, 2025, and 2026, respectively. If working capital deficits continue after fiscal 2024, and TalenTec cannot find financing, of which there can be no assurance, the Company may be unable to pay its obligations as they become due, and may fail, resulting in a potential loss of your entire investment.

The Company Group’s business depends substantially on its customers’ continued use of its solutions, their purchases of additional solutions from the Company Group and the Company Group’s ability to add new customers. Any decline in the Company Group’s customers’ continued use of its solutions or purchases of additional solutions could adversely affect its business, operations or financial condition.

In order for the Company Group to maintain or improve its operating results, it is important that the Company Group’s current customers continue to use its solutions and purchase additional solutions from it, and that the Company Group adds additional customers. The Company Group’s customers have no obligation to continue to use its solutions, and may choose not to continue to use its solutions at the same or higher level of service, if at all. There have been instances where clients have opted not to renew their contracts with TalenTec due to internal cost reduction initiatives within their organizations. Additionally, some clients have chosen not to pursue annual software upgrades, as they are satisfied with the functionality of their current version, which consequently leads to the non-renewal of their contracts with the Company.

The Company Group’s customers retention rates may fluctuate as a result of a number of factors, including the level of customers satisfaction with its solutions, pricing, the prices of competing products or services, mergers and acquisitions affecting its customers base, reduced hiring by its customers or reductions in its customers’ spending levels. If the Company Group’s customers do not continue to use its solutions, renew on less favorable terms, fail to purchase additional solutions, or if the Company Group fails to add new customers, its revenue may decline, and the Company Group’s business, operations or financial condition could be adversely affected.

The Company Group’s business, operating results or financial condition could be adversely affected if its clients are not satisfied with its deployment or technical support services, or if its solution fails to perform properly.

The Company Group’s business depends on its ability to satisfy its clients, both with respect to its solutions and the technical support provided to help its clients use the solutions that address the needs of their businesses. The Company Group uses its in-house deployment personnel to implement and configure its solution and provide support to its clients. If a client is not satisfied with the quality of the Company Group’s solution, the solutions delivered or the support provided, the Company Group could incur additional costs to address the situation, the Company Group’s profitability might be negatively affected, and the client’s dissatisfaction with its deployment or support service could harm its ability to sell additional solutions to that client. In addition, the Company Group’s sales process is highly dependent on the reputation of its solutions and technical support and on positive recommendations from its existing clients. Any failure to maintain high-quality technical support, or a market perception that the Company Group do not maintain high-quality technical support, could adversely affect client retention, its reputation, its ability to sell its solutions to existing and prospective clients, and, as a result, adversely affect its business, operating results or financial condition.

12

The Company Group depends on a few customers for a significant part of its revenue.

For fiscal year 2025, three customers accounted for approximately 34% of the Company’s Group’s total revenue. One of the three customers, a leading technology corporation, has renewed its two-year contract for PeopleSoft support, maintenance, and enhancement services, effective January 5, 2024. Fees for the two years will total approximately $500,000.

The agreement with the second customer, a regulatory authority in Malaysia and a customer since 1999, is for services in respect of the PeopleSoft Software and Integrated Resource Information System (IRIS), which is the customized version of PeopleSoft used by this customer. The services consist of application maintenance support, corrective maintenance to address defects in daily system operations, change requests for new functionalities or enhancements, and preventive maintenance to ensure optimal system performance. The term of each agreement is two years, the current term continuing until December 31, 2026. The customer also has the right to terminate the agreement at any time without any reason on at least three months’ notice. Fees for the two years will total approximately $500,000, and the customer has a one-year renewal option with fees of approximately $275,000.

The agreement with the third customer, a well-established local life insurance company, a customer since 2004, is for services in respect of software support services and maintenance. The services consist of software license support and maintenance. The agreement has a one-year term that commenced in May 2024, with fees of approximately $101,000. The Customer has renewed the software support services and maintenance for another three years effective from May 2025 with a total fees of approximately $340,638.

Also, see Note 14 to Consolidated Financial Statements.

The Company Group has taken steps to mitigate the risk of dependency on the abovementioned customers by expanding its clientele and widening the range of its products and services, such as the addition of Sunfish Workplaze HR and Dayforce. However, there can be no assurance that the Company Group will be successful in diversifying its customer base. Any loss of all or a substantial amount of the business with more of the abovementioned customers will have a significant adverse impact on the Company Group’s revenue and profitability.

Because of the high cost of HCM solutions, the Company Group’s target market is limited to large organizations with substantial human resources budgets.

HCM solutions generally are suitable for large organizations (at least approximately 300 employees) for automation of HR processes and management of large volumes of data generated for such a workforce. HCM solutions also allow organizations to enhance its talent management strategies by incorporating modern key performance indicators such as employees’ health, fitness, happiness and levels of engagement, enabling organizations to TalenTec abreast with evolving needs of its workforce and to position themselves as a desired workplace to attract the best talent in the market.

The adoption of HCM solutions requires high cost of investment which comprises cost to purchase user licenses and cost to engage consulting, implementation, and support and maintenance services for the solution. The cost of a HCM solution is based on various factors, including types of software, modules to be implemented, duration of project, number of consultants required and complexity of the solutions based on organizations’ HR policies and workflow processes requirements.

13

The market for the Company Group’s solution among large companies may be limited if these companies demand customized features and functions that the Company Group does not offer.

Prospective customers, especially larger companies, may require customized features and functions unique to their business processes that the Company Group does not offer. In order to ensure the Company Group meets these requirements, the Company Group may devote a significant amount of support and services resources to larger prospective customers, increasing the cost and time required to complete sales with no guarantee that these customers will continue to use its solution. The Company Group may not be successful in implementing any customized features or functions. If prospective customers require customized features or functions that the Company Group does not offer, or that would be difficult for them to deploy themselves, then the market for the Company Group’s solution will be more limited and its business could be adversely affected.

Most of the Company Group clients are concentrated in a relatively small number of industries, making it vulnerable to downturns in those industries.

Most of the Company Group’s customers operate in the technology, property management, property development, management consulting services infrastructure, banking and financial services, retail, manufacturing, public sector, education institution and hospitality services industries. As a result, if any of those industries suffers a downturn, the portion of the Company Group’s business attributable to customers in those industries could be adversely affected.

The project-based and contract-based nature of the Company Group’s business and the timing of delivery may lead to fluctuations in the Company Group’s revenue, profit and operating cash flow.

The Company Group’s revenue is mainly derived from the provision of HCM solutions, followed by the provision of IT staff augmentation, outsourcing and consulting services. Revenue from HCM solution projects and IT staff augmentation, outsourcing and consulting services collectively contributed approximately 90% to the Company Group’s total revenue in fiscal year 2025, and 95% to the Company Group’s total revenue in fiscal year 2024.

The provision of its HCM solutions, particularly the consulting and implementation of solutions, are carried out on a project basis. The Company Group’s revenue from delivery of services is recognized upon issuance of invoices based on project delivery milestones over the tenure of the projects. As such, the timing of project delivery will affect its billing schedule which will in turn affect its revenue recognition, and may cause its profit and operating cash flow to fluctuate.

Further, the Company Group provides IT staff augmentation, outsourcing and consulting services to its customers on a contractual basis, generally ranging between a period of few months to several years. Any renewal of its IT staff augmentation, outsourcing and consulting contracts is subject to its customers’ internal IT projects and/ or operational needs. Hence, the non-recurrent nature of new contracts secured as well as the renewal of existing contracts may cause the revenue, profit and operating cash flow of the Company Group’s IT staff augmentation and consulting business to fluctuate.

The Company Group is exposed to credit risk and default payment by customers.

The Company Group generally grants its customers credit periods between 30 days to 60 days upon issuance of invoices. In the event that payment is not received within the credit period or there is a default in payment by the Company Group’s clients, its operating cash flows or financial results of operations may be adversely affected.

While the Company Group have not impaired for any credit loss in fiscal years 2025 or 2024 and up to the LPD, there can be no assurance that the Company Group’s customers will be able to fulfil their payment obligations and that the Company Group will not encounter any collection problems in the future. Any default or delay in the collection of payment may lead to impairment losses on trade receivables or bad debts which may have material adverse impact on its financial performance.

14

Borrowing Risks and Restrictive Covenants.

As at the fiscal year ended July 31, 2025 the Company has approximately $19,538 in outstanding borrowings under term loan and overdraft and trade credit facilities, all of which are interest bearing and payable on demand. As such, any additional borrowings and/or increase in interest rates may result in an increase in interest expense and affect the profitability of the Company. There can be no assurance that the interest rates will be maintained in the future and/or that any increase in its borrowings will not have a material effect on the performance of the Company.

The Company’s credit facilities may also be subject to periodic review by the lending bank and contain certain covenants which may limit its operating and financial flexibility, including distributions of dividends, which may be made only with the lender’s consent, not to be unreasonably withheld. Any act or omission by the Company that breaches such covenants, adverse changes in the Company’s business or financial condition, or other events of default may give rise to rights by the bank to terminate the relevant credit facilities and/or enforce any security granted in relation to those credit facilities. A number of these provisions apply also to the Company’s guarantors, who are TalenTec shareholders. Such provisions are commonly contained in facility agreements in Malaysia. There can be no assurance that the Company’s performance will not be adversely affected should an event of default occur under any of the facilities.

There currently is no event of default under any of the credit facilities, and the Company will at all times take all reasonable effort to prevent an event of default.

The Company Group is exposed to foreign exchange transaction risks which may impact the profitability of the Company Group.

The Company Group has clients in Malaysia, Singapore, Indonesia, Hong Kong, Taiwan, and Australia. The breakdown of the Company Group’s revenue by currencies for fiscal years 2024 and 2025, are as follows:

	For the years ended July 31,
	2024		2025
Revenue generated in MYR	9,666,250	96.8%	11,429,003	97.7%
Revenue generated in SGD	91,828	3.2%	82,472	2.3%

For the years ended July 31, 2024 and 2025, the Company Group’s purchases, comprising HCM software licenses from software vendors, are mainly denominated in MYR. Nevertheless, the Company Group’s purchases may vary from year to year, which will be subject to the countries where the Company Group secure its sales. The breakdown of the Company Group’s purchases by currencies in the financial years under review are as follows:

	For the years ended July 31,
	2024		2025
Purchases made in MYR	6,757,725	100%	7,842,301	100%
Purchases made in SGD	-	-	-	-

The Company Group does not hedge its exposure to fluctuations in foreign currency exchange rates. As such, the Company Group is subject to foreign exchange fluctuation risk for its revenue and purchases denominated in foreign currencies which the Company Group transacts.

A depreciation of the MYR or SGD against the currencies in which the Company Group transacts business will lead to higher revenue in MYR or SGD after conversion, whereas it will also lead to higher cost of purchases in MYR after conversion. Conversely, appreciation of the MYR or SGD against the currencies in which the Company Group transacts business will lead to lower revenue and lower cost of purchases in MYR and SGD after conversion. Overall, the Company Group’s foreign currency translation adjustment for the years ended July 31, 2024 and 2025 are as follows:

(in USD)	For the years ended July 31,
	2024	2025
Foreign currency translation adjustment	$(30,932)	$64,567

15

The Company Group’s HCM solution project deliverables are exposed to unexpected delays or interruptions caused by operational factors, accidents and natural disasters beyond its control.

The Company Group’s HCM projects are subject to unexpected delays or interruptions caused by factors beyond its control. For example, its customers may delay the completion of projects due to unforeseen circumstances, such as unavailability of a customer’s person-in-charge at a customer site to enable project implementation or failures or unscheduled system maintenance of a customer’s IT system.

Delays caused by the Company Group’s customers may adversely affect the project schedule and, consequently, timing of the Company Group’s revenue recognition and collection of payment, thus impairing financial performance. Hence, the Company Group depends on the availability and cooperation of its customers to minimize delays in project implementation.

Other unexpected events, such as accidents or natural disasters, may impede project implementation by temporarily preventing Company Group employees from reaching customer sites or accessing its systems. As the Company Group depends on its personnel, who cannot be replaced with machines, to deliver services and project deliverables, any significant interruptions of its employees’ abilities to deliver services may adversely affect the project schedule and likewise its timing for revenue recognition and collection of payment from its customers.

Company Group customers may claim liquidated damages for its delays in providing or failure to provide services in accordance with customer agreements. Significant claims for liquidated damages could impair the Company Group’s financial performance.

Further, for current on-going projects as at the LPD, Company Group customers are allowed to claim liquidated damages of up to 15% of the total project cost for project delays or failures caused by the Company Group. In the event of significant liquidated damages claims, project cost to the Company Group will increase and may adversely affect its financial performance. Since the commencement of the Company Group’s business, it has not received any claims for liquidated damages arising from delays in meeting project milestones.

In addition, the Company Group’s current customers for on-going technical support and maintenance services are allowed to claim liquidated damages of up to 5% of fees, for Company Group delays in providing or failures to provide such services. Significant claims for liquidated damages will increase the Company Group’s operating costs, which may adversely affect its financial performance. Since the commencement of the Company Group’s business, it has not received any claims for liquidated damages arising from issues related to technical support and maintenance services.

The Company Group’s success depends on growth in market acceptance of the digitalization of human resources processes and related services that it provides.

The Company Group’s success depends on the willingness of employers to digitalize their human resources processes through the implementation of the Company Group’s HCM solutions. Many companies have invested substantial personnel, infrastructure and financial resources in their own internal HR organizations and therefore may be reluctant to switch to the Company Group’s solution. Companies may not engage the Company Group for other reasons, including a belief that they manage their HR activities more effectively using their internal administrative organizations, perceptions about the expenses associated with the Company Group’s services, perceptions about whether the Company Group’s services comply with laws and regulations applicable to them or their businesses, or other considerations that may not always be evident. Additional concerns or considerations may also emerge in the future. The Company Group must address its potential customers’ concerns and explain the benefits of its approach to management of their HR activities, particularly in parts of Southeast Asia where the Company Group and its solution are less well-known. If the Company Group is not successful in addressing potential customers’ concerns and persuading them that its solution can more satisfactorily fulfill their HR needs and streamline their human resources processes, then the market for its solution may not develop as the Company Group anticipates, and its business may not grow.

16

If the Company Group is unable to rapidly grow its sales force, it will not be able to grow its business at the rate that it anticipates, which could harm its business, operations and financial condition.

In order to raise awareness of the benefits of the Company Group’s services and identify and acquire new customers, the Company Group must rapidly grow its direct sales force, which consists of regional sales representatives who focus on serving customers in specific industry vertical markets. Competition for skilled sales personnel is intense, and the Company Group cannot provide assurance that it will be successful in attracting, training and retaining qualified sales personnel, or that its newly hired sales personnel will function effectively, either individually or as a group. In addition, the Company Group’s newly hired sales personnel are typically not productive for up to a year following their hiring. This results in increased near-term costs to the Company Group relative to the sales contributions of these newly hired sales personnel. If the Company Group is unable to rapidly grow and effectively train its sales force, its revenues likely will not increase at the rate that the Company Group anticipates, which could harm its business, operations and financial condition.

The Company Group’s failure to maintain or enhance its reputation or brand recognition could harm its business.

The Company Group believes that maintaining and enhancing its reputation and the Company Group’s brand identity is critical to maintaining the Company Group’s relationships with its customers and vendors and its ability to attract new customers and vendors. The Company Group also believe that its reputation and brand identity will become more important as competition in its industry continues to develop. The Company Group’s ability to maintain and enhance its reputation and brand identity will be affected by a number of factors, some of which are beyond its control, including:

●	the effectiveness of its marketing efforts;

●	its ability to attract and retain new sales personnel to expand its direct sales force;

●	its ability to retain its existing customers and attract new customers;

●	the quality and perceived value of its services;

●	its ability to successfully differentiate its services from those of its competitors;

●	actions of its competitors and other third parties;

●	positive or negative publicity about the Company Group or its industry in general;

●	interruptions, delays or attacks on its website; and

●	litigation or regulatory developments.

Any brand promotion activities in which the Company Group engages may not be successful or yield increased revenues. Furthermore, negative publicity, whether or not justified, relating to events or activities attributed to the Company Group, its employees and consultants, its vendors, other companies in its industry or others associated with any of these parties, may tarnish its reputation and reduce the value of its brand. Damage to the Company Group’s reputation and loss of brand equity may reduce demand for its services and harm its business, results of operations and financial condition. Moreover, any attempts to rebuild the Company Group’s reputation and restore the value of the Company Group’s brand may be costly and time-consuming, and any such efforts may not ultimately be successful.

17

The Company Group may not be able to successfully implement its business strategies.

The Company Group plans to grow its HCM solutions business and HCM technology applications business by further expanding its presence regionally to Indonesia and Philippines, enhancing its existing offerings and increasing its sales. These plans depend, among other things, on successful conclusion of discussions with a major vendor and successful completion of development of an HCM solution, in which TalenTec is participating. See, “Information Related to TalenTec-Business-Growth Strategies” and “Risk Factors--Because the Company Group’s long-term success depends, in part, on its ability to expand the sales of its solution to customers located outside of Malaysia,” its business will be subject to risks associated with international operations. As companies increasingly turn to cloud-based solutions, TalenTec must expand its revenue from these sources, as revenue from on-site systems remains static. To successfully implement these business strategies, the Company Group needs to attract suitable talent regionally and increase its sales and marketing activities. See, “Information Related to the Company-Business--Growth Strategies” and “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for further details of its business strategies.

The execution of its business strategies is subject to additional expenditures including staff costs, office rental, sales and marketing expenses and other working capital requirements. Such additional expenditures will increase the Company Group’s operational cost including its overhead costs, and may adversely affect its profit margin if it is unable to gain sufficient revenue by securing more sales or projects following the implementation of its business strategies. Furthermore, the implementation of its business strategies may be influenced by factors beyond its control, such as changes in general market conditions, economic climate and political environment in Malaysia as well as regionally in Southeast Asia, which may affect the commercial viability of its business strategies. The implementation of its business strategies could also be adversely affected by a variety of other factors such as new and unforeseen technologies used or introduced by its competitors or attractive pricing offered by its competitors, which may affect the attractiveness of its offerings.

Hence, there can be no assurance that the effort and expenditures spent on the implementation of the Company Group’s business strategies will yield expected results in growing its business in terms of financial performance and market presence. The Company Group is not able to guarantee that it will be successful in executing its business strategies, nor can it assure that it will be able to anticipate all the business, operational and industry risks arising from its business strategies. Such failure may lead to adverse effect on the Company Group’s business operations and financial performance.

Most of the Company Group’s customer contracts are short-term, requiring the Company, continuously, to secure new contracts to maintain its business.

Because organizations in Malaysia do not customarily budget HCM solutions on long-term basis, the Company Group does not have long-term contracts with its customers, other than maintenance services contracts, which typically range between one to three years, and HCM solution subscription agreements, renew automatically annually. Consequently, the Company Group must be able, continuously, to secure new contracts and renewals of maintenance services contracts and HCM solution subscription agreements. Failure to do so may have a material adverse impact on the Company Group’s financial performance and prospects.

The Company Group is exposed to risks relating to the economic, political, legal and regulatory environments in the countries in which it operates.

The Company Group has offices in Malaysia and Singapore and customers in Malaysia, Singapore, Indonesia, Hong Kong, Taiwan, and Australia. The Company Group plans to expand its presence in Indonesia and into the Philippines. See, Information Related to the Company-Business--Growth Strategies. The Company Group’s business, prospects, financial condition and results of operations may be affected by any adverse developments, changes and/or uncertainties in the economic, political, legal and regulatory environments that are beyond its control in the countries in which it operates and transacts business. These risks include unfavorable changes in political conditions, economic conditions, interest rates, government policies and regulations, import and export restrictions, duties and tariffs, civil unrests, methods of taxation, inflation and foreign exchange controls.

Any changes in government policies that could disrupt customer or potential customer business operations may cause a decline in human resources budgets and demand for the Company Group’s products and services. Such events may have a material adverse effect on its business and financial performance. There can be no assurance that any adverse economic, political, legal and/or regulatory developments will not lead to a material adverse effect on the business performance of the Company Group.

18

Because the Company Group’s long-term success depends, in part, on its ability to expand the sales of its solution to customers located outside of Malaysia, its business will be subject to risks associated with international operations.

An element of the Company Group’s growth strategy is to expand its operations and customer base to the Philippines, in addition to Indonesia. See, Information Related to the Company-Business-Growth Strategies. To date, the Company Group has not engaged in any operations in the Philippines. Expansion into Philippines or other international markets, it will require significant resources and management attention and will subject it to regulatory, economic and political risks that are different from those in Malaysia. Because of the Company Group’s lack of experience with operations in the Philippines, the Company Group cannot assure that its expansion efforts will be successful.

To date, the Company Group has established operations outside Malaysia by collaborating with strategic partners who, it believes, have the necessary business experience and the understanding of culture in those countries to conduct business there. The Company Group’s strategic partners are companies appointed on a project basis to follow up on sales leads with potential customers, and local consultants who are able to provide their expertise in implementing projects. Unless it can find suitable collaboration partners for the Philippines, the Company Group’s plan to expand there may be unsuccessful.

The Company Group insurance coverage may not be adequate to cover all losses or liabilities that may arise in the course of its business operations.

The Company Group maintains insurance at levels that are customary in its industry to protect against various losses and liabilities. As at the LPD, the insurance carried by the Company Group are as follows:

(i) Burglary, consequential loss, employer’s liability, fire risk, machine and equipment, public liability insurance policy for the headquarters in Malaysia;

(ii) Group term life and group health plan insurance policy for employees in Malaysia; and

(iii) Group personal accident for two senior management, five administration and marketing employees, 29 technical employees and two individuals namely, Ho Say San and Choo Yeow, being the current directors of the Company Group in Malaysia.

However, in the event of claims, the Company Group’s insurance may not be adequate to cover all losses or liabilities that might be incurred in its operations as a result of any unforeseen circumstances. Moreover, the Company Group will be subject to the risk that, in the future, it may not be able to maintain or obtain insurance of the type and amount desired at reasonable rates. If the Company Group were to incur a significant liability for which it was not fully insured, it could have a material adverse effect on its business operations and financial performance.

Changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself may diminish the demand for the Company Group’s solutions, and could have a negative impact on its business.

The future success of the Company Group’s business depends upon the continued use of the Internet as a primary medium for commerce, communication and business. Federal, state and foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the Internet as a commercial medium. Changes in these laws or regulations could require the Company Group or the Company Group’s software vendors to modify its respective solutions in order to comply with these changes. In addition, government agencies or private organizations may impose taxes, fees or other charges for accessing the Internet or commerce conducted via the Internet. These laws or charges could limit the growth of Internet-related commerce or communications generally, or result in reductions in the demand for Internet-based solutions such as the Company Group’s solutions.

In addition, the use of the Internet as a means of conducting business could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease of use, accessibility, and quality of service. The performance of the Internet has been adversely affected by “viruses,” “worms” and similar malicious programs and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the Internet is adversely affected by these issues, demand for the Company Group’s solutions could suffer.

19

Volatility in the financial and economic environment could harm the Company Group’s business.

Demand for the Company Group’s services is sensitive to changes in the level of overall economic activity in the markets in which it operates. Current or potential customers may also react to weak economic conditions or forecasted weak economic conditions by reducing their employee headcount or by lowering their wage, bonus or benefits levels, any of which would affect the Company Group’s revenues, and may affect its margins, because the Company Group may be unable to reduce its selling, administrative or other expenses sufficient to offset the drop in revenues. It is difficult for the Company Group to forecast future demand for its services due to the inherent difficulty in forecasting the direction and strength of economic cycles. These conditions may affect the willingness of the Company Group’s customers and potential customers to pay outside vendors for services like the Company Group’s services, and may impact their ability to pay their obligations to the Company Group on time, or at all. In addition, if businesses have difficulty obtaining credit, business growth and new business formation may be impaired, which could also harm the Company Group’s business. Even modest downturns in economic activity or the availability of credit on a regional or national level could harm the Company Group’s business.

The Company Group’s financial results may fluctuate due to many factors, some of which may be beyond its control.

The Company Group’s results of operations, including the levels of its revenues, costs of revenues, administrative expenses, operating income, cash flow and deferred revenue, may vary significantly in the future and the results of any one period should not be relied upon as an indication of future performance. The Company Group’s financial results may fluctuate as a result of a variety of factors, many of which are outside of its control, and as a result, may not fully reflect the underlying performance of its business. Factors that may cause the Company Group’s financial results to fluctuate from period to period include, without limitation:

●	its ability to attract new customers or sell additional solutions to its existing customers;

●	the number of new customers and their employees, as compared to the number of existing customers and their employees in a particular period;

●	the mix of customers between small, mid-sized and large organizations;

●	the extent to which the Company Group retains existing customers and the expansion or contraction of its relationship with them;

●	the mix of solutions sold during a period;

●	changes in the Company Group’s pricing policies or those of its competitors;

●	seasonal factors affecting payroll processing, demand for the Company Group’s solutions or potential customers’ purchasing decisions;

●	the amount and timing of operating expenses, including those related to the maintenance and expansion of the Company Group’s business, operations and infrastructure;

●	the timing and success of new solutions introduced by the Company Group and the timing of expenses related to the development of new solutions and technologies;

●	the timing and success of current and new competitive products and services by the Company Group’s competitors;

●	economic conditions affecting the Company Group’s customers, including their ability to outsource HCM solutions and hire employees;

●	other changes in the competitive dynamics of the Company Group’s industry, including consolidation among competitors or customers;

●	the Company Group’s ability to manage its existing business and future growth;

●	network outages or security breaches; and

●	general economic, industry and market conditions.

20

Risks Related to the Company’s International Operations, Legal and Regulatory Matters

The Company Group’s business is subject to numerous legal and regulatory risks that could have an adverse impact on its business and prospects.

The Company currently operates in Malaysia and Singapore and is subject to various regulations in each of the jurisdictions in which it operates.

Focus areas of regulatory risk that the Company is exposed to include, among others: (i) evolution of privacy law, (ii) various forms of data regulation such as data localization, data portability, cybersecurity and advertising or marketing, (iii) antitrust competition regulations, (iv) foreign ownership restrictions, (v) evolution of tax law applicable to the Company Group’s business and (vi) regulations regarding the provision of online services, including with respect to the internet, mobile devices, and e-commerce. Conflicting regulations from different regulators within or between jurisdictions in which the Company Group operates could impair its profitability.

The Company Group’s actual or perceived failure to comply with applicable regulations could expose the Company Group to regulatory actions, including, but not limited to, potential fines, orders to temporarily or permanently cease all or some of its business activities. Any such actions could materially and adversely affect its business, financial condition, results of operations and prospects.

The Company Group’s international operations are, and its strategy to expand internationally will be, subject to increased challenges and risks.

Continuing to expand the Company Group’s business to attract customers outside of Malaysia is an important element of its business strategy. An important part of targeting international markets is developing offerings that are localized and customized for the customers in those markets. The Company Group’s ability to expand its business and to attract customers and talented employees in other international markets it may enter will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, economics, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures.

21

Expanding the Company Group’s international focus may subject it to risks that the Company Group have not faced before or increase risks that it currently face, including risks associated with:

●	inability to offer certain HCM solutions in certain foreign countries;

●	recruiting and retaining talented and capable management and employees in foreign countries;

●	challenges caused by distance, language, and cultural differences;

●	customizing HCM solutions and other services that appeal to the operations of customers in international markets;

●	competition from local HCM solution providers with significant market share in those markets and better understandings of operations of local companies;

●	negotiating agreements with local companies that are sufficiently economically beneficial to the Company Group and protective of its rights;

●	compliance with applicable foreign laws and regulations, including laws relating to personal data protection;

●	compliance with anti-bribery laws, including the Malaysian Anti-Corruption Commission Act 2009;

●	credit risk and higher levels of payment fraud;

●	currency exchange rate fluctuations;

●	protectionist laws and business practices that favor local businesses in some countries;

●	double taxation of the Company Group’s international earnings and potentially adverse tax consequences due to changes in the tax laws of Malaysia or the foreign jurisdictions in which it operates;

●	political, economic, and social instability;

●	public health crises, such as the COVID-19 pandemic and other future health epidemics or contagious disease outbreaks, which can result in varying impacts to the Company Group’s employees, customers, vendors, and commercial partners internationally;

●	higher costs associated with doing business internationally;

●	export or import regulations; and

●	trade and tariff restrictions.

If the Company Group is unable to manage the complexity of its planned global operations successfully, the Company Group’s business, financial condition, and operating results could be adversely affected. Additionally, the Company Group’s ability to successfully gain market acceptance in any particular market is uncertain, and the distraction of its senior management team could harm its business, financial condition, or results of operations.

22

The Company Group’s revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in Asia as well as globally.

The Company Group may be adversely affected by social, political, regulatory and economic developments in countries in which it operates. The Company Group derives a significant portion of its revenue from its operations in Asia and are exposed to political and economic uncertainties, including, but not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, the Company Group’s revenue and net income could be impacted to a significant extent by economic conditions in Asia and globally.

Substantially all of the Company Group’s assets and operations are located in Malaysia. Approximately 98.6% and 97.7% of its total revenue for the fiscal years ended July 31, 2024 and 2025, respectively, was derived from its operations in Malaysia. The Company Group’s business, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Malaysia. The economies in certain Southeast Asian countries differ from most developed markets in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, government policy on public order and allocation of resources. In some of the Southeast Asia markets, governments continue to play a significant role in regulating industry development by imposing industrial policies. Moreover, some local governments also exercise significant control over the economic growth and public order in their respective jurisdictions through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, and providing preferential treatment to particular industries or companies.

While the Southeast Asia economy, as a whole, has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in Southeast Asia or in other markets in neighboring regions (such as China and Japan), or in the policies of the governments or of the laws and regulations in each respective market could have a material adverse effect on the overall economic growth of Southeast Asia. Such developments could adversely affect the Company Group’s business and operating results, lead to reduction in demand for its HCM solutions and adversely affect its competitive position. Many of the governments in Southeast Asia have implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall economy, but may have a negative effect on the Company Group. For example, the Company Group’s financial condition and results of operations may be adversely affected by government control over foreign capital investments or changes in tax regulations. Some Southeast Asia markets have historically experienced low growth in their GDP, significant inflation and/or shortages of foreign exchange. The Company Group is exposed to the risk of rental and other cost increases due to potential inflation in the markets in which it operates. In the past, some of the governments in Southeast Asia have implemented certain measures, including interest rate adjustments, currency trading band adjustments and exchange rate controls, to control the pace of economic growth. These measures may cause decreased economic activity in Southeast Asia, which may adversely affect its business, financial condition, results of operations and prospects.

In addition, some Southeast Asia markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase the Company Group’s costs, increase its exposure to legal and business risks, disrupt the Company Group’s operations or affect its ability to expand its customer base.

Uncertainties with respect to the legal system in certain markets in Malaysia could adversely affect the Company Group’s business.

The interpretation and enforcement of laws and regulations involve uncertainties and inconsistencies.

23

Since local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection the Company Group may enjoy in many of the localities that the Company Group provides services in. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect the Company Group’s judgment on the relevance of legal requirements and its ability to enforce its contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from the Company Group.

It is possible that a number of laws and regulations may be adopted or construed to apply to the Company Group in Southeast Asia and elsewhere that could restrict its business segments. Scrutiny and regulation of the business segments in which the Company Group operates may further increase, and the Company Group may be required to devote additional legal and other resources to address these regulations. Changes in current laws or regulations or the imposition of new laws and regulations in Southeast Asia or elsewhere regarding the Company Group’s business segments may slow the growth of its business segments and adversely affect its business, financial condition, results of operations and prospects.

The Company Group could face uncertain tax liabilities in various jurisdictions where it operates, and suffer adverse financial consequences as a result.

The Company Group management believes it is in compliance with all applicable tax laws in the various jurisdictions where the Company Group is subject to tax, but its tax liabilities could be uncertain, and the Company Group could suffer adverse tax and other financial consequences if tax authorities do not agree with its interpretation of the applicable tax laws.

Although PubCo is incorporated in the Cayman Islands, the Company Group collectively operates in tax jurisdictions of Malaysia and Singapore and pays income taxes according to the tax laws of these jurisdictions. Various factors, some of which are beyond the Company Group’s control, determine the effective tax rate and/or the amount the Company Group is required to pay, including changes in or interpretations of tax laws in any given jurisdiction and changes in geographical allocation of income. The Company Group’s accrue income tax liabilities and tax contingencies based upon its best estimate of the taxes ultimately expected to be paid after considering its knowledge of all relevant facts and circumstances, existing tax laws, its experience with previous audits and settlements, the status of current tax examinations and how the tax authorities view certain issues. Such amounts are included in income taxes payable or deferred income tax liabilities, as appropriate, and are updated over time as more information becomes available.

The Company Group’s management believes that it is filing tax returns and paying taxes in each jurisdiction where the Company Group is required to do so under the laws of such jurisdiction. However, it is possible that the relevant tax authorities in the jurisdictions where the Company Group do not file returns may assert that the Company Group is required to file tax returns and pay taxes in such jurisdictions. There can be no assurance that the subsidiaries will not be taxed in multiple jurisdictions in the future, and any such taxation in multiple jurisdictions could adversely affect its business, financial condition and results of operations.

In addition, the Company Group may, from time to time, be subject to inquiries or audits from tax authorities of the relevant jurisdictions on various tax matters, including challenges to positions asserted on income and withholding tax returns. the Company Group cannot be certain that the tax authorities will agree with its interpretations of the applicable tax laws, or that the tax authorities will resolve any inquiries in its favor. To the extent the relevant tax authorities do not agree with its interpretation, the Company Group may seek to enter into settlements with the tax authorities which may require significant payments and may adversely affect its results of operations or financial condition. The Company Group may also appeal against the tax authorities’ determinations to the appropriate governmental authorities, but the Company Group cannot be sure that it will prevail. If the Company Group’s appeal does not prevail, it may have to make significant payments or otherwise record charges (or reduce tax assets) that could adversely affect its results of operations, financial condition and cash flows. Similarly, any adverse or unfavorable determinations by tax authorities on pending inquiries could lead to increased taxation on the Company Group, that may adversely affect its business, financial condition and results of operations and may also impact its reputation, including but not limited to tax and other regulatory authorities in Southeast Asia.

24

Risks Related to the Company’s Data Privacy, Cybersecurity and Intellectual Property

The Company Group’s third party HCM solutions, Oracle PeopleSoft HCM, Oracle PeopleSoft Financials, DayForce HCM, SunFish WorkPlaze HR, and MiHCM Cloud, are exposed to the risk of security breaches.

Under the Personal Data Protection Act 2010 of Malaysia (“Malaysia PDPA”) which regulates the processing of personal data in commercial transaction and the prevention of any unlawful and malicious use of any such personal data collected, any service provider that collects customer information through commercial transactions has the responsibility to adopt and implement a policy that protects the privacy of identifiable information.

“Processing” in relation to personal data, means collecting, recording, holding or storing the personal data or carrying out any operation or set of operations on the personal data, including-

(a)	the organization, adaptation or alteration of personal data;

(b)	the retrieval, consultation or use of personal data;

(c)	the disclosure of personal data by transmission, transfer, dissemination or otherwise making available; or

(d)	the alignment, combination, correction, erasure or destruction of personal data;

“Personal data” means any information in respect of commercial transactions, which-

(a)	is being processed wholly or partly by means of equipment operating automatically in response to instructions given for that purpose;

(b)	is recorded with the intention that it should wholly or partly be processed by means of such equipment; or

(c)	is recorded as part of a relevant filing system or with the intention that it should form part of a relevant filing system,

that relates directly or indirectly to a data subject, who is identified or identifiable from that information or from that and other information in the possession of a data user, including any sensitive personal data and expression of opinion about the data subject; but does not include any information that is processed for the purpose of a credit reporting business carried on by a credit reporting agency under the Credit Reporting Agencies Act 2010 of Malaysia.

“Commercial transactions” is defined under the Malaysia PDPA as any transaction of a commercial nature, whether contractual or not, which relates to the supply or exchange of goods or services, agency, investments, financing, banking and insurance, but it does not include a credit reporting business carried out by a credit reporting agency under the Credit Reporting Agencies Act 2010 of Malaysia.

The Personal Data Protection Act (No. 26 of 2012) of Singapore (“Singapore PDPA”) governs the collection, use and disclosure of individuals’ personal data by organizations. The Singapore PDPA defines “personal data” as data, whether true or not, about an individual who can be identified -

(a)	from that data; or

(b)	from that data and other information to which the organization has or is likely to have access.

25

An organization is required to comply with the following obligations prescribed by the Singapore PDPA:

(a)	obtain the consent of the individual before collecting, using, or disclosing his personal data, for purposes that a reasonable person would consider appropriate in the circumstances;

(b)	notify the individual of the purpose of collecting his personal data;

(c)	only use personal data for purposes consented by the individual;

(d)	put in place mechanisms for individuals to withdraw their consent;

(e)	take reasonable efforts to ensure that personal data collected is accurate and complete if the personal data is likely to be used to make a decision that affects the individual, or is likely to be disclosed to another organization;

(f)	when requested, correct any error or omission in an individual’s personal data;

(g)	upon an individual’s request, provide an individual with his personal data in the organization’s possession and control, as well as information about the ways in which the personal data has been used or disclosed in the past year;

(h)	protect personal data by making reasonable security arrangements to prevent unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks;

(i)	cease to retain personal data as long as it is reasonable to assume that:

(i)	the purpose for which it was collected is no longer being served by retaining it; and

(ii)	the retention is no longer necessary for business or legal purpose;

(j)	not to transfer any personal data out of Singapore except in accordance with the requirements set out in the Singapore PDPA; and

(k)	implement the necessary policies and practices in order to meet its obligations under the Singapore PDPA and make information about its policies and practices available on request.

As a reseller of HCM solutions of Oracle PeopleSoft HCM, Oracle PeopleSoft Financials, Dayforce HCM, Sunfish, WorkPlaze HR, and MiHCM Cloud, the Company Group does not collect or process any personal data of any of its corporate customers. All personal data are collected and processed by its corporate customers through the use of the HCM solutions provided by Oracle, Dayforce, Humanica, and Microimage, respectively. Other than in limited circumstances, the employee of the Company Group would access the data of the customer in order to provide fast turnaround resolution in a very controlled environment with the supervision of the customer, the Company Group does not deal with nor own any information of its customers’ personal data stored in such HCM solutions or the database of Oracle, Dayforce, Humanica, or Microimage. Accordingly, the Malaysia PDPA and Singapore PDPA has limited application to the Company Group, only with regards to any personal data that the Company Group’s customers may provide to the Company Group for user acceptance tests. However, in the event where there are security breaches on the HCM solutions of the Company Group’s customers or the database of Oracle, Dayforce, Humanica, or Microimage, which lead to leakage of personal data of the employees or customers of the Company Group’s customers to unauthorized parties, the Company Group’s reputation may be indirectly and adversely affected. In any event, the Company Group have established policies and procedures to help protect the security and privacy of any personal data given to the Company Group, including employees’ data secrecy compliance, but it is possible that its security controls over the personal data may not prevent the improper access to or disclosure of this data such as unauthorized access to restricted personal data by its employees.

While the Company Group have taken the necessary measures to minimize the risk of potential security breaches, there can be no assurance that there will not be cases of security breaches in the future which could lead to adverse impact to the Company Group as described above.

26

Because the techniques used to obtain unauthorized access to, or sabotage IT systems, change frequently, grow more complex over time, and often are not recognized until launched against a target, the Company Group may be unable to anticipate or implement adequate measures to prevent such techniques. The Company Group internal IT systems continue to evolve, and the Company Groups is often the early adopters of new technologies. However, the Company Group’s business policies and internal security controls may not keep pace with these changes as new threats emerge. Furthermore, because the Company Group rely on third party service providers to store client data and emails, in the event of a security breach, the Company Group may not discover any security breach and loss of information for a significant period of time after the security breach.

There may also be attacks targeting any vulnerabilities in the Company Group’s applications, internally built infrastructure, enhancements, and updates to its existing offerings, or in the many different underlying networks and services that power the internet that the Company Group’s products depend on, most of which are not under its control or the control of its vendors, partners, or customers. Systems and processes designed to protect its applications, systems, software, and data, as well as customer data and other user data, and to prevent data loss and detect security breaches, may not be effective against all cybersecurity threats or perceived threats. However, the Company Group have not been subject to such incidents, including through third-party service providers. In addition, the Company Group’s software development practices adhere to market practices on security compliance, but there is risk that such market practices have not and may not identify all potential privacy or security issues, and inadvertent disclosures of data have occurred and may occur.

Additionally, remote work and resource access, including the Company Group’s hybrid work model, has and may continue to result in an increased risk of cybersecurity-related events such as phishing attacks, exploitation of any cybersecurity flaws that may exist, an increase in the number cybersecurity threats or attacks, and other security challenges as a result of the Company Group’s employees continuing to work remotely from non-corporate managed networks.

Furthermore, the Company Group have acquired or partnered with a number of companies, products, services, and technologies over the years, and incorporated third-party products, services, and technologies into its solutions. Addressing security issues associated with acquisitions, partnerships, incorporated technologies, and its supply chain requires significant resources, and the Company Group have inherited and may in the future inherit additional risks upon integration with or use by its HCM solutions. In addition, if a high-profile security breach occurs with respect to an industry peer, its customers and potential customers may generally lose trust in the security of financial management, spend management, human capital management, planning, or analytics applications, or in cloud applications for enterprises in general. Any or all of these issues could negatively affect the Company Group’s ability to attract new customers, cause existing customers to elect to terminate or not renew their subscriptions, result in reputational damage, cause the Company Group to pay remediation and indemnity costs and/or issue service credits or refunds to customers for prepaid and unused subscription services, or result in lawsuits, regulatory fines, or other action or liabilities, any of which could adversely affect the Company Group’s business and operating results.

The Company Group relies on sophisticated information systems and technology, including those provided by third parties, for the secure collection, processing, transmission, storage of confidential, proprietary, and personal information, and to support its business operations and the availability of its applications. In the past several years, supply chain attacks have increased in frequency and severity. As the Company Group are both a provider and consumer of information systems and technology, the Company Group is at higher risk of being impacted either directly or indirectly by these attacks. The control systems, cybersecurity program, infrastructure, physical facilities of, and personnel associated with third parties that it relies on are beyond its control. The audits the Company Group periodically conduct on some of its third-party vendors do not guarantee the security of and may be unable to prevent security events impacting the information technology systems of third parties that are part of its supply chain or that provide valuable services to the Company Group, which have resulted and could result in the unauthorized access to data of its employees, its customers, its third-party vendors, or other end users; acquisition, destruction, alteration, use, tampering, release, unavailability, theft or loss of confidential, proprietary, or personal data of its employees, its customers, its third party vendors, or other end users; or the disruption of its operations and its ability to conduct its business or the availability of its applications; or could otherwise adversely affect its business, financial condition, operating results, or reputation.

27

Privacy concerns, evolving regulation of cloud computing, cross-border data transfer, and other domestic or foreign laws and regulations may reduce the adoption of the Company Group’s solutions, resulting in significant costs and compliance challenges, and adversely affect its business and operating results.

Legal requirements related to collecting, storing, handling, and transferring personal data are rapidly evolving at both the national and international level in ways that require the Company Group’s business to adapt to support customer compliance. As the regulatory focus on privacy intensifies worldwide, and jurisdictions increasingly consider and adopt privacy laws, the potential risks related to managing personal data by the Company Group’s business may grow. In addition, possible adverse interpretations of existing privacy-related laws and regulations by governments in countries where the Company Group’s customers operate, as well as the potential implementation of new legislation, could impose significant obligations in areas affecting the Company Group’s business or prevent the Company Group from offering certain services in jurisdictions where the Company Group operates.

One of the Company Group’s solutions utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect the Company Group’s business.

One of the Company Group’s solutions, Sunfish Workplaze HR, uses software covered by open source licenses, such as Linux, Lucee, MariaDB, Flutter, React and Ant Design. The terms of various open source licenses have not been interpreted by Malaysia courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on the Company Group’s ability to market its applications. The Company Group attempt to avoid adverse licensing conditions in its use of open source software in its products and services. By the terms of certain open source licenses, the Company Group could be required to release the source code of its proprietary software, and to make its proprietary software available under open source licenses, if the Company Group combine its proprietary software with open source software in a certain manner. In the event that portions of its proprietary software are determined to be impacted by an open source license, the Company Group could be required to publicly release the affected portions of its source code, re-engineer all or a portion of its technologies, or otherwise be limited in the licensing of its technologies, each of which could reduce or eliminate the value of its technologies and services. In addition, the open source license terms for future versions of open source software that the Company Group uses might change, requiring the Company Group to pay for a commercial license or re-engineer all or a portion of its technologies. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with usage of open source software cannot be eliminated and could negatively affect the Company Group’s business.

Risks Related to PubCo’s Operating as a Public Company

TalenTec’s management team has limited experience managing a public company.

The members of TalenTec management team have limited or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. There are significant obligations it will now be subject to relating to reporting, procedures and internal controls, and the PubCo management team may not successfully or efficiently manage its transition to being a public company. These new obligations and scrutiny will require significant attention from management and could divert their attention away from the day-to-day management of TalenTec’s business, which could adversely affect its business, financial condition and operating results.

In the future, if PubCo fails to implement and maintain an effective system of internal controls, PubCo may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of PubCo Ordinary Shares may be materially and adversely affected.

PubCo is subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require that PubCo include a report from management on the effectiveness of PubCo’s internal control over financial reporting in PubCo’s annual report on Form 20-F beginning with PubCo’s annual report in PubCo’s second annual report on Form 20-F after becoming a public company. In addition, once PubCo ceases to be an “emerging growth company” as such term is defined in the JOBS Act, PubCo’s independent registered public accounting firm must attest to and report on the effectiveness of PubCo’s internal control over financial reporting. Moreover, even if PubCo’s management concludes that PubCo’s internal control over financial reporting is effective, PubCo’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with PubCo’s internal controls or the level at which PubCo’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from PubCo. In addition, after PubCo becomes a public company, PubCo’s reporting obligations may place a significant strain on PubCo’s management, operational and financial resources and systems for the foreseeable future. PubCo may be unable to timely complete its evaluation testing and any required remediation.

28

During the course of documenting and testing PubCo’s internal control procedures, in the event that PubCo identifies weaknesses and deficiencies in PubCo’s internal control over financial reporting, and fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, PubCo may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if PubCo fails to achieve and maintain an effective internal control environment, it could result in material misstatements in PubCo’s financial statements and could also impair PubCo’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, PubCo’s businesses, financial condition, results of operations and prospects, as well as the trading price of the ordinary shares, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose PubCo to increased risk of fraud or misuse of corporate assets and subject PubCo to potential delisting from the stock exchange on which PubCo lists, regulatory investigations and civil or criminal sanctions. PubCo may also be required to restate its financial statements from prior periods. PubCo will incur increased costs as a result of being a public company.

PubCo is a public company and expect to incur significant legal, accounting, and other expenses. For example, as a result of becoming a public company, PubCo will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for it to obtain director and officer liability insurance, and PubCo may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, PubCo will incur additional costs associated with its public company reporting requirements. It may also be more difficult for PubCo to find qualified persons to serve on its board of directors or as executive officers.

After PubCo is no longer an “emerging growth company,” PubCo may incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of the Cayman Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight of the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

29

Although as a foreign private issuer, PubCo is exempt from certain corporate governance standards applicable to US domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively affect the price of its securities and your ability to sell them.

In order to maintain its listing on Nasdaq, PubCo is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is an exempted company incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by the PubCo Charter, the Cayman Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against PubCo or against these individuals in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

30

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. PubCo’s directors have discretion under the PubCo Charter that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

PubCo does not expect to declare any dividends in the foreseeable future.

After the Closing, PubCo does not anticipate declaring any cash dividends to holders of PubCo Ordinary Shares in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish or cease publishing research or reports about PubCo, its business, or its market, or if they change their recommendations regarding PubCo Ordinary Shares adversely, then the price and trading volume of PubCo Ordinary Shares could decline.

The trading market for PubCo Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about PubCo, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, PubCo Ordinary Shares price and trading volume would likely be negatively impacted. If any of the analysts who may cover PubCo change their recommendation regarding PubCo Ordinary Shares adversely, or provide more favorable relative recommendations about PubCo’s competitors, the price of PubCo Ordinary Shares would likely decline. If any analyst who may cover TTNP were to cease coverage of PubCo or fail to regularly publish reports on it, PubCo could lose visibility in the financial markets, which could cause the price or trading volume of PubCo Ordinary Shares to decline.

PubCo will be deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, PubCo Ordinary Shares may be less attractive to investors.

PubCo will be deemed to be an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, and it intends to take advantage of some of the exemptions from reporting requirements that are available to emerging growth companies, including not being required to comply with the auditor attestation requirements in the assessment of PubCo’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act.

31

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. Once we lose our “emerging growth company” and “smaller reporting company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.

PubCo may take advantage of these reporting exemptions until it is no longer an emerging growth company. PubCo will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which PubCo has total annual gross revenue of at least $1.07 billion, or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which PubCo has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PubCo cannot predict if investors will find its ordinary shares less attractive because it will rely on the accommodations and exemptions available to emerging growth companies. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market for PubCo Ordinary Shares and PubCo’s share price may be more volatile.

Risks Related to the Ownership of Ordinary Shares

There can be no assurance that the PubCo Ordinary Shares will remain listed on the Trading Market or that PubCo will be able to comply with the continued listing standards of the Trading Market.

If PubCo fails to meet the continued listing standards of the Trading Market, PubCo and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity for its securities;

●	a determination that PubCo Ordinary Shares are a “penny stock” which will require brokers trading in the PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, a U.S. federal statute, prevents or preempts U.S. states from regulating the sale of certain securities, which are referred to as “covered securities.” If the PubCo Ordinary Shares are listed on the Trading Market, they will be covered securities. Although the states are preempted from regulating the sale of PubCo’s securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While PubCo is not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if PubCo was not listed on the Trading Market, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

32

A market for PubCo’s securities may not continue, which would adversely affect the liquidity and price of PubCo’s securities.

The price of PubCo’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market may not be sustained. In addition, the price of PubCo’s securities after the Business Combination can vary due to general economic conditions and forecasts, PubCo’s general business condition and the release of PubCo’s financial reports. Additionally, if its securities are not listed on, or become delisted from, the Trading Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of its securities may be more limited than if it were quoted or listed on the Trading Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of PubCo’s securities may decline.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of TTNP’s securities prior to the Closing may decline. The market values of PubCo’s securities at the time of the Business Combination may vary significantly from the prices of TTNP’s securities on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which TTNP Stockholders will vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of PubCo’s securities could contribute to the loss of all or part of your investment. Currently, there is no public market for the Company’s securities. Accordingly, the valuation ascribed to the Company may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for PubCo’s securities develops and continues, the trading price of PubCo’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond PubCo’s control. Any of the factors listed below could have a material adverse effect on your investment in PubCo’s securities and PubCo’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of PubCo’s securities may not recover and may experience a further decline.

Factors affecting the trading price of PubCo’s securities may include:

●	actual or anticipated fluctuations in PubCo’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about PubCo’s operating results;

●	success of competitors;

33

●	PubCo’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning PubCo or the industries in which the Company operates;

●	operating and share price performance of other companies that investors deem comparable to PubCo;

●	PubCo’s ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting PubCo’s business;

●	PubCo’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving PubCo;

●	changes in PubCo’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of PubCo Ordinary Shares available for public sale;

●	any major change in the PubCo Board or management;

●	sales of substantial amounts of PubCo Ordinary Shares by PubCo’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of PubCo’s securities irrespective of PubCo’s operating performance. The stock market in general, and the Trading Market in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of PubCo’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to PubCo could depress PubCo’s share price regardless of PubCo’s business, prospects, financial conditions or results of operations. A decline in the market price of PubCo’s securities also could adversely affect PubCo’s ability to issue additional securities and PubCo’s ability to obtain additional financing in the future.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on PubCo’s business, operating results and stock price.

Prior to the consummation of the Business Combination, the Company was neither a publicly listed company, nor an affiliate of a publicly listed company, and had not dedicated accounting personnel and other resources to address internal control and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports.

The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of the Company as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If PubCo is not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of PubCo Ordinary Shares.

34

Prior to the Business Combination, neither the Company nor its auditors were required to perform an evaluation of internal control over financial reporting as of July 31, 2024 and 2023 in accordance with the provisions of the Sarbanes-Oxley Act as it was a private company. In connection with the preparation of the Company’s consolidated financial statements for fiscal years 2024 and 2023, the Company identified material weaknesses in its internal control over financial reporting, as defined in the standards established by the PCAOB. The material weakness identified related to (i) lack of accounting staff and resources with appropriate knowledge of accounting principles generally accepted in the U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex technical accounting issue in accordance with GAAP and the SEC requirements, and (ii) lack of information technology general controls in the areas of IT policies and procedures, user provisioning and termination, privileged access and service organization monitoring who are responsible for change management over certain core business system and accounting system. To remediate the material weaknesses, the Company has begun, and will continue, to (A) hire additional finance and accounting staff with qualifications and work experience in GAAP and SEC reporting requirements to formalize the key internal control over financial reporting; (B) allocate sufficient resources to prepare and review financial statements and related disclosures in accordance with GAAP and SEC reporting requirements; and (C) hire experienced IT staff with qualifications of the CRISC (“Certified in Risk and Information Systems Control”) to formalize and strengthen the key internal control over Information Technology General Control.

Following the Business Combination, PubCo’s independent registered public accounting firm is not required to report on the effectiveness of its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 until PubCo’s first Form 20-F following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the first sale of common equity securities pursuant to an effective registration statement. If such evaluation were performed, control deficiencies could be identified by PubCo’s management, and those control deficiencies could also represent one or more material weaknesses. In addition, PubCo cannot predict the outcome of this determination and whether PubCo will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years PubCo is unable to assert that PubCo’s internal control over financial reporting is effective, or if PubCo’s auditors express an opinion that PubCo’s internal control over financial reporting is ineffective, PubCo may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also adversely cause PubCo’s investors to have less confidence in the accuracy and completeness of its financial reports, which could have a material adverse effect on the price of PubCo’s securities.

Each of TTNP and the Company have incurred and will incur substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting and financial advisory fees.

As part of the Business Combination, each of TTNP and the Company is utilizing professional service firms for legal, accounting and financial advisory services. Although the parties have been provided with estimates of the costs for each advisory firm, the total actual costs for their legal, accounting and consulting fees may exceed those estimates. In addition, the companies may retain consulting services to assist in the integration of the businesses. These consulting services may extend beyond the current estimated time frame thus resulting in higher than expected costs.

The IRS may not agree that PubCo should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under generally applicable U.S. federal income tax rules, PubCo, which is incorporated under and governed by the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code, however, contains rules that may cause a non-U.S. corporation to, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. If PubCo were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial U.S. tax liability, in addition to tax liability in its country of residence, and the gross amount of any dividend payments to its non-U.S. holders could be subject to U.S. withholding tax.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations— Tax Residence of PubCo for U.S. Federal Income Tax Purposes,” PubCo is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes. Further, the rules for determining ownership under Section 7874 are complex, unclear and the subject of ongoing regulatory change. Accordingly, there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court in the event of litigation.

If PubCo or any subsidiary were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of Ordinary Shares could be subject to adverse U.S. federal income tax consequences.

If PubCo is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder holds Ordinary Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. PubCo has not made a determination as to whether it currently is, or in the future may become, a PFIC, but there is a possibility that it may be classified as a PFIC for its taxable year that includes the date of the Business Combination or in the foreseeable future. There can be no assurance that PubCo will not be treated as a PFIC for any taxable year.

If PubCo were treated as a PFIC, a U.S. holder of Ordinary Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Certain elections (including a qualified electing fund (“QEF”) or a mark-to-market election) may be available to U.S. holders of Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment. There is no assurance that PubCo will provide the information necessary for a U.S. holder to make a QEF election with respect to the U.S. holder’s Ordinary Shares.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which PubCo may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that PubCo does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of PubCo’s subsidiaries.

35

Risks Related to the Company’s Digital Asset Treasury Plus Strategy.

Our DAT+ strategy is in an early stage, and we may be unable to successfully implement it, manage it or realize any anticipated benefits from this strategy.

Our DAT + strategy is new and not yet fully implemented., and we have limited experience operating or managing a treasury strategy involving digital assets. There can be no assurance that we will be able to successfully execute this strategy, develop appropriate policies and internal controls, identify suitable digital assets, manage associated risk or attain profitability. We may be unable to successfully implement this strategy or may need to modify or suspend this strategy, which could result in sunk costs and adverse investor perception. Errors in key management could result in significant loss of funds and reduced rewards. As a result, our shift towards digital assets could have a material adverse effect on our business and financial condition.

The laws and regulations concerning digital assets are still developing in many jurisdictions. Future regulatory changes could impose new restrictions or obligations on our business, potentially affecting the legality, liquidity, and value of our digital asset holdings.

The regulatory framework governing digital assets is very new and is still evolving and uncertain. In the United States and in other international jurisdictions, digital assets and related activities are subject to significant regulatory uncertainty. Regulatory bodies may adopt new rules, guidance, enforcement positions or interpretations that restrict or impose additional compliance obligations on companies that hold or transact in digital assets. Such developments could increase our expenses, limit our ability to execute our DAT+ strategy or require us to divest digital assets. These obligations could also subject us to penalties or enforcement actions, any of which could materially adversely affect our business and financial condition.

The markets for digital assets are known for extreme price volatility. The value of our assets can fluctuate dramatically over short periods due to market sentiment, trading activity, economic factors, and news events. While our DAT+ strategy aims to generate operational revenue to mitigate this, a significant decline in asset values could still adversely impact our financial condition.

Digital assets have experienced extreme price volatility, often unrelated to traditional valuation metrics, macroeconomic conditions, or company-specific fundamentals. If we allocate a portion of our capital to digital assets as part of our DAT+ strategy, the value of those holdings could decline rapidly due to market sentiment, trading activity, economic factors, and news events, potentially resulting in a decline in our asset values, material losses, impairment charges, reduced liquidity and increased earnings volatility. Such declines could adversely affect our balance sheet, ability to raise capital, and the market prices of our securities.

The execution of our DAT+ strategy requires “true web3 operational knowledge and precise selection understanding.” A failure to maintain this high level of expertise could lead to poor operational performance or asset mismanagement. Furthermore, the accounting and tax treatment of digital assets is complex and evolving, which may create uncertainty and risk in our financial reporting.

The success of this strategy is highly dependent on our ability to select the right projects and tokens. There is a risk that the projects we select may not perform as expected, or that their underlying products or business models may fail, leading to a loss of our investment and a failure to generate the anticipated revenue streams.

The further development and acceptance of cryptocurrency networks are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of cryptocurrency network s may adversely affect an investment in the Company.

Cryptocurrency may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks are a new and rapidly evolving industry. The growth of the cryptocurrency industry in general is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, include:

●	continued worldwide growth in the adoption of cryptocurrencies;

●	government and quasi-government regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of cryptocurrency systems;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of cryptocurrency networks may harm the price of our ordinary stock. There is no assurance that the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation.]

36

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets are growing rapidly. The digital asset trading platforms through which cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely. Participation in spot markets requires users to take on credit risk by transferring cryptocurrencies from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the ordinary stock of the Company.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of cryptocurrencies and our ordinary stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.]

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

The cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt the cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Company’s ordinary stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.]

37

The lack of full insurance expose the Company and its stockholders to the risk of loss of the Company’s crypto assets for which no person or entity is liable.

The Company’s crypto assets are not covered by any specific insurance maintained by the Company.

Even though the crypto custodians maintain capital reserve requirements depending on the assets under custody, there is no assurance that these reserves will be sufficient to cover potential losses or that insurance proceeds will be available in a timely manner in the event of a claim. Therefore, the Company and its stockholders remain exposed to risks of loss that may not be fully mitigated by insurance or other financial safeguards.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent PIPE Offering will be used to acquire digital assets, which is an amount in excess of 40% of our total assets. Since we believe ETH is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

Digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

38

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive up to an aggregate of $169,000 from the exercise of the Options, assuming the exercise in full of the Options. We expect to use the net proceeds from the exercise of these securities, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these securities. There is no assurance that the holder of the Options will elect to exercise any or all of the Options. See “Description of Securities - Option” for more details.

There is no assurance that the holder of the Option will elect to exercise any or all of the Options. 1,250 of the Options were issued pursuant to Titan’s 2015 Omnibus Equity Incentive Plan with an exercise price equal to $30.40 and are exercisable until August 15, 2032. 5,000 of the Options were issued pursuant to Titan’s 2015 Omnibus Equity Incentive Plan with an exercise price equal to $26.20 and are exercisable until September 15, 2032. All of the options were assumed by Black Titan in the Merger and exchanged for one Black Titan option for each Titan option. The likelihood that the Option holder will exercise the Options, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than the exercise price per share of the Options, we believe holder of the Option will be unlikely to exercise their respective securities. As of May 8, 2026, the closing price of our Ordinary Shares was $1.39. As a result, we believe that holder of the Option is currently unlikely to exercise the Options.

39

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of October 31, 2025 on:

●	a historical basis (i) as of July 31, 2025 for Black Titan and Talentec, and (ii) as of September 30, 2025 for Titan

●	a pro forma basis for the Company, giving effect to the Business Combination and related transactions. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details; and

●	an adjusted basis, after giving effect to (i) the Business Combination and related transactions, and (ii) the assumed cash exercise in full of the Options, resulting in the issuance of 1,474,530 Ordinary Shares for $5,500,000. In the event that any of the Options are not exercised or exercised on a cashless basis, the Company will not receive cash proceeds.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

	Historical
	TTNP	Black Titan	TalenTec
	September 30, 2025	July 31, 2025	July 31, 2025	Actual	As Adjusted
Cash	$1,955,000	$-	$575,111	$2,530,111	$8,030,111
Stockholders’ equity/(deficit):
TTNP Preferred stock	870	-	-	870	-
TTNP Common stock	1,398	-	-	1,398	-
TalenTec Common stock	-	-	208,617	208,617	-
Black Titan Common stock	-	-	-	-	10,781
Additional paid-in capital	400,574,000	-	782,865	401,356,865	407,056,969
Accumulated deficit	(398,591,000)	(167,120)	(49,207)	(398,807,327)	(398,807,327)
Accumulated other comprehensive income	-	-	12,016	12,016	12,016
Total stockholders’ equity/(deficit)	1,985,268	(167,120)	954,291	2,772,439	8,272,439
Total capitalization	$1,985,268	$(167,120)	$954,291	$2,772,439	$8,272,439

40

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared to aid in your analysis of the financial impacts of (1) the transaction between TTNP and PubCo, Merger Sub and the Company and (2) certain related transactions. The pro forma financial information reflects the combination of historical financial information of TTNP, PubCo and TalenTec, adjusted to give effect to (A) the transactions, inclusive of the issuance of PubCo Ordinary Shares for PubCo Series A preferred stock, TTNP Common Stock, TTNP Series AA Preferred Stock, TTNP Series B Preferred Stock, TTNP Series C Preferred Stock and the exchange of PubCo Ordinary Shares for TalenTec’s ordinary shares in accordance with the terms of the Merger Agreement, and (B) the payment of transaction costs, as required by the Merger Agreement, as each are subsequently described in greater detail. Hereinafter, TTNP, PubCo and TalenTec are collectively referred to as the “companies,” and the companies, subsequent to the transaction, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined balance sheet, which has been presented for the Combined Company as of July 31, 2025, gives effect to the Transactions as if they were consummated on July 31, 2025. (PubCo has adopted a July 31 fiscal year) The unaudited pro forma condensed combined statements of operations, which have been presented for the Combined Company for the year ended July 31, 2024, give pro forma effect to the Transactions as if they had occurred on August 1, 2025. The historical consolidated financial information of TTNP, historical combined financial information of PubCo and historical combined financial information of TalenTec, f/k/a KE Sdn. Bhd. have been adjusted in the pro forma financial statements, which depicts the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The unaudited pro forma Transaction Accounting Adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined consolidated financial information and are subject to change as additional information becomes available and analyses are performed. The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the transaction been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

●	the historical unaudited condensed financial statements of TTNP as of and for the nine months ended September 30, 2025, which are included in BTTC’s Annual Report on Form 20-F, filed with the SEC on November 28, 2025, the historical unaudited condensed financial statements of TTNP as of and for the nine months ended September 30, 2024, which are included in TTNP’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on January 3, 2025, the historical audited financial statements of TTNP as of and for the year ended December 31, 2025.

●	the historical audited financial statements of PubCo, as of and for the year ended July 31, 2025.

●	the historical audited consolidated financial statements of TalenTec, f/k/a KE Sdn. Bhd., as of and for the year ended July 31, 2025.

41

Description of the Transactions

On October 1, 2025, Black Titan Corporation (“Black Titan” or “PubCo”) consummated the acquisition of all the issued and outstanding shares of Titan Pharmaceuticals Inc. (“TTNP”), and TalenTec in accordance with the terms of the Merger Agreement on October 1, 2025.

On the Closing Date, Merger Sub, a direct wholly owned subsidiary of Black Titan, merged with and into TTNP, and TTNP became a direct wholly owned subsidiary of Black Titan. Each issued and outstanding share of common stock of Titan was exchanged for one Black Titan Ordinary Share.

The unaudited pro forma condensed combined financial statements reflect (1) the transaction between TTNP, PubCo and TalenTec in accordance with the Merger Agreement dated August 19, 2024, and (2) additional transactions directly related to and/or triggered by the transaction. More specifically, the unaudited pro forma condensed combined financial statements give effect to the following material events:

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TTNP Common Stock at 1:1 basis in accordance with the Merger Agreement dated August 19, 2024;

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TTNP Series AA Preferred Stock at 1.07296:1 basis in accordance with the Merger Agreement;

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TTNP Series C Preferred Stock at a conversion price of $3.40;

●	the issuance of PubCo Ordinary Shares upon the conversion of PubCo Series A Preferred Stock at a conversion price of $3.73, the Company and a financial investor entered into a subscription agreement (the “SPA”) for the purchase of up to $5,500,000 of Series A convertible preferred shares of PubCo, $0.001 par value per share with a stated value of $1,000 per share;

●	the change of TTNP warrants or options to purchase a certain number of TTNP Common Stock to PubCo warrants or options to purchase the same number of PubCo Ordinary Shares issuable upon the exercise of that warrant or option, as applicable, at an exercise price per share equal to the per share exercise price of such warrant or option, and otherwise upon the same terms and conditions as set forth in the applicable underlying agreement. Notwithstanding the foregoing, a holder of those certain TTNP warrants initially exercisable October 30, 2020, expiring December 1, 2025; or those certain TTNP warrants initially exercisable January 20, 2021, expiring July 20, 2026; or initially exercisable February 4, 2022, expiring August 4, 2027, may, within 30 days after the consummation of the TTNP Merger, require TTNP to purchase the unexercised portion of those warrants from the holder at the Black Scholes Value (as defined in the warrant) of that portion.

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TalenTec Shares at 8.524:1 basis in accordance with the Merger Agreement.

●	1,400,001 shares issued to three service providers, in the aggregate, for advisory services

42

The following table provides an estimate of the Combined Company’s ordinary shares that are anticipated to be outstanding immediately subsequent to consummation of the Transactions:

	Number of Shares Owned	% Ownership
TTNP stockholders, the Related Parties	9,563	0.09%
TTNP stockholders, other than the Related Parties	910,921	7.99%
TTNP Series AA preferred stockholder	1,019,313	8.87%
TTNP Series B preferred stockholder	333,333	2.92%
TTNP Series C preferred stockholder	176,470	1.5%
TalenTec stockholder Danny Vincent Dass	2,344,100	20.57%
TalenTec stockholders, other than Mr. Dass	1,960,520	17.20%
ARC Group Limited	2,113,830	18.55%
Armistice Capital Ltd.	512,820	4.50%
Three service providers	1,400,001	12.28%
Total common stock of the Combined Company	10,780,871	100%

Accounting for the Transaction

Notwithstanding the legal form of the transaction pursuant to the Merger Agreement, the transaction is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, TTNP is treated as the acquired company for financial reporting purposes, and TalenTec is treated as the accounting acquirer. In accordance with this accounting method, the transaction is treated as the equivalent of TalenTec’s issuing stock for the net assets of TTNP, accompanied by a recapitalization. The net assets of TTNP are stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the closing of the transaction are those of TalenTec.

TalenTec was deemed the accounting acquirer for purposes of the transaction based on an evaluation of the following facts and circumstances:

●	TalenTec’s senior management team as of immediately prior to the Transactions comprises senior management of the post-closing Combined Company;

●	TalenTec designated a majority of the members of the Combined Company’s initial Board of Directors; and

●	TalenTec’s operations comprise the ongoing operations of the Combined Company.

Basis of Pro Forma Presentation

In accordance with Article 11 of Regulation S-X, pro forma adjustments to the combined historical financial information of TTNP, PubCo and TalenTec, give effect to transaction accounting adjustments that (1) depict in the unaudited pro forma condensed combined balance sheet the accounting required to be applied to the Transactions pursuant to U.S. GAAP assuming those adjustments were made as of July 31, 2025 and (2) depict in the unaudited pro forma condensed combined statements of operations the effects of the pro forma balance sheet adjustments, assuming those adjustments were made as of the beginning of the earliest period presented. Accordingly, non-recurring pro forma adjustments that impact the pro forma income of the Combined Company have been recorded to the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2025, as the Transactions are assumed to have occurred on August 1, 2024 for purposes of presenting pro forma statement of operations information. TTNP, PubCo and TalenTec have not had any historical relationship prior to the Transactions, thus preparation of the accompanying pro forma financial information did not require any adjustments with respect to such activities.

The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. However, the unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The pro forma adjustments represent estimates based on information available as of the dates of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available. Assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the Combined Company subsequent to consummation of the Transactions may differ significantly from the pro forma amounts reflected herein.

43

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands, except share and per share amounts)

	Historical
	September 30, 2025	July 31, 2025	July 31, 2025
	(A) Titan Pharmaceuticals, Inc.	(B) Black Titan Corporation	(C) TalenTec Sdn. Bhd.	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,955	-	$575	$(1,475)	2(a)	$6,225
	-	-		(330)	2(b)	-
	-	-		5,500	2(d)	-
Restricted cash	-	-	609			609
Accounts receivable, net	-	-	167			167
Deferred costs	-	-	346			346
Deferred offering cost	-	-	710	(710)	2(b)	-
Related party receivable	232	-	-	(232)	2(e)	-
Prepaid expenses and other current assets	95	-	56			151
Total current assets	2,282	-	2,463	2,753		7,498
Non-current assets:
Property and equipment, net	5	-	108			113
Operating lease right-of-use assets	-	-	152			152
Total non-current assets	5	-	260	-		265
TOTAL ASSETS	$2,287	-	$2,723	$2,753		$7,763

LIABILITIES
Current liabilities:
Accounts payable	$261	-	$289			$550
Notes payable	-	-	131			131
Contract liability	-	-	573			573
Amounts due to related parties	-	147	-	(147)	2(e)	-
Accrued expenses and other current liabilities	41	20	603	-		664
Operating lease liabilities, current	-	-	64			64
Current portion of long-term borrowings	-	-	20			20
Total current liabilities	302	167	1,680	(147)		2,002
Non-current liability:
Operating Lease liabilities - non-current	-	-	88	-		88
Total non-current liability	-	-	88	-		88
TOTAL LIABILITIES	302	167	1,768	(147)		2,090

Commitments and contingencies

EQUITY/(DEFICIT)
Titan Preferred stock	1	-	-	(1)	2(c)	-
Titan Common stock	1	-	-	(1)	2(c)	-
KE Common stock	-	-	209	(209)	2(c)	-
BSKE Ordinary shares	-	-	-	1	2(c)	1
Additional paid-in capital	400,574	-	783	(1,040)	2(b)	5,961
		-		(399,856)	2(c)
		-		5,500	2(d)
Accumulated (deficit) / retained earnings	(398,591)	(167)	12	(1,475)	2(a)	(240)
		-		400,066	2(c)
				(85)	2(e)
Accumulated other comprehensive (loss) income	-	-	(49)	-		(49)
TOTAL EQUITY/(DEFICIT)	1,985	(167)	955	2,900		5,673
TOTAL LIABILITIES AND EQUITY/(DEFICIT)	$2,287	-	$2,723	$2,753		$7,763

See accompanying notes to the unaudited pro forma condensed combined financial information.

44

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except share and per share amounts)

	Historical
	For the year ended September 30, 2025	For the year ended July 31, 2025	For the year ended July 31, 2025
	(A) Titan Pharmaceuticals, Inc.	(B) Black Titan Corporation	(C) TalenTec Sdn. Bhd	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$-	$-	$2,683	$-		$2,683
Cost of revenues	-		1,798			1,798
Gross profit	-	-	885	-		885

Operating expenses
Selling and marketing expenses	-		25	-		25
General and administrative expenses	2,633	163	634	6,263	3(a)	9,693
Total operating expenses	2,633	163	659	6,263		9,718

Operating (loss)/income	(2,633)	(163)	226	(6,263)		(8,833)

Other income/expenses
Interest (expense)/income, net	-		(14)			(14)
Other expense, net	(212)		(2)	-		(214)
Total other expenses, net	(212)	-	(16)	-		(228)

(Loss)/profit from operations before tax	(2,845)	(163)	210	(6,263)		(9,061)
Income tax expense	-	-	-	-		-
Net (loss)/profit	(2,845)	(163)	210	(6,263)		(9,061)

Weighted average shares outstanding of ordinary shares	1,061,623					10,780,871
Basic and diluted net loss per ordinary share	(2.68)					(0.84)

45

NOTE 1. ACCOUNTING POLICIES

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

NOTE 2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

2(A)	Derived from the unaudited consolidated balance sheet of TTNP as of September 30, 2025.

2(B)	Derived from the unaudited balance sheet of PubCo as of July 31, 2025.

2(C)	Derived from the unaudited consolidated balance sheet of TalenTec as of July 31, 2025.

Pro forma Balance Sheet Transaction Accounting Adjustments:

2(a)	To reflect preliminary estimated transaction costs of $1.48 million to reduce cash, not yet reflected in the historical financial statements, which are expected to be incurred by TTNP in connection with the Business Combination, such as advisory, legal and auditor fees, as an increase in accrued expenses and accumulated deficit in the unaudited pro forma condensed combined balance sheet

2(b)	To reflect preliminary estimated transaction costs of $330 thousand to reduce cash, which are expected to be incurred by TalenTec in connection with the Business Combination, such as advisory, legal and auditor fees. The estimated transaction costs of $330 thousand and deferred offering costs of $710 thousand, will be deducted from the additional paid-in capital in the unaudited pro forma condensed combined balance sheet

2(c)	To reflect the recapitalization of TalenTec pursuant to the Merger Agreement, through (i) the issuance of 1,397,655 shares of PubCo Ordinary Shares in exchange for 1,397,655 shares of TTNP Common Stock at the exchange ratio of 1:1, (ii) the issuance of 869,225 PubCo Ordinary Shares in exchange for 810,118 shares of TTNP Series AA Preferred Stock at the exchange ratio of 1:1.07296, (iii) the issuance of 176,470 PubCo Ordinary Shares in exchange for 60,000 shares of TTNP Series C Preferred Stock at a conversion price of $3.40, (iv) the issuance of 1,474,530 PubCo Ordinary Shares upon the conversion of PubCo Series A Preferred Stock at a conversion price of $3.73, (v) the issuance of 4,943,920 shares of PubCo Ordinary Shares in exchange for 580,000 shares of TalenTec Ordinary Shares at the exchange ratio of 1:8.524, (vi) 1,400,001 shares issued to three service providers, in the aggregate, for advisory services and to reflect (vii) the de-recognition of accumulated deficit of TTNP which is reversed to additional paid-in capital.

2(d)	To reflect the issuance of 5,500 shares of PubCo Series A convertible preferred shares, $0.001 par value per share with a stated value of $1,000 per share for an aggregate purchase price of $5,500,000.

2(e)	To reflect the internal elimination of receivables between TTNP and PubCo.

The de-recognition of accumulated deficit of TTNP is determined as follows (in thousands):

Accumulated deficit of TTNP as of September 30, 2025	$398,591
Preliminary estimated transaction costs of TTNP, see Note 2(a)	1,475
Total adjustment to derecognize the accumulated deficit, see Note 2(c)	$400,066

The reconciliation to the adjustment to additional paid-in capital is determined as follows (in thousands):

Derecognize the preferred stock of TTNP as of September 30, 2025	$1
Derecognize the common stock of TTNP as of September 30, 2025	1
Derecognize the common stock of TalenTec as of July 31, 2025	209
Derecognize the accumulated deficit of TTNP as adjusted	(400,066)
Recognize the PubCo Ordinary Shares	(1)
Total adjustment to additional paid-in capital, see Note 2(c)	$(399,856)

46

NOTE 3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JULY 31, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

3(A)	Derived from the unaudited consolidated statement of operations and comprehensive loss of TTNP for the twelve months ended September 30, 2025.

3(B)	Derived from the unaudited statement of operations and comprehensive loss of PubCo for the year ended July 31, 2025.

3(C)	Derived from the unaudited consolidated statement of operations and comprehensive income of TalenTec for the year ended July 31, 2025.

Given TalenTec’s history of net losses and valuation allowance, management assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statement of operations resulted in no additional income tax adjustment to the unaudited pro forma condensed combined financial information.

Pro forma Statement of Operations Transaction Accounting Adjustments:

3(a)	To reflect TTNP’s estimated advisory, legal, audit and other costs related to the TTNP Merger, as an increase to general and administrative expenses.

3(b)	The pro forma combined basic and diluted net loss per share has been adjusted. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of PubCo Ordinary Shares of the Combined Company for the presenting period. The pro forma weighted average shares have been calculated as follows:

	Basic	Diluted
Historical weighted average number of TTNP common stock outstanding	1,061,623	1,061,623
De-recognition of TTNP common stock in connection with the TTNP Merger	(1,061,623)	(1,061,623)
Estimated shares of PubCo Ordinary Share expected to be issued in connection with the TTNP Merger upon Closing	10,780,871	10,780,871
Pro forma combined weighted average number of ordinary shares outstanding	10,780,871	10,780,871

Given TalenTec’s history of net losses and valuation allowance, management assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statement of operations resulted in no additional income tax adjustment to the unaudited pro forma condensed combined financial information.

47

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed, to the extent relied upon) (the “Treasury Regulations”), published administrative rulings of the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This discussion does not address certain aspects of U.S. federal taxation, such as the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

PubCo has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders, brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	controlled foreign corporations or passive foreign investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the issued shares of PubCo;

48

●	PubCo’s officers or directors;

●	persons that hold Warrants or other rights to acquire Ordinary Shares; or

●	holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Tax Residence of PubCo for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under generally applicable U.S. federal income tax rules, PubCo, which is organized under the laws of the Cayman Islands, is classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code, however, contains certain rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and require an analysis of all relevant facts and circumstances, and there is limited guidance on their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (1) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (2) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Ownership Test”), and (3) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of organization relative to such expanded affiliated group’s worldwide activities (“Substantial Business Activities”). In order to be treated as having Substantial Business Activities, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the foreign acquiring corporation is a tax resident after the acquisition. Certain acquisitions of U.S. corporations over a 36-month period will impact the Ownership Test, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.

The Treasury Regulations promulgated under Section 7874 of the Code generally also provide that if (i) there is an acquisition of substantially all of the assets held directly or indirectly by a U.S. corporation after which the shareholders of the acquired U.S. corporation hold, by vote or value, at least 60% of the shares of the foreign acquiring corporation by reason of holding shares in the U.S. acquired corporation, and (ii) in a related acquisition, such foreign acquiring corporation acquires another foreign corporation exceeding a certain threshold value, and the foreign acquiring corporation is not tax resident in the foreign country in which the acquired foreign corporation was tax resident prior to the transactions, then the stock of the foreign acquiring corporation held by former shareholders of the foreign acquired corporation by reason of having held stock in the foreign acquired corporation will be excluded in applying the Ownership Test (the “Third-Country Acquisition Rule”). If applicable, the Third-Country Acquisition Rule increases the percentage determination (the “Section 7874 Percentage”) for the Ownership Test and generally results in the foreign acquiring corporation meeting the Ownership Test. The computation of the Section 7874 Percentage is subject to various complex adjustments for which there is limited guidance.

PubCo acquired substantially all of the assets of TTNP as a consequence of the TTNP Merger and, in an integrated transaction pursuant to the Business Combination, acquired TalenTec. Furthermore, PubCo is expected to be a tax resident in the Cayman Islands and not Malaysia (the jurisdiction in which TalenTec is tax resident). Accordingly, the Third-Country Acquisition Rule could apply to the Business Combination. In addition, PubCo, including its expanded affiliated group, was not expected to have Substantial Business Activities in the Cayman Islands for purposes of Section 7874 of the Code. As a result, if the Ownership Test is met after applying the Third-Country Acquisition Rule, Section 7874 of the Code may apply to cause PubCo to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations, and certain factual assumptions, PubCo does not expect to be treated, and has not treated itself, as a U.S. corporation for U.S. federal income tax purposes. The calculation of the Section 7874 Percentage is complex and is subject to detailed regulations, the application of the Section 7874 provisions is uncertain in various respects with respect to which there is limited guidance, the Section 7874 analysis is subject to factual uncertainties, and the application of Section 7874 could be affected by changes in the Treasury Regulations with possible retroactive effect. Furthermore, PubCo has not sought nor will seek any ruling from the IRS or any opinion from any tax advisor as to such tax treatment. Accordingly, there can be no assurance that the IRS or a court will conclude that PubCo is not treated as a U.S. corporation pursuant to Section 7874.

49

If the IRS were to successfully challenge PubCo’s status as a non-U.S. corporation for U.S. federal income tax purposes, PubCo and certain holders of Ordinary Shares would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on PubCo and potential future withholding taxes on certain non-U.S. holders of Ordinary Shares, subject to the application of any income tax treaty that might apply to reduce such withholding taxes. Moreover, the Treasury Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations or U.S. partnerships for purposes of Section 7874 of the Code as part of a plan or conducted over a 36-month period. Therefore, even if the Section 7874 Percentage was such that PubCo were still respected as a non-U.S. corporation under Section 7874 of the Code, PubCo may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If PubCo were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, Section 7874 of the Code and the Treasury Regulations thereunder could exclude certain shares of PubCo attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.

The remainder of this discussion assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes. However, PubCo cannot assure you that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

Distribution on Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” the gross amount of any distribution on PubCo Ordinary Shares that is made out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will generally be taxable to a U.S. Holder as dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction under the Code. To the extent that the amount of the distribution exceeds PubCo’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale. However, it is not expected that PubCo will maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders should therefore assume that any distribution by PubCo with respect to the Ordinary Shares will be reported as dividend income.

Dividends received by non-corporate U.S. Holders (including individuals), from a “qualified foreign corporation” may be “qualified dividend income” (“QDI”) eligible for preferential rate of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if either it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the U.S. Treasury Department to be satisfactory for purposes of these rules and which includes an exchange of information provision, or with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. There is no U.S. income tax treaty with the Cayman Islands. Further, although the Treasury guidance indicates that shares listed on the Nasdaq (on which the Ordinary Shares are currently listed) should be considered readily tradable on an established securities market in the United States, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in any future year. In addition, PubCo will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.” U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from PubCo.

Subject to certain conditions and limitations, including certain additional requirements under the recent Treasury Regulations, withholding taxes, if any, on dividends paid by PubCo may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules depending on the circumstances. In addition, for purposes of calculating the U.S. foreign tax credit, dividends paid on the Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

The U.S. federal income tax treatment of U.S. Holders of the Ordinary Shares could be materially different from that described above if PubCo is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC with respect to a shareholder, subject to certain exceptions, it will always be treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

PubCo has not made a determination as to whether it currently is, or in the future may become, a PFIC, including whether it may be classified as a PFIC for its taxable year that includes the date of the Business Combination. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of PubCo is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of PubCo. Further, because PubCo may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets (including as a result of the Business Combination) would generally increase the relative percentage of its passive assets. Moreover, PubCo may be classified as a PFIC for its taxable year that includes the date of the closing of the Business Combination as a result of interest income that PubCo earns on its deposits, which generally will be treated as passive income. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that PubCo is a PFIC for the taxable year that includes the date of the Business Combination or in a future year.

50

If PubCo is or becomes a PFIC during any year in which a U.S. Holder holds PubCo Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules, which are (i) the Excess Distribution Regime (which is the default regime), (ii) the QEF regime, and (iii) the Mark-to-Market Regime. A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. In each case, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to QDI discussed above in “— Distributions on PubCo Ordinary Shares” regardless of which of the foregoing regimes would apply.

Certain of the PFIC rules may affect U.S. Holders with respect to equity interests in subsidiaries and other entities which PubCo may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that PubCo does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to PubCo and any of PubCo’s subsidiaries.

The Excess Distribution Regime

If a U.S. Holder does not make a QEF election or a mark-to-market election, as described below, such U.S. Holder will be subject to the default Excess Distribution Regime under the PFIC rules with respect to (i) any gain realized on a sale or other disposition of the Ordinary Shares, and (ii) any “excess distribution” received on the Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on the Ordinary Shares during the preceding three years or a holder’s holding period, whichever is shorter). Generally, under this regime:

●	the gain or excess distribution will be allocated ratably over the period during which a U.S. Holder held the Ordinary Shares;

●	the amount allocated to the current taxable year, will be treated as ordinary income; and

●	the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) on the sale of the Ordinary Shares cannot be treated as capital gains, even if a U.S. Holder holds the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

The QEF Regime

If PubCo is a PFIC, a U.S. Holder of PubCo Ordinary Shares may avoid taxation under the Excess Distribution Regime described above in respect to the PubCo Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its PubCo Ordinary Shares only if PubCo provides U.S. Holders on an annual basis with certain financial information specified under applicable Treasury Regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance that PubCo will have timely knowledge of its status as a PFIC in the future or that PubCo will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. If PubCo owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to PubCo’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that PubCo will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, PubCo may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance PubCo will be able to cause the Lower-Tier PFIC to provide such required information.

A U.S. Holder that makes a QEF election with respect to its PubCo Ordinary Shares would generally be required to include in income for each year that PubCo is treated as a PFIC the U.S. Holder’s pro rata share of PubCo ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Ordinary Shares. Any net deficits or net capital losses of PubCo for a taxable year would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Ordinary Shares would be increased by the amount of income inclusions under the QEF Regime. Dividends actually paid on the Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Ordinary Shares by a corresponding amount.

51

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. holder’s holding period for the Ordinary Shares in which PubCo is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the Excess Distribution Regime. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Regime to its Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Regime described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Ordinary Shares.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

The Mark-to-Market Regime

As an alternative to the QEF Regime, if PubCo is a PFIC and the Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such U.S. Holder’s Ordinary Shares for the first taxable year in which it holds (or is deemed to hold) Ordinary Shares and each subsequent taxable year to elect out of the Excess Distribution Regime discussed above.

If a U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares, such U.S. Holder generally will include in income for each year that PubCo is treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares as of the beginning of such taxable year. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions PubCo makes would generally be subject to the rules discussed above under “— Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. The Ordinary Shares, which are currently listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that the Ordinary Shares will be “regularly traded” for purposes of these rules in any future year. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Regime with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for the Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which PubCo is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Regime. A U.S. holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the Excess Distribution Regime during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Regime generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances, including as to the availability and desirability of a mark-to-market election, as well as the impact of an election on interests in any Lower-Tier PFICs.

52

Reporting Requirements

A U.S. Holder of a PFIC may generally be required to file an IRS Form 8621 on an annual basis and to provide such other information as the IRS may require. Failure to do so will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if PubCo is a PFIC.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, to their tax return, for each year in which they hold Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts). U.S. Holders should consult with their own tax advisors regarding information reporting requirements relating to their ownership of Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders with respect to their Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

For purposes of the following discussion, the term “Non-U.S. Holder” means a beneficial owner of Ordinary Shares if the beneficial owner is neither a U.S. Holder nor a partnership (or another passthrough entity such as an entity disregarded as separate from its owner) for U.S. federal income tax purposes. Generally a Non-U.S. Holder within this definition includes:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust.

However, the term generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition, or is otherwise considered a United States resident for U.S. federal income tax purposes. A holder who is such an individual should consult his or her tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Ordinary Shares.

It is assumed in the following discussion that PubCo is not treated as a U.S. corporation under the rules discussed above under “— Tax Residence of PubCo for U.S. Federal Income Tax Purposes.”

Ownership and Disposition of Ordinary Shares

Assuming that PubCo is not treated as a U.S. corporation for U.S. federal income tax purposes, a Non-U.S. Holder of Ordinary Shares generally should not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder). In addition, special rules may apply to a Non-U.S. Holder who is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, or is otherwise considered a United States resident for U.S. federal income tax purposes, and certain other requirements are met. Such holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (or, under certain income tax treaties, that are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate provided by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of their Ordinary Shares, in transactions effected in the United States or through certain U.S.-related financial intermediaries, unless in such case the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its Non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

53

BUSINESS

Company Overview

Founded in 1990, our wholly-owned subsidiary, TalenTec became, in 1993, one of the first licensees of PeopleSoft Human Resource and Payroll solutions in the Asia Pacific region. As a well-established distributor of human capital management (“HCM”) solutions in Malaysia, the Company offers Oracle PeopleSoft HCM, Oracle PeopleSoft Financials, Dayforce HCM, SunFish Workplaze HR, and MiHCM Cloud brand software for sale by their respective vendors, which are local or regional subsidiaries or affiliates of Oracle Corporation, Dayforce, Inc., Humanica Public Company Limited, and Microimage (Private) Limited; and the Company provides consulting, implementation, training, and continuing support services to their clients, in accordance with their preferences and the vendors’ offerings. The Company’s clients include Malaysian financial institutions, including the Malaysian central bank, the statutory manager of Malaysia’s private employees’ mandatory savings plan, and Malaysia’s largest local insurance company; Malaysia’s largest automobile manufacturer; water utilities; a Malaysian university; and other international companies headquartered in or outside of Malaysia. Having established a long-standing presence in Malaysia, the Company serves clients in Singapore, Hong Kong, Australia, Taiwan, and Indonesia.

Through the Company’s value-added consulting services, the Company guides companies of all sizes, principally in Malaysia and Singapore, in transitioning their traditional HCM systems to more efficient and cost effective, on-site or cloud-based, HCM software solutions, including for personnel management, financial planning, and analytics. The Company’s seasoned professional staff advises each client in choosing and implementing the applications most suited to that client and may train its personnel in using the software, as well as provide continuing maintenance and technical support. Committed to enhancing its clients’ organizational efficiency, the Company believes it is able to provide more highly customized HCM services than others in its markets.

TalenTec has a single subsidiary, wholly owned Keda Pte. Ltd., incorporated and located in Singapore.

The Company recently initiated a digital asset treasury strategy termed the DAT+ strategy. We intend to accumulate digital assets as a long-term treasury asset. Our goal is to acquire and grow our overall digital asset position and utilize professional treasury strategies to increase our digital asset holdings.

Our treasury strategy is focused on increasing the amount of digital assets held through a combination of capital raising activities and treasury activities including currently, staking, but potentially in the future, restaking, liquid staking and other decentralized finance activities.

We expect the source of capital for our acquisitions of digital assets, in the next twelve months, and beyond, will come from capital raises. We recently completed a sale of a series of original issue discount senior, unsecured convertible notes for up to an aggregate principal amount of $200,000,000. We will utilize the proceeds from the transaction to fund our acquisitions of digital assets.

The Company’s Vision

The Company’s vision is to be the go-to human resources consulting group in its markets for companies seeking to improve their businesses by adopting more efficient HCM solutions. Sourcing cutting-edge technology products from leading HCM software providers, the Company’s seasoned industry consultants seek to optimize each client’s HCM solution. Through their Delivery Excellence Centre (“DEC”), its consultants also provide general customer service to ensure the client’s positive experience throughout and beyond the transfer process.

Our Mission

●	To be recognized as a leading provider of on-premises and cloud-based SaaS HCM software solutions from world leading software companies, providing ongoing support and product upgrades, complemented with superior consulting services in the Asia Pacific region.

●	To service a wide range of clients in multiple industries, and companies of all sizes.

●	To maintain steady growth of revenue and profitability, by increasing product and service offerings to existing customers.

●	To secure new clients migrating to more efficient human resource management systems in their current markets.

●	To broaden its footprint in Singapore by tailoring marketing strategies.

Industry Overview

The Human Capital Management (“HCM”) software market has demonstrated steady growth due to the increasing need for robust and reliable software solutions to enhance workforce productivity, improve employee management, and adapt to technological advancements like moving to cloud storage, big data (data which HCM organizations collect including employee data, recruitment data, operational data, etc.), and artificial intelligence.

54

Human Capital Management Software Market, 2025-2030

Source: Mordor Intelligence

APAC is estimated to generate $9.03 billion in 2025 and reach $18.18 billion by 2030, growing at a CAGR of 15.02%.

The Company believes that it is poised to take advantage of this growth, given its history and experience in the market for over 20 years. Furthermore, the Company believes that its ability to support the different solutions that it sources, with its on-staff consultants, gives the Company a competitive edge that the Company believes other HCM service providers do not offer.

Market drivers for continuous upward growth of HCM Solutions

●	Regulatory support from Malaysia government

HCM software usage aligns with the national agenda for digitalization and economic development. Malaysia aims to be a high-income digital economy and global tech hub. HCM software makes workforce management more efficient and cost-effective. HCM software facilitates regulatory compliance, which supports the government’s labor rights and payroll policy objectives. As such, the Malaysian government is promoting and adopting HR digitalization for the management of the public sector workforce. Likewise, the private sector is adopting HCM solutions as the economy continues to grow and develop.

●	Increasing demand for unified solutions for all HR functions

With the increased adoption of digital technologies, TalenTec believes that companies now prefer unified solutions for all human resources (“HR”) functions, leading to the rise of HCM solutions to streamline the entire HR process, automating tasks such as payroll, recruitment, performance reviews, on-boarding, training, and more. Previously, organizations used separate software for each HR activity, which was complex, rigid, and compliance-focused, causing inefficiencies, including improper training. HCM solutions address these issues by providing a single platform intended to unify and manage all HR functions seamlessly and to allow integration with other software such as enterprise resource planning (“ERP”) for better inventory management. As digitization increases across industries, TalenTec expects demand for unified HR solutions to grow, driving demand for HCM solutions.

Moreover, 78% of HR managers anticipate harnessing Artificial Intelligence (AI) in at least one HR process within the next two years. These advancements span various functions, including workforce planning, staffing, compensation, performance management, learning and development. Artificial intelligence is utilized in the HCM software solutions that the Company resells and integrates. Dayforce incorporates “Dayforce Co-Pilot,” which automates HR tasks, such as generating job descriptions and performance reviews with proprietary Microsoft AI. MiHCM features “SmartAssist,” which enhances process efficiency through automated document creation, also using Microsoft AI. SunFish Workplaze HR includes an “AI Assistant” that offers insights into predictive analytics and employee engagement, utilizing OpenAI technology with some open source aspects. TalenTec does not incorporate proprietary AI into the products it distributes.

According to the 2023 Gartner® Market Guide for Workforce Management Applications, by 2025, 60% of midmarket and large enterprise organizations will have invested in a cloud-deployed HCM suite. Accordingly TalenTec has, over the last three years, embarked on a strategy to introduce and market cloud-based solutions in its inventory. This shift is clearly reflected in the upward trend in revenue derived from cloud-based solutions, compared to the slower or static growth of traditional on-premise offerings.

In January 2025, TalenTec engaged Mordor Intelligence (“Mordor”) to provide more specific information than the information cited above regarding the markets in which TalenTec operates and intends to operate (the “Mordor Report”). Mordor is a market research firm that follows more than 30 industries across more than 100 countries. According to the Mordor Report, HCM revenue in Malaysia and Singapore, where TalenTec has operations, for 2024, were $188.4 million and $159.4 million respectively. Between 2025 and 2030, the report projects Malaysia HCM revenue to grow at a 14.15% CAGR, to $422.7 million, and Singapore HCM revenue to grow at a 13.98% CAGR to $354.6 million. These projections may include market segments that TalenTec does not address, such as micro and small enterprises, and forecasts are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this proxy statement/prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

55

The Company’s Business

Below is a summary table of products the Company resells from different vendors and services it provides.

Vendors
	Oracle	Dayforce	Humanica	Microimage
Product Service	Oracle PeopleSoft HCM/ Oracle PeopleSoft Financials	Dayforce HCM	SunFish Workplaze HR	MiHCM Cloud
Licensing	√		√
SaaS Subscriptions			√	√
Consulting and Implementation	√	√	√	√
Training	√		√	√
Maintenance and Support	√		√	√

The contributions to revenue of the products, in 2024 and 2025, respectively, are as follows: Oracle PeopleSoft HCM/ Oracle PeopleSoft Financials, 78.9% and 70.5%; Dayforce HCM, 0.2% and 0.1%; Sunfish Workplaze HR, 14.5% and 15.0%; MiHCM Cloud, 5.6% and 5.5%.

The Company’s Services

Licensing and SaaS Subscriptions

A software license generally authorizes the client to use the software, in perpetuity, whereas periodic payments are required to maintain a SaaS subscription. In either case, the Company places the client’s order with the vendor and is responsible to the vendor for payment of license, subscription, or other related fees. Software is delivered directly from the vendor to the client by download onto the client’s systems or access through the vendor’s SaaS.

Clients buying licensing generally also engage the Company for consultancy, implementation, and maintenance services. The Company’s SaaS contracts bundle the subscription with consultancy and implementation services and typically have a term of one to three years.

The Company obtains the right to market and sell the licenses or subscriptions in a specified territory pursuant to an agreement with the vendor; under the Company’s vendor agreements, these rights are non-exclusive. Among other obligations, the Company may be required to provide related implementation, training, or support services or use vendor-specified materials or procedures in doing so; undertake training, and demonstrate competence, in the vendor’s products, on a continuing basis; comply with vendor-specified security requirements; or maintain sales or client service levels. Some agreements may be terminated on short notice.

Consulting and Implementation

Each vendor’s product offering contains a number of modules that can be individually purchased or customized. As part of the Company’s sales effort, the Company provides bundled consulting and implementation services to help clients select the product brand and modules best suited to their needs. The Company uses its proven methodology to obtain deep understanding of their client’s needs, enabling the Company to deliver highly configured HCM solutions. The Company’s thorough comprehension of client needs forms the foundation for all subsequent design, implementation, and testing decisions. To maintain direction and focus throughout the project, the Company clearly defines project objectives and scope and establishes well-defined, agreed-upon goals.

56

The Company installs the product, configures it to fit the client’s requirements, builds tools to cleanse and map the existing data into the new product, and continues to support the client after the new product has gone into production. The Company’s commitment extends beyond the initial implementation phase, ensuring that the transition to the new system is smooth and that the client derives maximum value from the solution

The Company gives their clients comprehensive guidance on organizational, functional, and process development at the industry, regional, or global level. Central to the Company’s approach is the collaboration between the Company’s seasoned system professionals and the client’s staff. This relationship not only is necessary for successful delivery of the project, but also accelerates knowledge transfer, enabling the client more readily to manage the system post-implementation. Change management, which involves systematically addressing the transition or transformation of an organization’s processes, is another critical component of their services. The Company establishes robust review and approval processes, issue resolution protocols, and decision-making pathways. Regular status reporting and strict scope control ensure swift issue resolution and adherence to standards throughout the project lifecycle.

Active involvement of key users is essential from the outset. The Company engages process owners and subject matter experts throughout the project phases, from analysis and design to training, testing, and final implementation This structured approach to project management ensures organizational compliance, timely approval, and buy-in from relevant stakeholders, which are key parameters of a successful project. After the system is implemented, a few of the Company’s team members remain on-site for a period to ensure a smooth handoff, providing additional support, and address any immediate concerns, as the client transitions to full system ownership.

Implementation involves installing and configuring the system, customization work, loading or converting customer data, testing, and certification of the software for production. The software is configured to the client’s specific requirements and objectives, whether customizing interfaces for optimal user experience or integrating specialized features to meet niche demands. As each customer has different HR policies such as overtime wage rates, leave entitlements, claim metrics, performance appraisals, policy matters and statutory compliance, we deliver solutions that are highly configured and tailored to the different business needs of different customers. The Company closely monitors progress using various methods. Depending on the specific project and client needs, the Company may utilize remote access to the client’s systems, have staff on-site during the installation process, or provide technical support through telephone, email, chat, and chatbots. The approach is intended to ensure a successful and seamless implementation.

Upon completion of installation, the Company conducts initial tests, known as black box testing, on the client’s legacy systems to identify potential weaknesses or areas for improvement, enhancing efficiency and productivity to achieve the highest levels of functionality and reliability. The Company’s consultancy services extend beyond system evaluation.

Once initial testing is completed, control of the system is transferred to the client to perform various acceptance tests. At this stage, masked data is always used, and the Company will continue to work closely with the client to ensure all aspects of the system meet the specified requirements. After the client has accepted the system, the process of data conversion takes place. The Company’s role in this process is primarily advisory, ensuring compliance with data protection regulations.

The Company’s implementation contracts typically run from six to 18 months, but include a contingency clause requiring continued performance until the project is completed. Clients make payments against milestone completions. The Company’s agreements usually require it to post performance bonds, pay liquidated damages for delayed performance, or provide warranties, for periods of about three months from system acceptance.

In addition to their clients, the Company provides implementation services to clients of their vendors and others, as subcontractor. Additionally, the Company offers staffing services for clients who require short-to-long-term resources without the need to recruit and hire. Services include training, knowledge transfer, change request work, and technical support. The duration of these outsourcing arrangements may range from a few months to several years.

57

Training

Clients may purchase implementation services separately from training, but implementation services typically include a training component. The Company also provides post-implementation training, such as refresher courses or training for new hires.

The Company provides training using standard vendor-provided materials, those the Company develops itself, or a combination. The Company offers instructor-led programs and materials for individual end-user self-training, in either case giving participants practical experience in real-world project issues. The Company has a pool of qualified instructors with extensive experience in project implementation and delivery, who bring valuable insights and real-world experiences into the classroom.

Maintenance and Support

Maintenance and support services include error corrections, installing updates, and technical support to end users. The Company’s HelpDesk serves as the primary point of contact for clients to report problems and access technical support. In addition, as part of preventive maintenance, the Company monitors system performance, providing periodic reports, alerts of potential problems, and recommendations for action, as appropriate.

The Company’s agreements include protocols for reporting, assessing and escalating problems that arise, based on category and severity. The Company measures their performance in terms of key parameters such as response time, resolution turnaround, and the percentage of issues resolved and may be penalized for failing to meet required service levels.

In responding to problems, issues, the Company does not directly operate or execute any action on the client’s live systems. Instead, the Company simulates the reported issues, to establish whether the problem is operational, due to program bugs, or a data issue. If the issue is not operational, the Company examines the software, and, using masked data, tests any proposed fix, in the client’s testing environment. Once validated, the client introduces the resolution into its live system.

The terms of the Company maintenance and support agreements are generally one to three years. The Company also provides maintenance and support services other companies’ clients, as subcontractors.

Product offerings

Following are the Company’s current offerings. Among other things, the Company considers a client’s specific needs, headcount, and HCM budget in making product recommendations. The Company believes that its expertise in deploying and supporting the products it distributes enables their clients to attract, develop, and retain top talent, while driving data-driven decision-making through advanced analytics and predictive insights. Completion of an implementation usually requires six to 24 months from contract signing.

Oracle PeopleSoft HCM; Oracle PeopleSoft Financials

A strength of PeopleSoft offerings is their ability to combine the platform’s core HCM capabilities with country-specific functionalities and international data formats. This enables The Company’s clients to manage their global business systems on a common platform, ensure compliance with local regulations, and lower their total cost of ownership through integrated processes and a single system of records. Generally, Oracle products are intended for Tier 1 clients (1,000 head count and above).

PeopleSoft HCM is an integrated suite of applications and business processes that are based on PeopleSoft’s Pure Internet Architecture (PIA) and portal technologies. The sophisticated features and collaborative, self-service functionality available in PeopleSoft HCM enable companies to manage their human resources from recruitment to retirement while aligning their workforce initiatives with strategic business goals and objectives. The Company considers PeopleSoft HCM a robust and comprehensive HCM suite that allows organizations to streamline their HR operations, drive talent management, and improve workforce productivity. The PeopleSoft platform provides a unified suite of applications spanning talent acquisition, human resources, payroll, benefits administration, and more.

58

PeopleSoft Financials solutions are designed to help organizations reduce costs, manage risk, and drive strategic financial decision-making. These solutions automate, centralize, and standardize global transactional processes, enabling the Company’s clients to increase productivity, gain visibility into critical financial data, and strengthen financial discipline through improved governance and compliance.

Ascender Dayforce HCM

Pursuant to Ascender’s Partner Program, the Company contracts directly with Ascender clients to perform configuration and data importing services required to implement Ascender’s Dayforce HCM SaaS solution. Dayforce is designed to provide employers of all sizes a single application for payroll, tax, employee benefits, human resources, workforce management, and talent management. Typically, the Company sells Dayforce products to Tier 1 and Tier 2 (approximately 300 to 999 employees) clients.

As a subcontractor, the Company provides implementation, education, and training services to Ascender’s clients.

Humanica SunFish Workplaze HR

The Company is authorized to sell SunFish Workplaze HR licenses or SaaS Subscriptions, with an obligation, in either case, to provide implementation and maintenance and technical support.

With a strong presence in the Philippines, SunFish Workplaze HR offers highly customizable integrated resource management, covering employee and talent management, asset management, project management and accounting, and planning management, among other functions. SunFish Workplaze HR is used mainly by Tier 1 and 2 clients.

Microimage MiHCM Cloud

The Company has been, since 2019, a Channel Partner of Microimage Channel Partner, distributing MiHCM Enterprise (“MiHCM”), a cloud application that runs on Microsoft Azure. The system provides workforce management, talent management, and data and AI reporting and analytics. The Company implements and configures the application for its clients and trains their personnel it its use. MiHCM is designed for medium and large businesses and caters to complex business requirements, providing the key components required to optimize HR operations, from hiring to retirement. Generally, MiHCM products are used for Tier 1 and 2 clients.

Licenses

TalenTec has agreements with each of its vendors that authorize TalenTec, nonexclusively, to distribute their products and use their names and trademarks. The agreements with Humanica and MiHCM specify no term. The Dayforce, agreement specifies a term of three years, from June 2022, and that Dayforce may offer renewals. The PeopleSoft agreement must be renewed annually, and the current term expiring April 12, 2025. Each agreement is terminable by the vendor or either party without cause. Generally, the agreements require a distributor to undertake training and demonstrate, initially and continually, competence in implementation, use, and sale of the vendors’ products; may charge license or training fees or territorial restrictions; specify permitted uses of the vendor’s software; and contain requirements for agreements with end users, and confidentiality and indemnification provisions, among other provisions.

59

Competitive Strengths

Despite the presence of numerous competitors, the Company believes that it has unique strengths in the Asia-Pacific HCM software market, such as:

●	Comprehensive business network and stable business relationships with world-wide top tier HCM suppliers

TalenTec is not limited to sell only one solution and bound by single licensed products. The Company is a third-party service provider and can source different HCM solutions from multiple vendors, therefore not being reliant on any one product or company in offering a solution. TalenTec purposely sources multiple solutions from leading HCM service providers, accompanied by an industry expert consultant with years of HCM experience, to customize a very specific solution for each client. TalenTec believes that its advantage is its ability to compare and contrast different products and services, giving great personal attention to the client during the selection process, enabling the Company to better understand their needs and more effectively select the best solution. Every sale is followed by hands on consulting services transition and implementation. The Company’s ability to source products from established developers in the industry enables the Company to rely on their product security and ability to protect customer data, which due to their size and global coverage, the Company believes are better equipped to provide.

●	Providing customer-oriented services with extensive experience

The Company has at least 30 industry specialists on staff servicing clients. The Company prides itself in its ability to provide strong technical support and exceptional delivery turnaround times both in presenting new solutions, implementation and general maintenance. Because their consultants have deep experience with different solutions, the Company can offer a comprehensive analysis of what products it offers best suit a client and is able to provide rapid support turnaround times, to more efficiently transition customers to the new platform during the implementation stage. The Company believes that their culture ensures that customer service is a top priority fostering a sense of trust and loyalty among its clients.

●	Strong, long-term relationships with its customers

The Company has serviced brand-name clients in the hospitality industry for over 10 years, and a regulatory authority in Malaysia has been a client for over 25 years. See, “Information Related to TalenTec-Business-Clients and Contracts.” The Company believes its long servicing track record shows its clients’ satisfaction with the Company’s services, as well as enabling the Company to understand the needs of companies looking to transition either to an on-site or cloud-based solution.

●	Competitors

In the Southeast Asia region, the Company believes Ramssol, Payroll2U and Kaitangan.com are its main competitors:

Ramssol Group Bhd (“Ramssol”): Ramssol is considered the No.1 Southeast Asian people solutions provider with eight subsidiaries in five countries. One of Ramssol’s subsidiaries, RAMS Solution Sdn Bhd is a direct competitor of the Company in Malaysia. RAMS Solution specializes in the implementation, deployment, maintenance and enhancement of Oracle HCM and Campus applications. RAMS Solution provides Oracle Fusion HCM Cloud and other digitalization solutions, such as DocuSign, Darwin Box, etc. In addition to HCM, RAMS Solution provides IT staff augmentation services. Like the Company, RAMS Solution also provides consulting services to for Oracle HCM integration and implementation.

Payroll2U: Payroll2U, headquartered in Singapore, provides payroll outsourcing services and on-line payroll (SaaS) solutions. Payroll2U has its own proprietary payroll management system software, called smartPAY, and offers a subscription-based pricing model. The Company sometimes collaborates with Payroll2U, depending on the specific accounts involved.

Kakitangan: Kakitangan.com, headquartered in Malaysia, offers a HCM platform designed for small and medium businesses. Kakitangan also offers accounting software integrations.

Growth Strategies

Management aims to position the Company not just as a software reseller, but, through long-term relationships, as a strategic partner that enhances human resource capabilities through technology and innovative solutions. The company plans to expand its market share by continuing to add to its HCM product offerings, and expanding operations to other countries in the Southeast Asia Pacific region, and continuing to develop innovative solutions.

60

●	Continue to add to suite of HCM Solutions

In 2024, TalenTec entered into a Consulting Services Agreement with Sire, pursuant to which TalenTec would participate in the development, for Sire, of a SaaS HCM application focused on the hospitality industry. The agreement has been novated by Sire to Brictec Co Ltd, which is owned by Koay Chee Leong, a TalenTec Shareholder. If successfully developed, it is intended that TalenTec would be the master distributor of the solution. In addition to traditional HCM functions, the application would include a financial feature, called Earned Wage Access, which will enable employees to take out advances on their compensation, to be settled at the next payroll cycle, as a kind of interest-free loan. Although rollout of the application is intended for the end of calendar 2025, development is in very early stages, and there can be no assurance that the project will be successfully concluded as scheduled or at all.

●	Expand operations in Singapore and Indonesia and extend to Vietnam

TalenTec plans, over time, to expand its operations in Singapore, which potentially could become the Company’s hub for operations in other Southeast Asia Pacific countries. The Company is exploring with several a global U.S.-based HCM vendor opportunities for the Company to offer the vendor’s products in Singapore, Indonesia, Vietnam, and other Southeast Asia Pacific countries. These expansion plans depend on successful conclusion of these discussions and completion of development of the SaaS solution referred to in the previous paragraph, neither of which can there be assurance.

According to the Mordor Report and IMARC Group’s research, HCM revenue in Indonesia and Vietnam, for 2024, were $479.0 million and $106.0 million, respectively, and expected, by 2030, Indonesia will grow to $165.5 million (CAGR, 12.85%) and by 2033, Vietnam will grow to $186.8 million (6.5%), respectively. These projections may include market segments that TalenTec does not address, such as micro and small enterprises, and forecasts are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this proxy statement/prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

●	Continuing customer relationship management and innovation

The Company intends to continue to build and develop strong relationships with customers, enhance customer retention and encourage referrals with its established and growing customer base. To attract and service additional business, in 2023, the Company added a member to its marketing and sales force, and, in 2024, the Company engaged another consultant. Also, among other things, the Company has already implemented on-premises solutions for many clients that it believes will evolve into hybrid systems and ultimately transition to cloud based solutions over the next several years. The Company expects its long-standing relationships with its customers will facilitate the transition to hybrid and cloud models, easing the migration path and potentially increasing the Company’s revenue. Moreover, the process of transitioning existing clients to cloud solutions is usually simpler and less complex than acquiring new cloud-first clients, largely due to the established rapport and the client’s familiarity with HCM technologies.

Clients and Contracts

As of July 31, 2025, the Company provided services to over 76 of its own clients, partnering with leading corporations across the Asia Pacific region, spanning various sectors such as financial services, hospitality, infrastructure, transportation, education, and the public sector. TalenTec’s business is not substantially dependent on any one of its customer agreements, all of which are made in the ordinary course of business Implementation services for newly on-boarded clients continued to comprise a substantial portion of operations, underscoring TalenTec’s dedication to sustained growth all powered by licensed software from Oracle, Dayforce, Humanica, and Microimage.

61

The following chart represents the Company’s top clients and years of service:

Customer	Industry	Tier Type	Years of Service	Estimated Annual Contract Revenue (USD)	Products	Type of Services
A regulatory authority in Malaysia	Local City Council/Public Sector	One	7	$425,468	Oracle PeopleSoft HCM	Delivery/Maintenance Support
A regulatory authority in Malaysia	Financials/Pension Fund	One	25	$223,300	Oracle PeopleSoft HCM	Delivery/Maintenance Support
A Malaysian Life Insurance Co	Financial/Insurance	One	20	$220,000	Oracle PeopleSoft HCM	Delivery/Maintenance
A private hospital	Education	Two	15	$190,000	Oracle PeopleSoft HCM	Delivery/Maintenance

Data Privacy

The Company’s agreements with all its clients in all countries include clauses on Confidentiality and Personal Data Protection. Besides a standard employment clause, the consultants are required to sign individually and separately with the clients on these clauses. All relevant data of the client reside in the environment controlled by the client, including in a subscription cloud model. The Company does not have access to live production data.

The Company ensures that all interactions with client data are governed by stringent data privacy policies. The Company does not and cannot access any live production data of the client, as all client data remains within the client’s controlled environment, and the Company’s systems and processes are designed to ensure that the Company employees and consultants cannot access client data without explicit authorization and supervision by the client. When testing and verifying solutions before deployment into the client’s environment, the Company utilizes masked data, meaning anonymized or pseudonymized data that does not reveal the actual identities of individuals, thereby ensuring compliance with data privacy regulations. The client retains full ownership and control over all their data, and in the case of on premise solutions, it is their responsibility to ensure that relevant security measures are in place. For cloud subscription models, the owner of the relevant software is responsible for maintaining and ensuring compliance with security protocols, selected based on its adherence to stringent security standards and certifications. In the unlikely event of a data breach or security incident, the Company has well-defined incident response procedures, including immediate notification to the client, thorough investigation, and remediation measures to prevent future occurrences. All Company employees and consultants undergo regular training on data privacy and protection policies, ensuring awareness of the latest regulations and best practices for handling client data securely. By adhering to these detailed data privacy policies, the Company seeks to ensure that its clients can trust the Company with their data and that all data remains entirely in the sole control of the client, as the Company remains committed to maintaining the highest standards of data protection and privacy in all its engagements.

The Company’s Data Privacy Policy

TalenTec in principle values and is obliged to safeguard the privacy aspects of its customers and the employee data collected in the execution of its delivery.

1.	Definition

Data means any content, materials, data and information collected from a third party. Further it shall have the meaning ascribed to it in all applicable data protection legislation.

62

Confidential Information means all information in the disclosing party’s possession or control, whether created before or after project delivery, whatever its format, and whether or not marked “confidential”, including the existence, as transmitted to, shared with, or received by the receiving party, but not including information which is or comes into the public domain through no fault of the other party, was already lawfully in the other party’s possession, or comes into the other party’s possession without breach of any third party’s confidentiality obligation to the disclosing party, or is independently developed by or on behalf of the other party.

Data Protection Legislation means all laws relating to the processing of Personal Data, privacy, and security, including, without limitation, the Personal Data Protection Act of Malaysia, the Singapore Personal Data Protection Act of Singapore, the Data Privacy Act of Indonesia, and all other applicable international, regional, or national data protection laws, regulations and regulatory guidance, as may be amended or superseded from time to time.

2.	Confidentiality

We shall not at any time

i.	Disclose the Confidential Information to any party except to those authorized by the relevant stakeholders to know on a need-to-know basis;

ii.	Use the Confidential Information for our own purposes or for any purposes other than as permitted by the disclosing party; or

iii.	Cause or permit any unauthorized disclosure of any Confidential Information.

We may disclose Confidential Information which would otherwise be confidential if and to the extent:

i.	It is required to do so by law or an order of a court of competent jurisdiction or a regulatory or governmental body to which it is subject wherever situated;

ii.	It is necessary to disclose the Confidential Information to the Company’s professional advisers, auditors, and bankers provided that it does so on a confidential basis.

All documents, records and other information delivered by relevant stakeholders shall be returned or destroyed where necessary upon the completion of delivery of the HCM solution.

3.	Data Security Management

The Company shall:

i.	use the security system embedded in the software, techniques and technology when making the HCM solution available to customer;

ii.	maintain and handle all Data in compliance with the applicable Data Privacy and protection laws, rules and regulations;

iii.	obtain consent to the use of Personal Data for one or more specific purposes.

63

4. Data Collection Practices

TalenTec collects personal and personally identifiable information only for legitimate reasons and uses those Data only for the intended purposes.

When the Company collects such Data, it explains the purpose of collection and uses it only for those intended purposes. As per the statutory requirements and remuneration practices, the Company collects and shares the following Personal Data with the third parties identified below:

Data item	Purpose of collecting the Data	Parties to whom Data is disclosed
Employee Personal Particulars	Used in internal communications during the implementation	Senior management of the client
Employee’s Name	Stored in the personal files of a Human Resource system implemented by TalenTec.	EPF (Employee Provident Fund)
Employee’s Residential and Correspondence Address	Used when enrolling employees in statutory schemes and health insurance schemes	SOCSO (Social Security Organization)
Personal identification Number such as but not limited to Malaysian Identity card / Passport/ Police ID number/ Army ID number/ Statutory ID number		Inland Revenue Board /Tax Office
Date of birth of the employee		The bank to remit employee’s salary
Contact number of the employee		HRD Corporation
Email address of the employee		Any relevant statutory bodies
Employee’s salary particulars, bank account number, and bank branch	For remitting employee’s salary and related payments made by the Company	The bank to remit employee’s salary
Digital version of employee’s photograph	Stored in the HCM system and used within the system	Digital versions of employees’ photographs can be viewed by the authorized users, including client team leaders, senior-management and HCM system administrators.

If the Company shares Personal Data beyond the parties mentioned above, the Company will obtain explicit consent from the relevant parties mentioned above. The Company will disclose above mentioned personal information and any other employee information as ordered by the judicial system, including the police department, of Malaysia or other relevant country without the consent of the organization to do so.

Regulatory Approvals

The Company’s business operations are subject to the following law and regulations:

(a)	The Local Government Act 1976 of Malaysia empowers every local authority to create, amend or revoke any by-laws in respect of the local government area, and to grant any license or permit of any trade, occupation or premises and such license shall be subject to such conditions and restrictions as the local authority may prescribe. The Company is required to apply for business premises licenses for their operating premise from the relevant local authority and has obtained the same from the relevant local authority.

(b)	Personal Data Protection Act 2010 (“PDPA”), which governs the processing of the personal data of its clients and employees.

64

Employees

As of July 31, 2024 and 2025, the Company had a total of 40 and 42 full-time employees in Malaysia, respectively, carrying out the following primary functions:

	As of July 31,
Department	2024	2025
Accounting	1	1
Operations	30	30
Customer Services	1	1
HR & Admin	1	1
Management	4	4
Sales & Marketing	3	5
Total	40	42

Facilities

The Company is a private limited company incorporated under the laws of Malaysia on February 14, 1990. The Company leases 4800 square feet of office space as its headquarters, located at Level 8, The Bousteador, 10, Jalan PJU 7/6, Mutiara Damansara, 47800 Petaling Jaya, Selangor Darul Ehsan, and the telephone number is +603 7731 0023.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of its business. The Company is not currently a party to any legal proceedings the outcome of which, if determined adversely to it, would individually or in the aggregate have a material adverse effect on its business, financial condition, or results of operations.

Business Combination

As previously announced, we consummated the acquisition of all the issued and outstanding shares of Titan and TalenTec, in accordance with the terms of the Merger Agreement on October 1, 2025.

On the Closing Date, Merger Sub merged with and into Titan, and Titan became a direct wholly owned subsidiary of Black Titan. Each issued and outstanding share of common stock of Titan was exchanged for one Black Titan Ordinary Share.

In accordance with the terms of the Share Exchange Agreement, immediately following the effectiveness of the Merger, each TalenTec shareholder contributed and exchanged all of its shares in TalenTec for Black Titan Ordinary Shares. As a result of the share exchange, TalenTec became a direct wholly owned subsidiary of Black Titan. Pursuant to the terms of the Share Exchange Agreement, each TalenTec Shareholder contributed all of such it shares in TalenTec to Black Titan, and, in exchange Black Titan issued to the TalenTec Shareholders, for each share contributed, 8.524 newly issued Black Titan Ordinary Shares for a total of 7,210,800 Black Titan Ordinary Shares issued in the aggregate.

Pursuant to the Merger Agreement, at the effective time of the Merger:

●	By virtue of the Merger, and without any action on the part of any party to the Merger Agreement or the holders of securities of Merger Sub, each share of Merger Sub that is issued and outstanding immediately prior to the Merger shall automatically be converted into an equal number of shares of Titan.

●	By virtue of the Merger, and without any action on the part of the holders of Titan common stock, each share of Titan common stock that was issued and outstanding immediately prior to the Merger Effective was automatically cancelled and ceased to exist, in exchange for the right to receive one Black Titan Ordinary Share.

65

●	By virtue of the Merger, and without any action on the part of the holders of Titan Series AA Preferred Stock each share of Titan Series AA Preferred Stock that is issued and outstanding immediately prior to the Merger was automatically cancelled and ceased to exist in exchange for the right to receive 1.07296 Black Titan Ordinary Shares.

●	By virtue of the Merger, without any action on the part of any holder of Titan warrants or options, each Titan warrant or option that was issued and outstanding immediately prior to the Merger become a warrant or option, as applicable, to purchase that number of Black Titan Ordinary Shares equal to the number of shares of Titan Common Stock that would have been issuable upon the exercise of that warrant or option, as applicable, at an exercise price per share equal to the per share exercise price of such warrant or option, and otherwise upon the same terms and conditions, as set forth in the applicable underlying agreement. Other than as described in the immediately preceding sentence, each such warrant or option so assumed shall continue to have, and shall be subject to, the same terms and conditions as applied to the underlying warrant or option immediately prior to the Merger.

Notwithstanding the foregoing, a holder of those certain Titan warrants initially exercisable October 30, 2020, expiring December 1, 2025; or those certain Titan warrants initially exercisable January 20, 2021, expiring July 20, 2026; or those certain Titan warrants initially exercisable February 4, 2022, expiring August 4, 2027 (collectively, the “Warrants”). had the right, within 30 days after consummation of the Business Combination, to require Titan to purchase the unexercised portion of those warrants from the holder at the Black Scholes Value (as defined in the warrant) of that portion. In connection with the Business Combination, we assumed the Warrants. All of the Warrant holders elected to have the Warrants repurchased.

The Company repurchased the Warrant initially exercisable on October 30, 2020 (exercisable for 10,000,000 Ordinary Shares) based on its Black Scholes Value of $0.8743 per share, for $14,572.00. This Warrant was cancelled and is no longer outstanding.

The Company repurchased the Warrant initially exercisable on January 20, 2021, (exercisable for 34,063 Ordinary Shares) based on its Black Scholes Value of $1,6573per share, for $56,452.61. This Warrant was cancelled and is no longer outstanding

On October 30, 2025, we entered into a Settlement Agreement, dated October 30, 2025, between us and Armistice Capital Master Fund Ltd. (“Armistice”). Armistice held a warrant, initially exercisable on February 4, 2022, for 4,664,038 Ordinary Shares. In lieu of the payment of the Black Scholes Value, the Board of Directors approved a payment to such investor, consisting of (i) $1,000,000 in cash ,and (ii) the issuance of $2,000,000 in restricted ordinary shares of the Company at a price of $3.90 per share, resulting in the issuance of 512,820 restricted Ordinary Shares. representing the closing price of the shares on October 29, 2025. The Warrant was cancelled and is no longer outstanding.

Convertible Preferred Shares Subscription Agreement – the PIPE

On June 20, 2025, we entered into a subscription agreement with ARC for the purchase of up to $4,000,000 of Series A convertible preferred shares of Black Titan, $0.001 par value per share with a stated value of $1,000 per share (the “Series A Preferred Shares”), which may be drawn down in tranches at our option (the “PIPE”). Under the SPA, we may, in our sole discretion, and upon written notice to ARC (the “Drawdown Notice”), sell to ARC such number of Series A Preferred Shares (each demand referred to as a “Drawdown”) as set forth in the Drawdown Notice, at any time from the time of the Closing until September 30, 2026 (the “Drawdown Period”). The Series A Preferred Shares are convertible into Ordinary Shares at a conversion price equal to 85% of the VWAP for the trailing five business days as of the date we send a Drawdown Notice. On August 21, 2025, the SPA was amended to increase the amount of Series A Preferred Shares to be purchased thereunder to up to $6,000,000.

On October 1, 2025, we submitted a Drawdown Notice for $5,500,000, resulting in the issuance of 5,500 Series A Preferred Shares to the Series A Investor.

Crypto Strategy

On October 6, 2025, we announced plans to seek long-term strategic crypto initiatives with potential strategic investments in digital currencies. We are exploring the utilization of a digital currency holding strategy to invest in and capitalize on cryptocurrency opportunities. We are actively exploring additional investments to expand its portfolio through direct coin acquisitions, mining, and fintech-related mergers and acquisitions.

Advisory Agreements

On December 1, 2025, Black Titan entered into the following advisory agreements:

(i)	An advisory agreement with Rentei International Limited under which, in exchange for future corporate advisory services to Black Titan, Black Titan will issue up to 466,667 Ordinary Shares;
(ii)	An advisory agreement with Gokika Global Limited under which, in exchange for future digital transformation advisor services to Black Titan, Black Titan will issue 466,667 Ordinary Shares; and
(iii)	An advisory agreement with BlackTea Hong Kong Limited under which, in exchange for future financial advisory and capital raising advisory services to Black Titan, Black Titan will issue 466,667 Ordinary Shares.

The Ordinary Shares issued to the advisors are subject to a 4.99% beneficial ownership limitation, which restricts conversion to the extent that such holder would beneficially own more than 4.99% of the Ordinary Shares following such conversion.

66

MANAGEMENT

Management and Board of Directors

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Our board is comprised of six directors.

Name	Age	Position
Executive Officers
Chay Weei Jye	53	Co-Chief Executive Officer and Director
Shang Ju Lin	41	Co-Chief Executive Officer
Brynner Chiam	47	Chief Financial Officer and Director

Independent Directors:
Francisco Osvaldo Flores Garcia	38	Independent Director
Firdauz Edmin Bin Mokhtar	57	Independent Director
Gabriel Loh	39	Independent Director
Avraham Ben-Tzvi	54	Independent Director

Executive Officers

Chay Weei Jye has served as our Co-Chief Executive Officer since September 18, 2025. Mr. Chay has served as the Chief Executive Officer of TTNP from December 2024 until September 2025. Mr. Chay has served as the Chief Technology Officer of Zchwantech, a privately held IT services and consulting company focused on the integration of IT-related products and services for companies inside and outside of Malaysia, since October 2021. Previously, Mr. Chay served as an Enterprise Domain Architect for Affin Bank Berhad from March 2021 to September 2021. In this role, Mr. Chay actively contributed as an IT lead on various request-for-proposal projects pertaining to human capital management, balance sheet management, group compliance, and finance/enterprise resource planning. From November 2019 to March 2021, he served as the Solutions Director for Sigma Info Analytics Data Sdn Bhd (“Sigma”), a Malaysian company in the information and communications technology sectors with a focus on systems, applications, data processing and project management. As Solutions Director for Sigma, Mr. Chay oversaw overall strategic advisory, enterprise architecture and technology solutions. From April 2018 to May 2019, Mr. Chay served as Deputy General Manager and Technical Architect for UEM Group Berhad, the infrastructure arm and wholly-owned subsidiary of Khazanah Nasional Berhad, the sovereign wealth fund of Malaysia. Prior to UEM Group, Mr Chay also served as a Senior Manager (Solutions Architect) of Malaysian Airlines for 11 years. Mr. Chay has a Bachelor of Computer Science from the Universiti Putra Malaysia located in Serdang, Malaysia.

Shang Ju Lin has served as our Co-Chief Executive Officer since November 10, 2025. Mr. Lin has served as director of Miluna Acquisition Corp since June 2025 and as chief executive officer of Miluna Acquisition Corp since July 2025. Mr. Lin has extensive experience in investment and management. Since June 2020, he has served as a partner and member of the investment committee board at LBank Labs, where he manages multiple strategic funds with assets totaling $100 million, including hedge funds, primary investments, and funds of funds. Over the past five years, Mr. Lin has invested in more than 30 primary projects and 10 blockchain funds, and has demonstrated his leadership in managing teams of employees. Mr. Lin has extensive hands-on experience advising companies on the foundational development and execution of digital asset treasury operations. His expertise focuses on the practical implementation of asset allocation models that align with corporate risk appetite, ensuring a balanced approach to capital preservation. Mr. Lin’s work is deeply rooted in liquidity monitoring and the maintenance of risk frameworks, designed to ensure sufficient operational runway and capital efficiency. By collaborating closely with management, he helps streamline capital deployment workflows, ensuring that every strategic move is backed by rigorous process and clear accountability. Mr. Lin earned a dual EMBA degree from Institut Européen d’Administration des Affaires (INSEAD) and Tsinghua University in 2015, and received his Bachelor of Science in Electrical Engineering from the University of West Ontario in 2006.

67

Brynner Chiam has served as our Chief Financial Officer and director since August 21, 2025. Mr. Chiam has served as sole director and principal executive officer since November 2024. Mr. Chiam has also served as TTNP’s acting principal executive officer from November 2024 to December 2024, and as a director and acting principal financial officer since November 2024. Mr. Chiam currently serves as Vice President of Finance and Tax at Black Chamber Management, a shared service company which provides outsourcing services to related companies as well as third parties, since November 2020, where he is responsible for all aspects of planning, implementing and managing financing activities for the company and its clients. From February 2014 to October 2020, Mr. Chiam served as a Director for Tricor Taxand Sdn. Bhd., a professional tax firm and independent tax adviser specializing in providing tax-related services to its clients. Mr. Chiam is a member of the Chartered Tax Institute of Malaysia and has over 20 years of experience as a tax consultant and tax practitioner. He received his Bachelor of Business Studies (Accountancy) from Massey University in New Zealand.

Directors

Francisco Osvaldo Flores García has served as a director since October 1, 2025. Mr. García is a Managing Partner of Trebol Capital since 2013, where he also serves as a board member. Trebol Capital is a Venture Capital Fund that invests in technology companies. Since October 2019, Mr. Flores has been the Managing Partner of Klee Real Estate de Mexico, an investment group focused in Real Estate. Mr. Flores is in charge of fundraising and analysis of new investment opportunities, and he manages the day to day operations. From October 2020 through March 2023, Mr. Flores served as the Chief Financial Officer of Benessere Capital Acquisition Corp., a special purpose acquisition company. From April 2022 until March 2023, Mr. Flores was the Venture Partner and Managing Partner of Arc Group Ventures in Mexico, where he was in charge of new operations in the Mexican market. Mr. Flores is a Mechatronics Engineer with an Artificial Intelligence specialty (2004-2009) Student of the MBA (MBA) at Tecnológico de Monterrey. He is also qualified as a Project Manager Professional - PMI (2012) and is a Manager at Lean Startup & Social Entrepreneur for Ecosystem Development – TechBA Technology Business Models. Based on Mr. Flores’ experience, our Board believes that Mr. Flores has the appropriate set of skills to serve as a member of our Board.

Firdauz Edmin Bin Mokhtar has served as a director since October 1, 2025. Mr. Bin Mokhtar has been the Chief Executive Officer of Saujana Petroleum Sdn Bhd since November 2023. Saujana Petroleum Sdn Bhd is an investment holding company, with operations that include marine operation and maintenance for Malaysia oil production under E&P O&M Services Sdn Bhd (EPOMS). Mr. Mokhtar served as the Chief Financial Officer of Data Knights Acquisition Corp., a special purpose acquisition company, from February 2021 until November 2023, when it completed a business combination with OneMedNet Corporation (NASDAQ:ONMD, ONMDW), a medical imaging company, based in the United States. From January 2020 until January 2021, he served as Senior Vice President, Special Projects, of Group CEO Office, at Serba Dinamik Holdings Berhad, where he was involved in mergers and acquisitions. Previously from May 2012 until November 2019, Mr. Mokhtar was the Chief Financial Officer of PBJV Group Sdn Bhd (PBJV), an oil and gas services provider in Malaysia, where he was responsible for accounting, finance, tax and legal issues, as well as general company secretarial matters for the group. Mr. Mokhtar received his bachelor’s degree (Honors) in Accountancy in July 1997 from The International Islamic University Malaysia. Mr. Mokhtar is a Certified Public Accountant registered with the Malaysian Institute of Accountants. Based on Mr. Mokhtar’s experience, our Board believes that Mr. Mokhtar has the appropriate set of skills to serve as a member of our Board.

Gabriel Loh has served as a director since October 1, 2025. Mr. Loh has served as the Head of Business Development at a public listed company in Malaysia which provides solutions and services to the general insurance and financial service industries, since June 2024. From 2014 through June 2024, Mr. Loh was a Senior Relationship Manager at The Bank of East Asia, Limited in multiple branches. Mr. Loh received his Bachelor’s Degree in Engineering in 2008 from the University of Nottingham, Malaysia Campus.

68

Avraham Ben-Tzvi has served as a director since October 1, 2025. Mr. Ben-Tzvi is the founder of ABZ Law Office, a boutique law firm specializing in corporate & securities laws, commercial law & contracts, and various civil law matters, as well as providing outsourced general counsel services for publicly traded as well as private companies and corporations, which he established in January 2017. Mr. Ben-Tzvi served as Chief Legal Officer and General Counsel of Purple Biotech Ltd. (formerly Kitov Pharma Ltd.) (NASDAQ/TASE: PPBT), a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, from November 2015 until April 2020. Prior to that, Mr. Ben-Tzvi served as General Counsel and Company Secretary at Medigus Ltd. (NASDAQ/TASE: MDGS), a minimally invasive endosurgical tools medical device and miniaturized imaging equipment company, from April 2014 until November 2015. Prior to that he served as an attorney at one of Israel’s leading international law firms where, amongst other corporate and commercial work, he advised companies and underwriters on various offerings by Israeli companies listing in the US and on various SEC related filings. Prior to becoming a lawyer, Mr. Ben-Tzvi worked in several business development, corporate finance and banking roles at companies in the financial services, lithium battery manufacturing and software development industries. Since January 5, 2025, Mr. Ben-Tzvi has been serving as a member of the Board of Directors of Cyclacel Pharmaceuticals Inc. (NASDAQ: CYCC) a pharmaceuticals development company. Between October 15, 2024 and December 19, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of LQR House, Inc. (NASDAQ: YHC), a company in the wine and spirits e-commerce sector. Between March 25, 2024 and August 2, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of OpGen, Inc. (NASDAQ: OPGN), a precision medicine company. Between December 2023 and February 2025, Mr. Ben-Tzvi served as a member of the Board of Directors of Minim, Inc. (NASDAQ: MINM), a company which delivered smart software-driven communications products under the globally recognized Motorola brand and Minim® trademark. Mr. Ben-Tzvi has been serving as a member of our Board of Directors since August 2022. Mr. Ben-Tzvi holds a B.A., magna cum laude, in Economics from Yeshiva University in New York and an L.L.B., magna cum laude from Sha’arei Mishpat College of Law in Hod HaSharon, Israel. Mr. Ben-Tzvi is a licensed attorney and member of the Israel Bar Association and is also licensed as a Notary by the Israeli Ministry of Justice.

Family Relationships

There are no family relationships between our Board of Directors and our executive officers.

The Company’s Executive Compensation

The aggregate cash compensation accrued to the directors and executive officers who were employed by TalenTec during fiscal year 2025 and 2024 (including individuals who are no longer with TalenTec) was approximately US$42,676 and $237,105 respectively.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, we are permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, we are not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. We may elect to follow its home country’s corporate governance practices as long as its remains a foreign private issuer. As a result, our shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, we are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

Independence of Directors

Our board of directors consists of six directors, four of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. Messrs. Avraham Ben-Tzvi, Firdauz Edmin Bin Mokhtar, Francisco Osvaldo Flores García and Gabriel Loh are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

69

Director Nominations

Committees of the Board of Directors

We have established a separately standing audit committee and compensation committee, and adopted a charter for each of these committees.

Audit Committee

Our audit committee consists of Firdauz Edmin Bin Mokhtar, Francisco Osvaldo Flores García and Gabriel Loh, with Firdauz Edmin Bin Mokhtar serving as the chair of the committee. Each member of the audit committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each member of the audit committee is financially literate. The Board has determined that Mr. Mokhtar is an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication, as defined under the rules of Nasdaq.

The audit committee’s responsibilities will include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing Black Titan’s independent registered public accounting firm;

●	discussing with Black Titan’s independent registered public accounting firm their independence from management;

●	reviewing with Black Titan’s independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by Black Titan’s independent registered public accounting firm;

●

overseeing the financial reporting process and discussing with management and Black Titan’s independent registered  public accounting firm the interim and annual financial statements that Black Titan files with the SEC;

●	reviewing and monitoring Black Titan’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our board of directors has adopted a written charter for the audit committee which is available on Black Titan’s website at www.blacktitancorp.com.

Nominating and Corporate Governance Committee

Black Titan’s nominating and corporate governance committee will consist of Francisco Osvaldo Flores García, Avraham Ben-Tzvi, and Firdauz Edmin Bin Mokhtar, with Francisco Osvaldo Flores García, serving as the chair of the committee. Each member of the nominating and corporate governance committee is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:

●	identifying individuals qualified to become members of Black Titan’s board of directors, consistent with criteria approved by Black Titan’s board of directors;

70

●	recommending to Black Titan’s board of directors the nominees for election to Black Titan’s board of directors at annual meetings of Black Titan’s shareholders;

●	overseeing an evaluation of Black Titan’s board of directors and its committees; and

●	developing and recommending to Black Titan’s board of directors a set of corporate governance guidelines.

Black Titan’s believes that the composition and functioning of Black Titan’s nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards. The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on Black Titan’s website at www.blacktitancorp.com

Compensation Committee

Black Titan’s compensation committee consists of Firdauz Edmin Bin Mokhtar and Francisco Osvaldo Flores García, with Francisco Osvaldo Flores García serving as the chair of the committee. Each member of the Compensation Committee is “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.

●	reviewing and approving corporate goals and objectives relevant to the compensation of Black Titan’s Chief Executive Officers, evaluating the performance of Black Titan’s Chief Executive Officer in light of these goals and objectives and setting or making recommendations to Black Titan’s Board regarding the compensation of Black Titan’s Chief Executive Officer;

●	reviewing and setting or making recommendations regarding the compensation of Black Titan’s other executive officers;

●	making recommendations to Black Titan’s board of directors regarding the compensation of Black Titan’s directors;

●	reviewing and approving or making recommendations to Black Titan’s board of directors regarding Black Titan’s incentive compensation and equity-based plans and arrangements; and

●

appointing and overseeing any compensation consultants. it is anticipated that the composition and functioning of Black Titan’s compensation committee meets the requirements for independence under the current Nasdaq listing standards.

Our board of directors has adopted a written charter for the compensation committee which is available on our website at www.blacktitancorp.com.

Code of Ethics

We have a code of ethics that applies to all of its executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 6-K.

Shareholder Communication with the Board of Directors

Shareholders and other interested parties may communicate with our board of directors, including non- management directors, by sending a letter to us at Level 8, Unit 8-02 The Bousteador, 10, Jalan PJU 7/6, Mutiara Damansara, 47800 Petaling Jaya, Selangor Darul Ehsan, Malaysia for submission to the board of directors or committee or to any specific director to whom the correspondence is directed. Shareholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial shareholder of Black Titan. All communications received as set forth above will be opened by the corporate secretary or his or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the board of directors will be forwarded promptly to the chairman of the board of directors, the appropriate committee or the specific director, as applicable.

71

SELECTED HISTORICAL FINANCIAL INFORMATION AND OPERATING DATA

The following tables set forth selected historical financial information of TTNP and TalenTec included elsewhere in this prospectus.

Selected Historical Financial Information and Operating Data of TalenTec

The balance sheet data as of July 31, 2024 and 2025, and statement of operations data for the years ended July 31, 2024 and 2025 are derived from TalenTec’s audited financial statements included elsewhere in this prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and notes thereto, which are prepared and presented in accordance with U.S. GAAP and included elsewhere in this prospectus. TalenTec’s historical results are not necessarily indicative of future results.

	For the years ended July 31,
	2024	2025

Consolidated condensed statement of income and comprehensive income
Revenues	$2,124,496	$2,683,126
Cost of revenues	1,437,661	1,798,198
Gross profit	686,835	884,928
Total operating expenses	568,175	658,878
Income from operations	118,660	226,050
Other Income (expenses)	34,567	(16,139)
Net income	$153,227	$209,911
Earnings per share – basic and diluted	0.31	0.36
Weighted average shares outstanding - basic and diluted	501,312	580,000

	As of July 31, 2024	As of July 31, 2025
	US$	US$

Selected Balance Sheet Data:
Cash and cash equivalents	$684,497	$575,111
Restricted cash	549,533	608,820
Accounts receivable, net	287,324	167,153
Contract assets	3,380	-
Deferred costs	317,761	345,780
Deferred offering cost	369,697	710,300
Prepaid expenses and other current assets	38,914	55,731
Property and equipment, net	1,365	107,965
Right-of-use asset	-	151,642
Total Assets	2,252,471	2,722,502
Accounts payable	$152,327	$289,246
Notes payable	319,750	130,910
Contract liabilities	475,697	573,312
Accrued expenses and other current liabilities	182,116	603,504
Amount due to a related party	358,626	-
Short-term borrowings	-	-
Current portion of long-term bank borrowings	66,193	19,597
Long-term borrowings, non-current	17,949	-
Lease liabilities, current	-	63,817
Lease liability, non-current	-	87,825
Total Liabilities	$1,572,658	$1,768,211
Total Stockholders’ equity	679,813	954,291
Total Liabilities, Redeemable Common Stock and Stockholders’ Equity	$2,252,471	$2,722,502

72

	For the years ended July 31,
	2024	2025
Condensed consolidated statement of cash flow
Net cash provided by operating activities	$191,554	$394,218
Net cash used in investing activities	(1,526)	(123,425)
Net cash provided by/(used in) financing activities	556,460	(417,205)

Selected Historical Financial Information Of TTNP

The following tables present the selected financial data of TTNP. The balance sheet data as of September 30, 2025 and December 31, 2024, and statement of operations data for the three and nine months ended September 30, 2025 and 2024 are derived from TTNP’s unaudited financial statements included elsewhere in this prospectus. The selected historical financial information of TTNP as of December 31, 2024 was derived from the audited historical financial statements of TTNP included elsewhere in this proxy statement/prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “TTNP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus are prepared and presented in accordance with U.S. GAAP.

(in thousands of U.S. dollars)	December 31, 2024 (audited)	September 30, 2025 (unaudited)
Selected Balance Sheet Data:
Cash	$2,831	$1,955
Related party receivable	62	232
Prepaid expenses and other current assets	30	95
Property and equipment, net	-	5
Total Assets	$2,923	$2,287
Accounts payable	$202	$261
Other accrued liabilities	281	41
Total Liabilities	483	302
Total Stockholders’ Equity	2,440	1,985
Total Liabilities and Stockholders’ Equity	$2,923	$2,287

73

	For the three months ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2024 (audited)	2025 (unaudited)	2024 (audited)	2025 (unaudited)
Selected Statement of Operations Data:
Revenue	$-	$-
Total operating expenses	754	777	3,891	1,967
Loss from operations	(754)	(777)	(3,891)	(1,967)
Other (expense), net	(9)	(26)	(25)	(88)
Net loss	(763)	(803)	(3,916)	(2,055)
Net loss per share – basic and diluted	(0.83)	(0.57)	(4.38)	(1.84)
Weighted average shares outstanding - basic and diluted	914	1,398	894	1,114

	For the nine months ended September 30,
(in thousands of U.S. dollars)	2024 (audited)	2025 (unaudited)
Statement of Cash Flow:
Net cash used in operating activities	$(3,360)	$(2,301)
Net cash provided by investing activities	-	(5)
Net cash provided by (used in) financing activities	$(14)	1,430

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of TTNP and TalenTec on a stand-alone basis and the unaudited pro forma condensed combined per share data for the year ended September 30, 2025 and year ended July 31, 2025 and the per share data of each TTNP, Black Titan and TalenTec after giving effect to the Business Combination. The pro forma earnings information the year ended September 30, 2025 and year ended July 31, 2025, were computed as if the Business Combination had been completed on October 1, 2025 and carried forward through the interim period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of TTNP and the Company and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited TTNP and Company pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

	Historical
	For the year ended September 30, 2025	For the year ended July 31, 2025	For the year ended July 31, 2025
	TTNP	BLACK TITAN	TALENTEC	Transaction
	(in U.S. dollars thousands, except for share and per share data, or otherwise noted)			Accounting Adjustments	Pro Forma Combined
Net (loss) income	(2,845)	$(163)	$210	$(6,263)	$(9,061)
Basic and diluted weighted average shares outstanding	1,061,623			-	10,780,871
Net loss per ordinary share- basic and diluted	(2.68)	$		-	$(0.84)

74

BLACK TITAN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Black Titan (the “Company”), incorporated on July 11, 2024 in the Cayman Islands, was formed solely to facilitate the Business Combination between TTNP and TalenTec. Other than activities related to the Business Combination, the Company has not conducted any operations and has generated no revenues since inception.

Pursuant to the Merger Agreement, Black Titan is responsible for settling certain Company Transaction Expenses and Parent Transaction Expenses at closing. Mr. Choong Choon Hau, a shareholder of Black Titan Corporation has also agreed to use commercially reasonable efforts to fund working capital to the combined company.

Results of Operations

For the period from July 11, 2024 (inception) to July 31, 2024, the Company incurred a net loss of US$3,947, consisting of administrative expenses charged by a related party.

For the year ended July 31, 2025, the Company incurred a net loss of US$163,173, primarily related to increased legal, accounting, and administrative expenses incurred in connection with the Business Combination. The Company does not expect to generate revenues unless and until the Business Combination is completed.

Liquidity and Capital Resources

As of July 31, 2024, the Company had total liabilities of US$3,947 and a working capital deficit of the same amount.

As of July 31, 2025, the Company had total liabilities of US$167,120 and a working capital deficit of US$167,120, reflecting additional related-party advances used to fund transaction costs. The Company has no cash, no revenue-generating activities, and no material assets.

Management expects Black Titan to continue relying on related-party support and anticipated Transaction Financing until completion of the Business Combination.

Going Concern

The Company has incurred recurring losses, has no operations, and has a working capital deficit, which raise substantial doubt about its ability to continue as a going concern. Management expects that financial support commitment from its shareholder will resolve these uncertainties. The financial statements do not include adjustments that may be necessary if the Company is unable to continue as a going concern.

Commitments

Other than obligations under the Merger Agreement and administrative fees payable to related parties, the Company has no long-term commitments, debt, or off-balance sheet arrangements.

Subsequent Events

We have evaluated events that have occurred subsequent to September 30, 2025 and through the date that the financial statements are issued. Based on this evaluation, other than as set forth below, no events have occurred that require disclosure or adjustment in the financial statements.

On October 1, 2025, the Company successfully closed its previously announced merger with Titan Pharmaceuticals, Inc. (“Titan”). Following the merger, on October 2, 2025, the combined company’s ordinary shares, $0.0001 par value per share, began trading on the Nasdaq stock exchange under the ticker symbol NASDAQ: BTTC. Pursuant to the Merger and Contribution and Share Exchange Agreement dated August 19, 2024, Titan has become a wholly owned subsidiary of Black Titan Corporation, effective as of October 1, 2025. As part of the transaction, each issued and outstanding share of Titan common stock was automatically converted into ordinary shares of Black Titan on a one-for-one basis. Trading of Titan’s common stock on the Nasdaq Capital Market ceased trading at the close of business on October 1, 2025, and Black Titan’s ordinary shares commenced trading on Nasdaq on October 2, 2025.

75

TALENTEC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” or “our,” refer to TalenTec and its subsidiary. You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis is set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in this proxy statement/prospectus titled “Risk Factors.” Our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

TalenTec seeks to deliver effective and cost-efficient human capital management (“HCM”) solutions to customers who have different levels of need and challenges. We work closely with our clients as one unit focusing on designing and implementing different applications for financial management, spend management, human capital management, planning, and analytics. We believe post implementation support is essential to customers, hence both our in-house expertise and the provision of maintenance, training and other support services to meet the different needs of customers. As a leading provider of HCM software in Malaysia, TalenTec has introduced numerous cutting-edge HCM solutions to that market, such as Oracle PeopleSoft HCM, Oracle PeopleSoft Financials, Sunfish Workplaze HR, DayForce HCM, and MiHCM Cloud, through our holistic, integrated and reliable services. The services and solutions offered encompass a wide range of human resource management needs, catering to various industries and supporting key aspects of the HR lifecycle.

We have applied our expertise with PeopleSoft Human Resource and Payroll and PeopleSoft Financials since 1993. With a 30-year plus track record, we have a strong, diverse client base, from medium-sized and large organizations within numerous industry categories, including financial services, hospitality, public sector, telecommunications, education, healthcare, and manufacturing. We operate directly in Malaysia and Singapore and with services partners in other parts of the Asia Pacific region. While we continue to expand our services partner arrangements to further support our customers, we are participating in development of an HCM cloud solution directed at the hospitality industry. We also intend to enlarge our regional presence in Southeast Asia by expanding our operations in Indonesia and to the Philippines; however these plans depend on successful completion of the HCM cloud solution and successful conclusion of discussions with a major vendor and successful completion of development of the HCM solution in which TalenTec is participating. See, “Information Related to TalenTec—Business—Growth Strategies.”

The HCM market in this region is changing significantly through the adoption of mobile applications, digitalization, and AI. We expect opportunities not only from existing and new client adoption of cloud-based software solutions, but also in providing the corresponding services that they require.

Certain Factors Affecting Our Performance

Impact of New Customer Acquisition

Our future growth is significantly contingent upon our capacity to attract new clients. If our efforts to attract new customers are insufficiently successful, our revenue and rate of revenue growth may also decline. From our experience, our strategy of providing incident response and proactive services help tremendously our drive for new customers. Many organizations in Southeast Asia region have not yet adopted cloud-based HCM solutions, and, given our broad range of products and services tailored to organizations of varying sizes across multiple industries, we are optimistic about available expansion opportunities.

Impact of Maintaining Customer Retention and Increasing Sales

Our ability to increase revenue also depends in large part on our ability to retain our existing customers. We are dedicated to growing sales through our existing customer base by expanding our product offerings, augmenting support and enhancement services, and providing upgrade services. For the years ended July 31, 2024 and 2025, our subscription renewal rate for our existing customers was 100%.

76

Impact of Number of Consultants on Implementation and Maintenance

Our ability to increase revenue is heavily influenced by the number of consultants dedicated to implementation and maintenance services in the projects. These professionals are crucial in ensuring the punctual delivery of projects to our clients. Augmenting our team in these areas can significantly shorten the project implementation and sales cycles. Additionally, a strong sales force is indispensable for broadening our customer base by actively engaging with a larger pool of potential clients. As of July 31, 2024, and 2025, we had 29 and 30   consultants, respectively.

Key Financial and Operating Measures

We measure our business using annual recurring revenue and non-GAAP financial measures to manage our business and monitor results of operations. We believe that the financial statements and the other financial data included in this proxy statement/prospectus have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and the regulations published by the SEC.

Annual Recurring Revenue

	July 31,
	2024	2025

Software Maintenance Annual Recurring Revenue	$1,056,766	$965,437
Cloud-Subscription Annual Recurring Revenue	291,565	342,071
Total Annual Recurring Revenue	$1,348,331	$1,307,508

Annual Recurring Revenue (“ARR”) represents the expected annual billing amounts from all active maintenance and subscription agreements. ARR is calculated based on the contract Monthly Recurring Revenue (“MRR”) multiplied by 12. MRR is calculated based on the accounting adjusted total contract value divided by the number of months of the agreement based on the start and end dates of each contracted line item. The aggregate ARR calculated at the end of each reported period represents the value of all contracts that are active as of the end of the period, including those contracts that have expired but are still under negotiation for renewal. We typically allow for a grace period of up to six months past the original contract expiration quarter during which we engage in the renewal process before we report the contract as lost / inactive. This grace-period ARR amount has been less than 2% of the reported ARR in each period presented. If there is an actual cancellation of an ARR contract, we remove that ARR value at that time.

We believe ARR is an important metric for understanding our business since it tracks the annualized cash value collected over a 12-month period for all of our recurring contracts, irrespective of whether it is a maintenance contract on a perpetual license or a SaaS subscription contract. ARR should be viewed independently of total revenue and deferred revenue related to our software and services contracts and is not intended to be combined with or to replace either of those items.

77

Maintenance Annual Recurring Revenue

Maintenance Annual Recurring Revenue (“Maintenance ARR”) represents the portion of ARR only attributable to our maintenance contracts.

We believe that the Maintenance ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our maintenance contracts. Maintenance ARR comes basically from maintenance contracts supporting our perpetual licenses. Maintenance ARR is recognized on the 12 months cycle. Any contracted maintenance revenue beyond the 12 months is considered as deferred revenue. As we continue to shift our focus from perpetual licenses to cloud-based subscriptions, we expect Maintenance ARR will decrease in future quarters.

Subscription Annual Recurring Revenue

Subscription Annual Recurring Revenue (“Subscription ARR”) represents the portion of ARR only attributable to our subscription contracts.

We believe that Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all of our recurring subscription contracts. Subscription ARR, which excludes maintenance contracts on our perpetual licenses, provides an insight to our periodic performance and overall size and scale of our subscription business. This is especially important, as the Company continues to focus efforts on subscription-based licensing. Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to subscription contracts and is not intended to be combined with or to replace either of those items.

Components of Results of Operations

Revenues

We provide our customers with HCM solutions using Oracle PeopleSoft HCM, Oracle PeopleSoft Financials, Sunfish Workplaze HR, Dayforce HCM, and MiHCM Cloud, all of which are third party HCM software, developed and owned by different corporations. We derive our revenues from maintenance services, implementation services, SaaS subscription services, licensing and other services, including training services, sales of hardware and other supporting activities related to software.

Maintenance services revenues are generally recognized over time using an output-based method. The maintenance services provided to customers are based on Software Maintenance and Support Service Agreements signed with our customers. The duration of the services is normally between one to three years. Customers are generally billed in advance before the services are provided. Customers will have up to 45 days to make payments from the date of receipt of the original invoice. The fees vary based on different applications in use and the support model that is adopted, including the degree of support activities involved. The maintenance services can be either bundled with other relevant services or on its own. The maintenance and support services include troubleshooting, addressing and resolving a customer’s legitimate concerns. Maintenance services revenue accounted for approximately 42.5% and 36.0% of our total revenue for the years ended July 31, 2024 and 2025, respectively. Approximately 92% of the revenue generated from maintenance services is from the Oracle PeopleSoft HCM, with a small contribution from Oracle PeopleSoft Financials; the rest of the revenues were generated from Sunfish Workplaze HR and MiHCM Cloud solutions.

Implementation services revenues are recognized over time as services involve setting the system, configuration, customization work, loading customers’ data, testing and certification for production of the software, which are considered to be part of delivery activities. As each customer has different HR policies such as overtime wage rates, leave entitlements, claim metrics, performance appraisals, policy matters and statutory compliance, we deliver solutions that are highly configured and tailored to the different business needs of different customers. Our implementation contracts run typically from six to 18 months, with firm commitments for performance from both parties. We generally charge the customers based on the milestones listed in our scope of services. We may provide certain customers with flexible payment terms, and the timing of revenue recognition may differ from the timing of invoicing to our customers. Implementation services revenue accounted for approximately 39.3% and 38.2% of our total revenue for the years ended July 31, 2024 and 2025, respectively.

78

SaaS Subscription services revenues are generally recognized over time. The contract we sign with clients also includes relevant consultancy and implementation services bundled into a single performance obligation. Customers are typically charged a one-time upfront access fee for the use of the software solution. Our SaaS subscription contracts typically have a term of one to three years with very restrictive cancellation clauses. We generally invoice our customers quarterly, semi-annually or annually in advance for SaaS subscriptions. Subscription revenues are driven primarily by the number of user access, the headcount of the organization, and the specific application modules subscribed. Over time, these revenue variables will continue to expand, as the business of the customer grows. Subscription revenue accounted for approximately 13.0% and 12.7% of our total revenue for the years ended July 31, 2024 and 2025, respectively.

Licensing fee revenues are based on the conventional licensing model, in which the license to use the software is charged only once, up front. Subsequent revenues for the licensing are annual support and maintenance charges for the licensed software. The revenue from licensing fees is recognized at the point in which the software licenses are made available to a customer. The charging parameters for the licensing include the number of user access, the headcount, and the relevant licensed modules purchased. Over time, the revenues will continue to expand so long as the business and the needs of the customer grow. Licensing fee revenue accounted for approximately 4.5% and 4.2% of our total revenue for the years ended July 31, 2024 and 2025, respectively.

Other revenues are derived mainly from training services, sales of hardware and other support activities associated with software. Revenue is generally recognized over the service period. Revenues from these sources augment our core activities, i.e., implementation, maintenance, SaaS subscription services and licensing. Other revenues also generated from sales of hardware, for example, Facial Recognition (“FR”) access and attendance systems and closed-circuit television (“CCTV”). Other revenues accounted for approximately 0.8% and 8.9% of our total revenue for the years ended July 31, 2024 and 2025, respectively.

Our charging matrix depends on the types of services and activities provided to clients. We employ fixed charges with the option for variation orders for services related to a specific scope of work. For time and materials-based services, we charge usually by man-days utilized. For secondment services, we apply fixed charges based on the number of workdays, and we bill clients either weekly or monthly. We generally invoice our customers in arrears for our professional services. For contracts billed on a time and materials basis, revenues are recognized over time as the professional services are performed. For contracts billed on a fixed price basis, revenues are recognized over time based on the proportion of the professional services performed. In some cases, we supplement our consulting teams by subcontracting resources from our service partners and deploying them on customer engagements.

The mix of applications to which each customer subscribes can affect our financial performance, due to price differentials in our applications. Pricing for our applications varies based on many factors, including the number of users, the relevant application modules purchased or subscribed for, the size of the company in terms of head count, and in some cases the revenue of the company. New products or services offered by competitors in the future could also impact on the mix and pricing of our offerings.

Cost of Revenue and Expenses

Cost of revenues are comprised of the following:

In-house employee costs are primarily of salaries and other personnel-related costs, including employee benefits and bonuses, for employees providing services to our customers.

Direct costs consist of costs of third-party intellectual property fees (that is basically licensing fee and related maintenance) that we sell to the customer, the amortization of services costs, an allocation of general overhead costs and referral fees. Direct costs of third-party intellectual property fees include amounts paid for third-party licenses and related maintenance that we sell as part of our solutions. We also purchase software licenses from software vendors on a wholesale basis and resell them to our customers with a mark-up. We also outsource some implementation work to third-party IT companies, depending on project requirements or in the event of resource constraints.

79

Sales and marketing expenses. Sales and marketing expenses consist primarily of salaries and employee-related expenses, marketing and advertising expenses, and depreciation and rental expenses related to marketing functions.

General and administrative expenses. General and administrative expenses consist of salaries and employee-related expenses for finance and accounting, legal, human resources, information systems personnel, professional service fees, and rental expenses related to general and administrative personnel.

Results of Operations

The following table sets forth our consolidated statement of operations data for the periods indicated:

	For the years ended July 31,
	2024	2025

Revenues	$2,124,496	$2,683,126
Cost of revenues	1,437,661	1,798,198
Gross profit	686,835	884,928

Operating expenses:
Selling and marketing expenses	16,822	24,773
General and administrative expenses	551,353	634,105
Total operating expenses	568,175	658,878

Income from operations	118,660	226,050

Interest expense	(48,329)	(13,905)
Other income/(expenses)	82,896	(2,234)
Total other income/(expenses), net	34,567	(16,139)

Income before income taxes	153,227	209,911
Income tax expense	-
Net income	$153,227	$209,911

Operations in Malaysia accounted for 98.6% and 97.7% of revenue for the years ended July 31, 2024 and 2025, respectively.

Comparison of years ended July 31, 2024 and 2025

Revenues

Our total revenues for the years ended July 31, 2024, and 2025, consist of revenues generated from maintenance services, implementation services, SaaS Subscription services, licensing and other services based on different types of software clients chose to implement and subscribe. Revenue generated from licensing services is one-time revenue and influenced by the number of new clients acquired. Once the new clients have licensed to a software product, they would have perpetual rights to use the software. If clients require upgrade version of the product or new function, TalenTec will offer implementation and maintenance services. Hence, the revenue from implementation and maintenance services are highly generated by existing customers. Given the market’s continuing momentum shift to cloud-based digitalization solutions, more new clients are looking for cloud-based solutions.

80

Revenue sources are as follows:

	For the years ended July 31,
	2024	2025	Change

Maintenance services	$902,821	$965,437	6.9%
Oracle PeopleSoft HCM/Oracle PeopleSoft Financials	840,164	881,696	4.9%
Sunfish HR Solution	50,441	69,335	37.5%
MiHCM Cloud	12,216	14,406	17.9%
Implementation services	833,886	1,025,021	22.9%
Oracle PeopleSoft HCM/Oracle PeopleSoft Financials	742,276	906,361	22.1%
Sunfish HR Solution	86,339	96,297	11.5%
MiHCM Cloud	351	19,280	5392.9%
Dayforce HCM	4,920	3,083	(37.3)%
SaaS Subscription services	277,109	342,071	23.4%
Sunfish HR	170,735	229,352	34.3%
MiHCM	106,374	112,719	6.0%
Licensing	94,727	112,607	18.9%
Oracle PeopleSoft HCM/Oracle PeopleSoft Financials	93,431	103,908	11.2%
Sunfish HR Solution	1,296	8,699	571..2%
Other	15,952	237,990	1,391.9%
Total revenues	$2,124,496	$2,683,126	26.3%

Revenues

Total revenues were $2,124,496 for the year ended July 31, 2024, compared to $2,683,126 for the year ended July 31, 2025, an increase of $558,630, or 26.3%, due principally to the increase in revenue generated from maintenance, implementation, SaaS, licensing and hardware. To continue with the up-going trend, the Company will continue to acquire new clients by expanding the sales force and network and to ensure the consultants reduce time lags on delivery projects.

Maintenance services revenues were $902,821 for the year ended July 31, 2024, compared to $965,437 for the year ended July 31, 2025 An increase of $62,616 or 6.9%. The increase primarily reflects improved client retention and higher demand for post-implementation support services. As customers required ongoing system updates and optimizations, the Company experienced growth in maintenance-related engagements. Additionally, the gradual expansion of the Company’s client base contributed to higher recurring revenue from existing client contracts.

Implementation services revenues were $833,886 for the year ended July 31, 2024, compared to $1,025,021 for the year ended July 31, 2025, an increase of $191,135, or 22.9%. TalenTec has secured a new project for Sunfish Workplaze and two Oracle PeopleSoft upgrade services projects in 2024 that spilled over to 2025 has contributed to the increased of implementation revenue for the year ended July 31, 2025.

Revenues generated from SaaS subscription services were $277,109 for the year ended July 31, 2024, compared to $342,071 for the year ended July 31, 2025, an increase of $64,962 or 23.4%. The increase in revenue show the market shift towards adoption of cloud solutions, and also a record show that the 100% retention of SaaS renewal.

81

Revenue generated in licensing services was $94,727 for the year ended July 31, 2024, compared to $112,607 for the year ended July 31, 2025, an increase of $17,880 or 18.9%. The increase in licensing services revenues was due to one upgraded project from Oracle PeopleSoft in year 2024 with partial license fees spilled over to year 2025.

Revenue generated from other services was $15,953 for the year ended July 31, 2024, compared to $237,990 for the year ended July 31, 2025, an increase of $222,037 or 1,391.8%. The revenue increase in other services was mainly derived from sales of hardware infrastructure and on-going maintenance of the device.

Cost of Revenues and Expenses

Our costs and expenses for the years ended July, 2024, and 2025, were as follows:

	Years Ended July31,
	2024	2025	Change %
Costs of revenue
In-House Employee costs
Salaries	$642,568	$768,303	19.4%
Benefits and bonus	122,832	145,005	18.1%
Disbursements	134	-
Direct costs
Third-party licenses	661,006	859,893	30.1%
Referral fees	11,121	24,997	124.8%
Total costs of revenue	$1,437,661	$1,798,198	25.1%

Selling and marketing expenses	16,822	24,773	47.3%
General and administrative expenses	551,353	634,105	15.0%
Total Operating expenses	$568,175	$658,878	16.0%
Total Costs of revenue and operating expenses	$2,005,836	$2,457,076	22.5%

Total costs and expenses were $ 2,005,836 for the year ended July 31, 2024, compared to $2,457,076 for the year ended July 31, 2025, an increase of $451,239, or 22.5%. The increase in total costs and expenses was primarily due to an increase of $ 107,040 in general and administrative expenses, due to the expansion of sales & marketing staff force in Malaysia & support staff in Singapore, also the overall increase due to higher office rental & etc. Costs of revenue were $ 1,437,661 for the year ended July 31, 2024, compared to $1,798,198 for the year ended July 31, 2025, an increase of $360,537, or 25.1%, due to higher in third party license cost.

Sales and Marketing

Sales and marketing expenses were $16,822 for the year ended July 31, 2024, compared to $24,773 for the year ended July 31, 2025, an increase of $7,951, or 47.3%.

We expect sales and marketing expenses to increase in absolute terms as we continue to invest in our domestic and international selling and marketing activities to expand awareness of our brand and product offerings to attract new and existing customers. In Malaysia, the digitalization of HR processes indicates that the data center market size could reach $2.252 billion by 2028, up from $1.31 billion in 2022, growing at a CAGR of 9.41% during this period. In the Philippines, software and service sales are forecasted to reach $95 million by 2025. Indonesia aims to achieve digital integration for 30 million micro, small, and medium enterprises (MSMEs) by 2024. With the growing number of data centers being built, the demand for systems software such as security and networking solutions and cloud-based HCM solutions will increase. The significant push for digital transformation by local businesses is expected to further bolster the adoption of HCM solutions, as organizations seek to streamline HR processes and adapt to evolving work environments. Consequently, our management team is expanding services related to digitalization, leading to increased sales and marketing expenses.

82

General and Administrative

General and administrative expenses were $551,353 for the year ended July 31, 2024, compared to $634,105 for the year ended July 31, 2025, an increase of $82,752, or 15.0%.

Liquidity and Capital Resources

We have been financing our operations through existing cash and bank balances, cash generated from our operations and external sources of funds, which consists of equity and debt financing. As of July 31, 2024 and 2025, the Group had cash and restricted cash of $1,234,034 and $1,183,931, respectively; and funding from the existing financial institutions credit lines available as of July 31, 2024 and 2025, totaled approximately $ 403,892 and $ 150,448, respectively. TalenTec had working capital of $696,397 as of July 31, 2024 and working capital of $782,509 as of July 31, 2025. We generated a net profit of $209,911 and net cash provided by operating activities of $394,218 for the year ended July 31, 2025.

Our long-term future capital requirements depend on many factors, including the effects of macroeconomic trends, customer growth rates, subscription renewal activity, the expansion of sales and marketing activities, and the introduction of new and enhanced services offerings. Given the post-pandemic growth of economic in APAC region and the trend on developing high-standard digital trade rules that promote cross-border data flows and discourage data localization, management has embarked on a development HCM cloud solution and scheduled to roll out the beta version of the software in the 2026 second fiscal quarter.

Our cash flows for the years ended July 31, 2024 and 2025 were as follows:

	For the Years Ended July 31,
	2024	2025
Net cash provided by (used in):
Operating activities	$191,554	$394,218
Investing activities	(1,526)	(123,425)
Financing activities	556,460	(417,205)
Effect of exchange rate changes	(60,531)	96,313
Net increase/(decrease) in cash, cash equivalents, and restricted cash	$685,957	$(50,099)

Operating Activities

Cash provided by operating activities was $191,554 and $394,218 for the years ended July 31, 2024 and 2025, respectively. For the year ended July 31, 2025, cash flow provided by operating activities was improved from accounts receivable billings and improvement of cash collections from customer advances.

Investing Activities

Cash used in investing activities was $1,526, and $123,425, due to property and equipment for the years ended July 31, 2024 and 2025, respectively.

Financing Activities

For the year 2024, cash provided by financing activities was $566,460, which was mainly due to proceeds from issuance of common stock of $800,000 and loans provided by a director of $111,690, offset a $119,594 repayment of long-term borrowings, a $127,106 repayment of bank overdraft, and $143,602 repayment to a director.

For the fiscal 2025, cash used by financing activities was $417,205, which was mainly due to repayment of notes payable of 208,467 and payment for deferred offering cost of 124,542.

83

Borrowings

Our borrowings primarily consist of short-term bank overdrafts and long-term term loans from commercial banks. The short-term bank overdraft arises from a credit facility agreement that the Company entered into with Alliance Bank Malaysia Berhad on November 22, 2010, with subsequent revisions to the agreement on February 15, 2013, April 13, 2015, April 20, 2017, January 22, 2021, August 11, 2023, and most recently on February 19, 2025. As of January 31, 2025, key terms regarding the credit facility are disclosed under Note 8 to the Consolidated Financial Statements.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates, judgments, and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 2, Summary of Significant Accounting Policies, of Notes to Consolidated Financial Statements, the following accounting policies and specific estimates involve a greater degree of judgment and complexity. Accordingly, these are the policies and estimates we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and operating results.

Revenue Recognition

TalenTec’s revenue is generated from maintenance services, implementation services, SaaS subscription fees, licensing fees and other supporting services. TalenTec generally recognizes revenue from the sale of services as the services are performed, which is typically ratably over the term of a contract, which the Group believes to be the best measure of progress. The Group recognizes revenues as it satisfies performance obligations to its customers in an amount reflecting the total consideration it expects to receive from the customer.

TalenTec adopted ASC Topic 606, “Revenue from Contracts with Customers (“ASC 606”)” for revenue recognition. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply these five steps:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Identification of Performance Obligations

A performance obligation is a promise in a contract with a customer to transfer products or services that are distinct. Our contracts with customers may include multiple promises to transfer services to a customer. Determining whether products and services are distinct performance obligations that should be accounted for separately or combined as a single performance obligation may require significant judgment that requires the Company to assess the nature of the promise and the value delivered to the customer.

84

The Company’s primary performance obligations consist of maintenance services, implementation services, SaaS subscription services, licensing and others. We satisfy these performance obligations over time as we transfer the promised services to our customers, except for the licensing fee. Revenue for a licensing fee is recognized at the point in which software licenses are made available to a customer. Maintenance, implementation, SaaS subscription and other supporting services consist of daily requirements to deliver service to the customer. Each day, the delivery of the service provides value to the customer, and each day represents a measure toward completion of the service. As such, these professional services meet the criteria to be a series of distinct services. In determining whether these professional services are distinct, we consider the following factors for each professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the professional services contract was signed in comparison to the subscription start date, and the contractual dependence of the service on the customer’s satisfaction with the professional services work. To date, we have concluded that the above-mentioned professional services included in contracts with multiple performance obligations are generally distinct services. As such, we view professional services as a performance obligation to the customer.

At contract inception, we evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. We combine contracts entered into at or near the same time with the same customer if we determine that the contracts are negotiated as a package with a single commercial objective; the amount of consideration to be paid in one contract depends on the price or performance of the other contract; or the services promised in the contracts are a single performance obligation.

Income Taxes

We account for income taxes under ASC 740, “Income Taxes.” The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. The expense is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Provision for income taxes consists of taxes currently due plus deferred taxes. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

TalenTec did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes for the years ended July 31, 2024 and 2025, respectively. TalenTec does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Recent Accounting Pronouncements

See Note 2, Accounting Standards and Significant Accounting Policies, of the Notes to Consolidated Financial Statements for a full description of recent accounting pronouncements.

85

TTNP’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We are a pharmaceutical company that was previously developing therapeutics utilizing the proprietary long-term drug delivery platform, ProNeura®, for the treatment of select chronic diseases for which steady state delivery of a drug has the potential to provide an efficacy and/or safety benefit. ProNeura consists of a small, solid implant made from a mixture of ethylene-vinyl acetate and a drug substance. The resulting product is a solid matrix that is designed to be administered subdermally in a brief, outpatient procedure and is removed in a similar manner at the end of the treatment period.

Our first product based on the ProNeura technology was Probuphine® (buprenorphine implant), which is approved in the United States, Canada, and the European Union (“EU”) for the maintenance treatment of opioid use disorder in clinically stable patients taking eight milligrams or less a day of oral buprenorphine. While Probuphine continues to be commercialized in the EU (as Sixmo™) by another company that had acquired the rights from us, we discontinued commercialization of the product in the United States during the fourth quarter of 2020 and subsequently sold the product in September 2023. Discontinuation of our commercial operations allowed us to focus our limited resources on product development programs and transition back to a product development company at that time.

In December 2021, we announced our intention to work with our financial advisor to explore strategic alternatives to enhance stockholder value, potentially including an acquisition, merger, reverse merger, other business combinations, sales of assets, licensing, or other transactions. In June 2022, we implemented a plan to reduce expenses and conserve capital that included a company-wide reduction in salaries and a scale back of certain operating expenses to enable us to maintain sufficient resources as we pursued potential strategic alternatives. In July 2022, David Lazar and Activist Investing LLC acquired an approximately 25% ownership interest in Titan, filed a proxy statement and nominated six additional directors, each of whom was elected to our board of directors (the “Board”) at a special meeting of stockholders held on August 15, 2022 (the “Special Meeting”). The exploration and evaluation of possible strategic alternatives by the Board have continued following the Special Meeting. Following the election of the new directors at the Special Meeting, Dr. Marc Rubin was replaced as our Executive Chairman, and David Lazar assumed the role of Chief Executive Officer. In connection with the termination of his employment as Executive Chairman, Dr. Rubin received aggregate severance payments of approximately $0.4 million. In December 2022, we implemented additional cost reduction measures including a reduction in our workforce. In June 2023, David Lazar sold his approximately 25% ownership interest in Titan to Choong Choon Hau. Mr. Lazar resigned his position as the Company’s Chief Executive Officer in April 2024. Our then Chairman of the Board of Directors, Seow Gim Shen, assumed the position as our Chief Executive Officer in April 2024.

On September 1, 2023 (the “Closing Date”), we closed on the sale of certain ProNeura assets, including our portfolio of drug addiction products, in addition to other early development programs based on the ProNeura drug delivery technology (the “ProNeura Assets”). In July 2023, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Fedson, Inc., a Delaware corporation (“Fedson”), for the sale of the ProNeura Assets. Our addiction portfolio consisted of the Probuphine and Nalmefene implant programs. The ProNeura Assets constituted only a portion of our assets. In August 2023, we entered into an Amendment and Extension Agreement (the “Amendment”) to the Asset Purchase Agreement, pursuant to which Fedson agreed to purchase our ProNeura Assets for a purchase price of $2.0 million, consisting of (i) $500,000 in readily available funds, paid in full on the Closing Date, (ii) $500,000 in the form of a promissory note due and payable on October 1, 2023 (the “Cash Note”) and (iii) $1,000,000 in the form of a promissory note due and payable on January 1, 2024 (the “Escrow Note”). We will also be eligible to receive potential milestone payments of up to $50 million on future net sales of the products and certain royalties on future net sales of the products. As further consideration, Fedson assumed all liabilities related to a pending employment claim against us. On the Closing Date, Fedson delivered a written guaranty by a principal of Fedson of all of Fedson’s obligations under both the Cash Note and Escrow Note. The Cash Note included provisions, which Fedson has exercised, allowing Fedson to extend the payment of the Cash Note to November 1, 2023, and again to December 1, 2023, upon payment of $5,000 for each extension. The Cash Note and Escrow Note were paid in December 2023 and January 2024, respectively. We received the funds from the escrow account in February 2024.

On September 13, 2023, we entered into a Securities Purchase Agreement (the “Sire Purchase Agreement”) with Sire, pursuant to which we issued 950,000 shares of Series AA Preferred Stock to Sire at a price of $10.00 per share, for an aggregate purchase price of $9,500,000. The purchase price consists of (i) $5 million in cash at closing and (ii) $4.5 million in the form of a promissory note from Sire, personally guaranteed by a principal of Sire, due and payable on September 23, 2023, which was fully repaid on that date. The terms, rights, obligations, and preferences of the Series AA Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series AA Preferred Stock of Titan (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware on September 13, 2023. Pursuant to the Sire Purchase Agreement, David Lazar and Peter Chasey submitted their resignations from our Board of Directors. On October 12, 2023, Brynner Chiam and Seow Gim Shen were elected to our Board of Directors, and Seow Gim Shen was appointed as Chairman.

86

On April 2, 2024, David Lazar, our Chief Executive Officer, Kate Beebe DeVarney, Ph.D., our President and Chief Operating Officer and a member of our Board of Directors, and three other members of our Board of Directors, Eric Greenberg, Matthew C. McMurdo and David Natan, resigned their positions with the Company. Pursuant to the terms of their respective settlement agreements, we made payments in aggregate of approximately $1.2 million. The Board of Directors subsequently appointed Firdauz Edmin Bin Mokhtar and Francisco Osvaldo Flores García as independent directors of the Company to fill two of the vacancies created by the resignations. In addition, Seow Gim Shen was appointed as Chief Executive Officer and Principal Financial Officer and continued to serve as the Company’s Chairman of the Board, which he had done since October 12, 2023.

On August 19, 2024, we entered into a Merger and Contribution and Share Exchange Agreement (the “Merger Agreement”) regarding a business combination with TalenTec Sdn. Bhd. (formerly known as KE Sdn. Bhd.) (“TalenTec”). The Merger Agreement was approved by our Board of Directors. The Merger Agreement was subsequently approved by our stockholders and the stockholders of TalenTec (and the other closing conditions are satisfied or waived in accordance with the Merger Agreement) on August 26, 2025. Upon consummation of the transactions contemplated by the Merger Agreement (the “Merger Closing”), on October 1, 2025, the Company combined with TalenTec in a “reverse merger” transaction consisting of two steps:

1.	TTNP Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Black Titan Corporation (formerly known as BSKE Ltd.) (“Black Titan”), a Cayman Islands exempted company, will merge with and into Titan (the “Merger”); the separate existence of Merger Sub will cease; and Titan will be the surviving corporation of the Merger and a direct wholly owned subsidiary of Black Titan.

2.	The shareholders of TalenTec entered into a share exchange agreement (the “Share Exchange Agreement”) with Titan and Black Titan, pursuant to which, immediately following the Merger, each TalenTec shareholder entering into the Share Exchange Agreement contributed and exchanged all of his TalenTec shares in exchange for ordinary shares of Black Titan.

Completion of the Merger was subject to the approval of the Merger by our stockholders and the issuance of shares related to the Merger, approval of the listing by Nasdaq of Black Titan on the Nasdaq Capital Market, post-Merger, and satisfaction or waiver of other customary conditions set forth in the Merger Agreement. The Company, TalenTec and Black Titan prepared a joint proxy statement/prospectus in respect of the Merger, which was initially filed by Black Titan confidentially with the SEC on October 2, 2024. An amendment filing was subsequently made on February 13, 2025, for purposes of addressing comments received from the SEC. The parties publicly filed an amended joint proxy/registration statement on June 2, 2025 (the “Form F-4”). On July 21, 2025, the SEC declared the Form F-4 effective. Subsequently, on July 22, 2025, we filed a definitive proxy statement on Schedule 14A in respect of a special meeting of our stockholders, held on August 26, 2025 for purposes of approving the Merger.

On October 24, 2024, Seow Gim Shen notified our Board of Directors of his decision to resign as Chief Executive Officer and Chairman of the Board of the Company for personal reasons and not as a result of any disagreement with our Board or management on any matter relating to our operations, policies or practices.

On November 6, 2024, our Board of Directors appointed Brynner Chiam, a director of the Company, as acting principal executive officer and acting principal financial officer of the Company. Mr. Chiam continued to serve on our Board of Directors while he concurrently served as acting principal executive officer and acting principal financial officer. At that time, the Company also launched a search to identify a full-time chief executive officer. Mr. Chiam has not received and will not receive any additional compensation in connection with his service as acting principal executive officer and acting principal financial officer and has not entered into an employment agreement in connection with his service in those roles.

On December 2, 2024, our Board of Directors appointed Mr. Chay Weei Jye as Chief Executive Officer, effective December 2, 2024. On March 20, 2025, we entered into an Employment Agreement with Chay Weei Jye, our Chief Executive Officer (the “Chay Agreement”), pursuant to which Mr. Chay will continue to serve as our Chief Executive Officer. Pursuant to the terms of the Chay Agreement, Mr. Chay was paid a base salary of $60,000 per year and was eligible to participate in the Company’s equity incentive plan and to receive an annual bonus, with a target of fifty percent (50%) of his base salary.

87

On March 27, 2025, our Board appointed Gabriel Loh as an independent director of the Company. The Board determined that Mr. Loh is “independent” as defined under the relevant rules of the SEC and The Nasdaq Stock Market and appointed him to serve as a member of the Audit Committee.

On March 26, 2025, we received a notice (the “Notice”) from the Listing Qualifications staff of Nasdaq notifying the Company that our stockholders’ equity as reported in our 2024 10-K, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2,500,000 (the “Equity Rule”). In our 2024 10-K, we reported stockholders’ equity of $2,440,000, and, as a result, did not satisfy the Equity Rule.

The Notice had no immediate effect on our listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, the Company submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). As a result of the completion of our private placement transaction with Blue Harbor on April 11, 2025, pursuant to which we issued 100,000 shares of Series B Preferred Stock to Blue Harbor at a price of $10.00 per share, for an aggregate purchase price of $1,000,000, the Company believes it has stockholders’ equity of at least $2.5 million. On September 17, 2025, the Company received a letter from Nasdaq that based upon its Form 10-Q for the period ended June 30, 2025, the Company complied with the Equity Rule.

Further, on June 24, 2025, we completed an additional private placement with Blue Harbor, pursuant to which we issued 60,000 shares of Series C Convertible Preferred Stock at a price of $10.00 per share, to Blue Harbor for an aggregate purchase price of $600,000.

As previously disclosed, on January 3, 2025, we received a notice from the Nasdaq Listing Qualifications Staff that we were in noncompliance with Listing Rule 5620 as a result of our failure to hold an annual shareholder meeting within twelve months of the December 31, 2023 fiscal year end. The Company has since submitted a plan to regain compliance. We conducted our 2025 Annual Meeting of Stockholders on June 16, 2025. On June 20, 2025, we received a notice from Nasdaq that we had regained compliance with the annual meeting requirement for continued listing on Nasdaq set forth in Listing Rule 5620.

On October 1, 2025, the Company successfully closed its previously announced merger with Black Titan and TalenTec. Following the merger, on October 2, 2025, the combined company’s ordinary shares, $0.0001 par value per share, began trading on the Nasdaq stock exchange under the ticker symbol NASDAQ: BTTC. Pursuant to the Merger and Contribution and Share Exchange Agreement dated August 19, 2024, Titan has become a wholly owned subsidiary of Black Titan, effective as of October 1, 2025. As part of the transaction, each issued and outstanding share of Titan common stock was automatically converted into ordinary shares of Black Titan on a one-for-one basis. Trading of Titan’s common stock on the Nasdaq Capital Market ceased trading at the close of business on October 1, 2025, and Black Titan’s ordinary shares commenced trading on Nasdaq on October 2, 2025.

88

Liquidity and Capital Resources

We have funded our operations since inception primarily through the sale of our securities and the issuance of debt, as well as with proceeds from warrant and option exercises, corporate licensing and collaborative agreements, the sale of royalty rights, and government-sponsored research grants. At December 31, 2025, we had working capital of approximately $1.1 million compared to working capital of approximately $2.4 million at December 31, 2024.

	2025	2024
As of December 31:
Cash	$328	$2,831
Working capital	$1,064	$2,440
Current ratio	1.40:1	6.05:1

For the Years Ended December 31:
Cash used in operating activities	$(3,409)	$(3,880)
Cash used in investing activities	$(3,160)	$-
Cash provided by (used in) financing activities	$4,066	$(62)

cash used in operating activities for the year ended December 31, 2025 consisted primarily of the net loss for the period of approximately $2.5 million offset by approximately $0.9 million related to net changes in operating assets and liabilities.

Following the consummation of the Merger, Titan Pharmaceuticals, Inc. became a wholly owned subsidiary of Black Titan. In connection with the Merger, Black Titan delivered a drawdown notice for approximately $5.5 million of its Series A preferred shares. On January 16, 2026, Black Titan also entered into a securities purchase agreement with a U.S.-based institutional investor for a senior unsecured convertible note financing facility of up to $200 million, under which an initial note with principal of $1.515 million has been issued, providing additional committed capital to support its operations and further enhance the combined group’s liquidity position. Management currently believes the availability of the aforesaid financing together with existing cash resources of the combined group (including the existing cash balance of the Company of $0.3 million as at December 31, 2025) will be sufficient to fund its operating needs for at least the next twelve months.

Critical Accounting Policies and Estimates

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures. These estimates are based on historical experience and other factors we believe to be reasonable under the circumstances, and are evaluated on an ongoing basis. At present, our operations are limited, we have no revenues, and our financial statements primarily reflect cash balances, related-party receivables and payables, and routine operating expenses. Management has reviewed the areas of judgment involved in applying our accounting policies and concluded that, as of December 31, 2025, there are no accounting estimates that meet the SEC’s definition of a “critical accounting estimate,” because there are currently no estimates that involve a significant level of uncertainty and that are reasonably likely to have a material impact on our financial condition or results of operations. Our significant accounting policies are described in Note 1 to our financial statements included elsewhere in this report.

Results of Operations

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

Operating Expenses

	For the Years ended December 31,
	2025	2024	Change
	(in thousands of U.S. dollars)
Operating expenses:
General and administrative	$2,415	$4,557	$(2,142)
Total operating expenses	$2,415	$4,557	$(2,142)

89

The decrease in general and administrative expenses for the year ended December 31, 2025 was primarily related to decreases in personnel-related expenses.

Other Expenses, Net

	For the Years ended December 31,
	2025	2024	Change
	(in thousands of U.S. dollars)
Other income (expense):
Interest income, net	$-	$1	$(1)
Other expense, net	(70)	(150)	80
Other income (expense), net	$(70)	$(149)	$79

The decrease in other income (expense), net for the year ended December 31, 2025, was primarily due to lower franchise taxes as a result of the recapitalization after the merger.

Net Loss and Net Loss per Share

Due to the reverse merger and related recapitalization completed on October 1, 2025, the Company retrospectively adjusted all periods presented for the change in capital structure, and basic and diluted net loss per share for all periods is computed using the post-recapitalization share amounts and corresponding weighted-average shares outstanding. Our net loss applicable to common stockholders for the year ended December 31, 2025 was approximately $2.5 million, or approximately $2,937 per share, compared to our net loss from operations applicable to common stockholders of approximately $4.7 million, or approximately $7,319 per share, for the comparable period in 2024.

Off-Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements, and we have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

90

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Black Titan

The Company’s related party, Titan Pharmaceuticals, Inc., (“TTNP”), an affiliate company, made several payments as formation and accrued offering costs on behalf of the Company. The payments were non-trade in nature, unsecurities, non-interest bearing and repayable on demand. The amount due to TTNP amounted to US$3,947 and US$147,120 as of July 31, 2024 and 2025.

On June 20, 2025, Black Titan and Arc Group entered into a subscription agreement for the purchase of up to $4,000,000 of the Series A Preferred Shares, which may be done in tranches at the option of the Company by way of a “drawdown”. Under the SPA, the Company may, in its sole discretion, and upon written notice to the Arc Group sell to the Arc Group such number of Series A Preferred Shares as forth in the written notice, at any time from the time of the Closing until September 30, 2026. The Series A Preferred Shares are convertible into Ordinary Shares of the Company at a conversion price equal to 85% of the VWAP for the trailing five business days as of the date the Black Titan sends the written notice.

TALENTEC

On May 31, 2024, pursuant to separate share purchase agreements, Eddie Tan Chee Wei, Koay Chee Leong, and Kong Chien Hoi, each agreed to purchase 75,000 TalenTec shares, and Mr. Seow agreed to purchase 275,000 TalenTec shares, constituting all issued and paid-up shares, from Mr. Ho Say San and Mr. Choo Yeow, TalenTec’s directors, for a total purchase price of MYR5,000,000 (approximately $1,050,000). The transfer of the shares was effected on July 18, 2024. In connection with the transfers, the personal guarantees given by Mr. Ho and Mr. Choo in favor of TalenTec for its bank borrowings are being assumed by the new TalenTec shareholders. On July 25, 2024, Goh Chee Siong agreed to subscribe, for MYR3,735,000 ($800,000), and TalenTec agreed to issue to him, 80,000 TalenTec shares, which transaction was effected on August 15, 2024. On September 17, 2024, Kong Chien Hoi sold all of his TalenTec shares to Leow Kian Yong, which transaction was effected December 23, 2024. Mr. Seow sold all of his TalenTec shares to Danny Vincent Dass in a transaction effected December 23, 2024.

In 2024, TalenTec entered into a Consulting Services Agreement with Sire, pursuant to which TalenTec would participate in the development of a SaaS application focused on the hospitality industry, for total compensation to TalenTec of approximately $84,400. The agreement has been novated by Sire to Brictec Co Ltd, which is owned by Koay Chee Leong, a TalenTec Shareholder.

On July 15, 2024, Sire Group, then owned by Mr. Seow, who was then a TalenTec Shareholder and TTNP’s Chairman and Chief Executive Officer, entered into a loan letter with TalenTec, pursuant to which Sire made an interest-free loan of $355,450 to TalenTec for purposes of payment of certain pre-listing costs and expenses, which loan has been repaid.

From time to time, Mr. Ho Say San, a TalenTec director, made advances to the Company, which were repaid when the Company had cash available. All such advances have been repaid. The maximum amounts of advances outstanding were approximately $121,000 and $136,000 in fiscal years 2023 and 2024, respectively.

On January 16, 2026, the Company entered into a Securities Purchase Agreement with an institutional investor (the “Buyer”) relating to the issuance and sale of a series of original issue discount senior, unsecured convertible Notes for up to an aggregate principal amount of $200,000,000. The Notes are convertible into Ordinary Shares.

On January 16, 2026 (the “Initial Closing “), the Company issued and sold to the Buyer a Note in the original principal amount of $1,515,000 (the “Initial Note”), including $15,000 in fees, at a purchase price of $1,350,000 representing an original issuance discount of ten percent (10%) to the principal of the Initial Note. Pursuant to the Securities Purchase Agreement, subject to certain conditions, the Company has the option to issue and sell to the Buyer additional notes (the “Additional Notes”) at one or more additional closings (each, an “Additional Closing”), with the aggregate original principal amount for all Additional Notes not to exceed $198,485,000 at an aggregate maximum additional purchase price of $178,636,500. The obligation of the Buyer to purchase Additional Notes is subject to compliance with certain covenants and conditions by the Company contained in the Securities Purchase Agreement. Unless agreed by the Buyer, the aggregate principal amount of the Additional Notes to be issued at any Additional Closing shall not be less than $1,500,000. Unless the Buyer agrees, an Additional Closing cannot take place within thirty (30) trading days of a prior closing. The Buyer’s obligation to purchase Additional Notes will terminate on January 16, 2029.

91

Unless earlier converted, the Initial Note will mature on January 16, 2028 (the “Maturity Date”).

The Note will accrue interest at a rate of 10% per annum, subject to adjustment pursuant to the terms of the Note (the “Interest Rate”). Interest is payable on the first Trading Day (as defined in the Note) of each calendar month (each, an “Interest Date”), with the first Interest Date being February 2, 2026. The Company has the option, provided certain conditions are met, to pay interest in cash, a combination of cash and ordinary shares, or, with the Buyer’s prior consent, to add the amount of such interest to the outstanding principal of a Note. In an Event of Default (as defined in the Note), the Interest Rate shall automatically increase to the sum of (x) the applicable Interest Rate in effect for such determination and (y) eight percent (8%) per annum (the “Default Rate”).

The Notes may not be converted to the extent that such conversion or exercise would cause the Buyer to become the beneficial owner of more than 9.99% of the Ordinary Shares outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).

The Buyer will have the right to convert all or a portion of the Note at any time after the date of issuance and prior to the Maturity Date. The number of ordinary shares issuable upon conversion of the Note (the “Conversion Shares”) shall be determined by dividing the sum of (x) 110% of the sum of (A) the portion of the principal of the Note to be converted, redeemed or otherwise with respect to which the determination is being made, (B) accrued and unpaid Interest, (C) accrued and unpaid Late Charges (as defined in the Note), if any, and Interest, and (D) any other unpaid amounts pursuant to the Transaction Documents, if any (collectively, the “Conversion Amount”) by (y) $1.98, subject to adjustment as provided in the Note (the “Conversion Price”). The Conversion Price is subject to adjustment pursuant to the terms of the Note.

Subject to the terms of the Note, the Buyer also has the option to convert (each, an “Alternate Conversion”) all or any part of the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Conversion Amount”) into Ordinary Shares at a conversion rate equal to the quotient of (i) the Conversion Amount, divided by (ii) the Alternate Conversion Price. “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable date of conversion (the “Conversion Date”) of the applicable Alternate Conversion and (ii) the greater of (x) the Floor Price (as defined in the Note) then in effect and (y) 90% of the lowest VWAP (as defined in the Note) of the Ordinary Shares during the ten (10) consecutive Trading Days period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”), subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Alternate Conversion Measuring Period. If an Event of Default has occurred and is continuing under a Note, the Buyer has the option to convert the Alternate Conversion Amount into Ordinary Shares at a conversion rate equal to the quotient of (x) the Redemption Premium of the Conversion Amount, divided by (y) the Alternate Conversion Price.

The Note contains customary affirmative and negative covenants and prohibits the Company from entering into specified fundamental transactions. The Note also contains standard and customary events of default.

92

At any time after the earlier of the Buyer’s receipt of a notice of an Event of Default and the Buyer becoming aware of an Event of Default, the Buyer may alternatively elect to convert all or any party of the amounts outstanding under the Buyer’s Note.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company and the Buyer also entered into a registration rights agreement, dated January 16, 2026 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreements) and to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the resale of the Registrable Securities. The Company agreed to file the Registration Statement within thirty (30) days following the date of the Initial Closing, and to have the Registration Statement declared effective by the SEC as soon as practicable after such filing (but in no event later than the earlier of (i) the 90th calendar date after the Initial Closing Date or Additional Closing Date, as applicable, and (2) the third (3rd) Business Day (as defined in the Registration Rights Agreement) after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and unless such delay is due to the Staff’s position, as described in the Registration Rights Agreement.

Leak Out Agreements

On January 16, 2026, the Company entered into substantially identical Leak-Out Agreements with each of the Buyer and ARC Group Limited (“ARC”), the placement agent in the transaction (each a “Leak-Out Agreement”, and collectively the “Leak-Out Agreements”). The Leak-Out Agreements remain in effect for so long as any Notes remain outstanding (the “Leak Out Period”). Pursuant to the Leak-Out Agreements, the Buyer and ARC agreed to not sell on any trading day Ordinary Shares underlying the Notes (the “Restricted Securities”) in an aggregate amount representing more than 5% of the daily composite cumulative trading volume of Ordinary Shares as reported by Bloomberg, L.P (the “Leak-Out Percentage”). During Extended Trading Hours (as defined in the Leak-Out Agreements) on any Trading Day (as defined in the Securities Purchase Agreement), if the Ordinary Share price exceeds 120% of the closing price for such trading day, the Leak-Out Percentage shall be 10% unless the Ordinary Share price is below $1.00, in which case the Leak-Out Percentage will remain at 5%.

Amendments to Convertible Note PIPE Documents

On May 11, 2026, we entered into amendment agreements with the Buyer to amend the (i) Securities Purchase Agreement, (ii) Registration Rights Agreement; and (iii) Initial Note (collectively, the “Convertible Note PIPE transaction documents”), which were initially executed on January 16, 2026 in connection with the closing of the Convertible Notes PIPE transaction, to (x) remove all references to the defined term “Adjusted Floor Price” from the Convertible Note PIPE transaction documents, and to (y) amend and restate certain defined terms to remove references to “Adjusted Floor Price” from the following definitions in the Initial Note:

(1)	“Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the VWAP on the day the Holder delivers the applicable Conversion Notice and (B) the difference obtained by subtracting (I) the number of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (ii)(x) of such definition.

(2)	“Excluded Securities” means (i) Ordinary Shares or standard options to purchase Ordinary Shares issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above) or as inducement awards granted outside of an Approved Stock Plan, provided that (A) all such issuances (taking into account the Ordinary Shares issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 20% of the Ordinary Shares issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) Ordinary Shares issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; and (iii) the Ordinary Shares issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

(3)	“Floor Price” means $0.3248 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), which price is no less than 20% of the closing price of the Ordinary Shares on the Trading Day immediately prior to the execution of the Transaction Documents.”

(4)	“Interest Conversion Price” means, as of any date of determination, the lower of (x) the Conversion Price then in effect on the applicable Interest Date or (y) 90% of the lowest daily VWAP of the Ordinary Shares during the ten (10) Trading Days prior to the applicable Interest Date, but shall in no event be lower than the Floor Price then in effect.”

TTNP

As of December 31, 2025, we had a receivable balance of approximately $3,217,000 from Black Titan, our parent company. This includes advances of approximately $3,155,000 made during the year ended December 31, 2025 and a balance of $62,000 outstanding as of December 31, 2024. This receivable is non-interest-bearing and repayable on demand.

As of December 31, 2025, we had a payable balance of approximately $2,466,000 due to TalenTec. This payable is non-interest-bearing and repayable on demand.

During the years ended December 31, 2025 and 2024, we made payments related to legal and consulting fees of approximately $9,000 and $13,000, respectively, to a law firm operated by one of our Board members.

In July 2023, TTNP received $250,000 in funding in exchange for the issuance of an unsecured promissory note for that principal amount to David E. Lazar, its former Chief Executive Officer and chairman of the Board (the “Lazar Promissory Note”). Pursuant to the Lazar Promissory Note, the principal amount accrued interest at a rate of the Prime Rate + 2.00% per annum, and all principal and accrued interest were due and payable on the earlier of January 1, 2024 or such time as TTNP receives debt or equity financing or proceeds in excess of $500,000 from the asset sale with Fedson. which closed on September 1, 2023. The loan was subsequently repaid in September 2023.

In August 2023, TTNP received $500,000 in funding in exchange for the issuance of the Hau Promissory Note. Pursuant to the Hau Promissory Note, the principal amount accrued interest at a rate of 10% per annum and was payable monthly. All principal and accrued interest was due and payable on January 8, 2024, unless extended as provided. All or part of the Hau Promissory Note was convertible into TTNP Common Stock at a conversion price of $9.32 per share from time to time following the issuance date and ending on the maturity date. In March 2024, the Hau Promissory Note, along with accrued interest, was converted into 54,132 shares of TTNP Common Stock.

93

In September 2023, TTNP entered into the Sire Purchase Agreement with Sire, pursuant to which TTNP agreed to issue 950,000 shares of TTNP Series AA Preferred Stock to Sire at a price of $10.00 per share, for an aggregate purchase price of $9.5 million. The purchase price consisted of (i) $5.0 million in cash at closing and (ii) $4.5 million in the form of a promissory note from Sire which was paid in September 2023.

In April 2024, David Lazar, TTNP’s former Chief Executive Officer, Dr. Kate Beebe DeVarney, Ph.D., TTNP’s former President and Chief Operating Officer and a member of the TTNP Board, and three other members of the TTNP Board, Eric Greenberg, Matthew C. McMurdo and David Natan, resigned from their positions with TTNP. Pursuant to the terms of their respective settlement agreements, TTNP made payments in aggregate of approximately $1.2 million. Pursuant to the Settlement Agreement and General and Mutual Release dated April 2, 2024 between TTNP and Mr. Lazar, in the event of a Change in Control (as defined in Mr. Lazar’s Employment Agreement dated December 14, 2022), TTNP (or any successor entity) shall pay to Mr. Lazar a lump-sum amount equal to three percent (3%) of the increased valuation of the surviving corporation resulting from such Change in Control (as determined by either (i) the definitive agreement governing the Change in Control or (ii) the highest market cap of the surviving corporation within the thirty (30) days following the Change in Control), less applicable taxes and withholdings.

2025 Private Placements

On March 29, 2025, TTNP entered into the BH Purchase Agreement with Blue Harbor, pursuant to which TTNP agreed to issue 100,000 shares of TTNP Series B Preferred Stock, at a price of $10.00 per share, for an aggregate purchase price of $1,000,000. The terms, rights, obligations and preferences of the TTNP Series B Preferred Stock are set forth in the Series B Certificate of Designations. The closing of the Series B Private Placement occurred on April 11, 2025.

Each share of TTNP Series B Preferred Stock will be convertible, at the holder’s option at any time, into shares of TTNP Common Stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $3.00, subject to specified adjustments as set forth in the Series B Certificate of Designations. Based on this “initial conversion rate”, approximately 333,333 shares of the TTNP Common Stock would be issuable upon conversion of all the shares of TTNP Series B Preferred Stock.

On June 24, 2025, TTNP entered into a Securities Purchase Agreement with Blue Harbor, pursuant to which TTNP agreed to issue 60,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “TTNP Series C Preferred Stock”) at a price of $10.00 per share, for an aggregate purchase price of $600,000. The terms, rights, obligations and preferences of the TTNP Series C Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company (the “Series C Certificate of Designations”), filed with the Secretary of State of the State of Delaware on June 24, 2025.

Under the Certificate of Designations, each share of TTNP Series C Preferred Stock will be convertible, at the holder’s option at any time, into shares of TTNP common stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $3.40, subject to specified adjustments as set forth in the Certificate of Designations. Based on the initial conversion rate, approximately 176,470 shares of TTNP common stock would be issuable upon conversion of all the shares of TTNP Series C Preferred Stock, when issued, assuming the absence of in-kind dividends. The TTNP Series C Preferred Stock will contain limitations that prevent Blue Harbor from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of Nasdaq without first obtaining shareholder approval or (ii) 19.99% of TTNP’s outstanding common stock.

94

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by the provisions of our Charter and by the provisions of applicable Cayman Islands law, including the Companies Act and the common law of the Cayman Islands.

Our company registration number in the Cayman Islands is 411832. As provided in our Charter, subject to Cayman Islands law, we have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

The following description summarizes certain terms of our shares as set out more particularly in our Charter incorporated by reference to Exhibit 3.1 to the registration statement of which this prospectus forms part. Because it is only a summary, it may not contain all the information that is important to you. You are urged to read the applicable provisions of Cayman Islands law and our Charter carefully and in their entirety because they describe your rights as a holder of our Ordinary Shares.

Authorized Shares

Our authorized shares consist of USD $1,050,000 divided into 1,000,000,000 Ordinary Shares of par value $0.001 par value each and 50,000,000 Preferred Shares of par value $0.001 each. As of the date hereof, we have 10,774,621 Ordinary Shares issued and outstanding and 800 Series B Shares.

Register of Members

Under the Cayman Companies Act, our shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the Cayman Islands Court for an order that the register be rectified, and the Court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Ordinary Shares

The following summarizes the rights of holders of our Ordinary Shares:

●	each holder of Ordinary Shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;

●	the holders of our Ordinary Shares are entitled to dividends and other distributions, as may be declared from time to time by our Board out of funds legally available for that purpose, if any, and pursuant to our Charter, all dividends unclaimed for six years after having been declared shall be forfeited and shall revert to us; and

●	upon our liquidation, dissolution or winding up, the holders of Ordinary Shares will be entitled to share in the distribution of all of our surplus assets remaining available for distribution after satisfaction of all our liabilities.

Preference Shares

The rights, preferences and privileges of Ordinary Shares are subject to, and may be adversely affected by, the rights of the holders of any other class of shares that we may designate in the future having such rights as specified by our Board pursuant to the resolution of directors approving the creation of such class of shares. The directors shall not require any approval of the shareholders or any class of shareholders in respect of the creation or issuance of preference shares and the related amendment to our Charter.

Black Titan has issued 800 Series B Shares issued. The Series B Shares are convertible, at any time, and from time to time, into ordinary shares of Black Titan at a conversion price of 80% of the 5-day VWAP immediately preceding the applicable conversion date. Black Titan has agreed to register the ordinary shares underlying the Series B Shares within sixty (60) days after the closing date of the sale of the Series B shares, and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable thereafter.

The Series B Shares have no voting rights. However, as long as any Series B Shares are outstanding, the Black Titan shall not, whether by amendment, merger, or any other means, without the affirmative consent of the holders of a majority of the then outstanding Series B Shares:

●	alter or change adversely the powers, preferences or rights attached to the Series B Shares;
●	amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Shares;
●	increase the number of Series B Shares which the Company may issue;
●	enter into or consummate any fundamental transaction; or
●	enter into any agreement with respect to any of the foregoing.

95

Options

1,250 Options issued pursuant to Titan’s 2015 Omnibus Equity Incentive Plan with an exercise price equal to $30.40 (the closing price of Titan’s common stock on August 15, 2022) and are exercisable until August 15, 2032. These options were assumed by Black Titan in the Merger and exchanged for one Black Titan option for each Titan option.

5,000 Options issued pursuant to Titan’s 2015 Omnibus Equity Incentive Plan with an exercise price equal to $26.20 (the closing price of Titan’s common stock on September 15, 2022) and are exercisable until September 15, 2032. These options were assumed by Black Titan in the Merger and exchanged for one Black Titan option for each Titan option.

Pre-emption

Holders of Ordinary Shares do not have any pre-emptive or other rights to subscribe for additional shares pursuant to the our Charter.

Shareholders’ Meetings

The following summarizes certain relevant provisions of Cayman Islands law and our Charter in relation to our shareholders’ meetings:

●	the directors may convene meetings of shareholders at such times and in such manner and places within or outside the Cayman Islands as the directors consider necessary or desirable;

●	our shareholders holding not less than twenty percent (20%) of the voting rights in respect of the matter for which a meeting is requested may requisition a general meeting.

●	the directors convening a meeting must give not less than ten days’ clear notice of any general meeting; except as the directors otherwise specifies, the instrument appointing a proxy shall be deposited physically at our registered office not less than 48 hours before the time of the meeting;

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	no business may be transacted at a general meeting unless a quorum is present. A quorum is those shareholders present in person or by proxy or by a duly authorized representative holding shares entitled to vote on the business to be transacted which represent not less than one-third of all votes, unless only one shareholder is entitled to vote, in which case that shareholder constitutes a quorum;

●	an ordinary resolution of shareholders is passed by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled by our Charter;

●	a special resolution of shareholders is passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled or by unanimous written resolution.

96

Shareholders have no general right under our Charter to bring business before a general meeting, save in the case of any shareholders right to requisition a general meeting provided the minimum shareholder requirement is met.

Appointment of Directors

Directors are appointed by ordinary resolution of the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. In the interim between annual general meetings or extraordinary general meetings called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in our Board may be filled by the vote of a majority of the remaining directors then in office. A director may be removed from office by an ordinary resolution of the shareholders or by notice in writing signed by not less than three-fourths of all the Directors in number. A director may otherwise cease to hold office in accordance with the provisions of our Charter.

Shareholder Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

97

SHARES ELIGIBLE FOR FUTURE SALES

As of the date of this prospectus, we have 10,774,621 Ordinary Shares issued and outstanding. All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons, other than our affiliates, without restriction or further registration under the Securities Act.

Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of Ordinary Shares.

Registration Rights

Registration Rights Agreements.

In connection with, and as a condition to the consummation of, the Business Combination, Mr. Dass and Mr. Chung entered into a registration rights agreement with us, in customary form and substance, pursuant to which, among other things, we agreed to provide them with certain rights relating to the registration for resale of their Ordinary Shares they received in the Business Combination.

Black Titan has agreed to register the ordinary shares underlying the Series B Shares within sixty (60) days after the closing date of the sale of the Series B shares, and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable thereafter.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Ordinary Shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of Ordinary Shares then issued and outstanding; or

●	the average weekly reported trading volume of our ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

98

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of shares of our Ordinary Shares;

●	each of our executive officers and directors; and

●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Black Titan’s Ordinary Shares is based on 10,774,621 Ordinary Shares issued and outstanding.

Unless otherwise indicated, Black Titan believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

	Number of Shares	% Ownership
Avraham Ben-Tzvi(1)	9,563	0.088	%*
Chay Weei Jye	0	0	%*
Brynner Chiam	0	0	%*
Francisco Osvaldo Flores Garcia	0	0	%*
Firdauz Edmin Bin Mokhtar	0	0	%*
Gabriel Loh	0	0	%*
All Directors and Officers as a group(6 persons)	9,563	0.088	%*

5% and Greater Owners

The Sire Group Ltd.(2)	1,019,313	9.45%
Danny Vincent Dass	2,344,100	21.74%
ARC Group Limited(3)	1,474,530	13.68%
Koay Chee Leong	639,300	5.93%
Leow Kian Yong	639,300	5.93%
Goh Chee Siong	681,920	6.33%

*Less than one percent

(1)	Includes 6,250 Ordinary Shares subject to options exercisable within 60 days.
(2)	The Sire Group Limited is wholly owned by Seow Gim Shen. Mr. Shen is the beneficial owner of the Ordinary Shares held by The Sire Group and has sole voting and dispositive power over the shares. The address for the Sire Group Limited is No.4 Franky Building, Providence Industrial Estate, Mahe, Seychelles.
(3)	As CEO of the ARC Group Limited, Mr. Cinta has sole voting and dispositive power over the shares. The address for the ARC Group Limited is 1539 Nanjing West Road, Office Tower 2, Floor 43, Kerry Center 200040, Shanghai China.

99

SELLING SHAREHOLDERS

When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer).

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, the aggregate number of the securities beneficially owned by such Selling Shareholder immediately prior to the offering, the number of the securities that may be sold by the Selling Shareholder under this prospectus and the number of Ordinary Shares that the Selling Shareholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

In accordance with the terms of a registration rights agreement with the holders of the Initial Notes and, as applicable, the Additional Notes, this prospectus generally covers the resale of the maximum number of Ordinary Shares issued or issuable pursuant to the Initial Note, including payment of interest on the Initial Note through the two-year anniversary of the Initial Closing Date (as defined in the Securities Purchase Agreement), determined as if the outstanding initial notes (including interest on the initial notes through the two-year anniversary of the Initial Closing Date) were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the applicable Floor Price in effect as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and floor price of the Initial Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Notes, a Selling Shareholder may not convert the Initial Notes or, as applicable, the Additional Notes to the extent (but only to the extent) such Selling Shareholder or any of its affiliates would beneficially own a number of Ordinary Shares which would exceed 9.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

The calculations in the table below are based on 10,774,621 Ordinary Shares outstanding as of the date of this prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	%	Ordinary Shares Registered for Sale in this Offering	Ordinary Shares beneficially owned after this Offering	%
ATW Digital Asset Opportunities XII LLC (1)	-		6,157,019	6,095,059	9.99%

(1)	The number of ordinary shares reflected here assume the conversion of the Initial Note into ordinary shares issued up to the amount of the 9.9% holding limitation pursuant to the Securities Purchase Agreement dated January 16, 2026, as amended on May 11, 2026.

100

PLAN OF DISTRIBUTION

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

101

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

102

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the Selling Shareholders who is a party to the Registration Rights Agreement (including their respective permitted transferee) and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers in certain circumstances against certain liabilities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for Black Titan by Loeb & Loeb LLP. Certain Cayman Islands legal matters will be passed upon for Black Titan by Harney Westwood & Riegels.

EXPERTS

The consolidated financial statements of TalenTec for the years ended July 31, 2025, and 2024, and the financial statements of Black Titan for the period from July 11, 2024 (inception) through July 31, 2024, and 2025 appearing in this prospectus, have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Titan Pharmaceuticals Inc. for the year ended December 31, 2025, have been audited by Guangdong Prouden CPAs GP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2024, have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

103

We also maintain an Internet website at https://www.talentec.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

The Company was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Charter does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s operations are conducted outside the United States, and a majority of our Company’s assets are located outside the United States. A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against our Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Company has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Harney Westwood & Riegels, our Company’s counsel as to Cayman Islands law, have advised our Company that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

104

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 20-F for the year ended July 31, 2025, filed with the SEC on November 28, 2025;
●	our Current Reports on Forms 6-K filed with the SEC on October 10, 2025, November 14, 2025 and January 20, 2026

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Copies of these filings are also available, without charge, on our website at www.blacktitan.com as soon as reasonably practicable after they are filed electronically with the SEC. You may also obtain additional information about us by visiting our website. The information set forth on, or accessible from our website is not a part of this prospectus.

105

INDEX TO FINANCIAL STATEMENTS

TITAN PHARMACEUTICALS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Titan Pharmaceuticals, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Titan Pharmaceuticals, Inc. (the “Company”) as of December 31, 2025, the related statement of operations, changes in stockholders’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2025.

Guangzhou, China

March 30, 2026

F-2

To the Board of Directors and Stockholders of

Titan Pharmaceuticals, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Titan Pharmaceuticals, Inc. (the “Company”) as of December 31, 2024, the related statements of operations, change in stockholders’ equity, and cash flows for the year ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, as of December 31, 2024, the Company incurred net loss of $4.706 million and generated negative cash flows from operations of $3.942 million. As of December 31, 2024, the Company has accumulated deficit of $396.536 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involve our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024.

Singapore

March 20, 2025

F-3

TITAN PHARMACEUTICALS, INC.

BALANCE SHEETS

	December 31,
	2025	2024
	(In thousands of U.S. dollars, except share and per share data)
Assets
Current assets:
Cash	$328	$2,831
Related party receivable	3,217	62
Prepaid expenses – current	169	30
Total current assets	3,714	2,923
Property and equipment, net	5	-
Prepaid expenses – non-current	486	-
Total assets	$4,205	$2,923

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$77	$202
Related party payable	2,466	-
Other accrued liabilities	107	281
Total current liabilities	2,650	483
Total liabilities	2,650	483

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, at amounts paid-in, $0.001 par value per share; 5,000,000 shares authorized, 950,000 shares issued and outstanding at December 31, 2024	-	1
Common stock, at amounts paid-in, $0.001 par value per share; 1,000 and 225,000,000 shares authorized, 1,000 and 914,234 shares issued and outstanding at December 31, 2025 and 2024, respectively.	-	1
Additional paid-in capital	400,576	398,974
Accumulated deficit	(399,021)	(396,536)
Total stockholders’ equity	1,555	2,440
Total liabilities and stockholders’ equity	$4,205	$2,923

See accompanying notes to financial statements.

F-4

TITAN PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS

	For the Years ended December 31,
	2025	2024
	(In thousands, except per share amount and number of weighted average shares)
Operating expenses:
General and administrative	$2,415	$4,557
Total operating expenses	2,415	4,557
Loss from operations	(2,415)	(4,557)
Other income (expense):
Interest income, net	-	1
Other expense, net	(70)	(150)
Other income (expense), net	(70)	(149)
Net loss	$(2,485)	$(4,706)
Basic and diluted net loss per common share	$(2,937)	$(7,319)
Weighted average shares used in computing basic and diluted net loss per common share	846	643

See accompanying notes to financial statements.

F-5

TITAN PHARMACEUTICALS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands of U.S. dollars and share amounts)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances as of December 31, 2023	950	$1	782	$1	$398,470	$(391,830)	$6,642
Net loss	-	-	-	-	-	(4,706)	(4,706)
Issuance of common stock upon conversion of note payable	-	-	54	-	504	-	504
Fractional shares issued due to reverse stock split	-	-	78	-	-	-	-

Balances as of December 31, 2024	950	$1	914	$1	$398,974	$(396,536)	$2,440
Net loss	-	-	-	-	-	(2,485)	(2,485)
Issuance of preferred stock	160	-			1,600		1,600
Issuance of common stock upon conversion of preferred stock	(240)	-	483	-	-	-	-
Recapitalization upon merger with Black Titan Corporation	(870)	(1)	(1,396)	(1)	2	-	-
Balances as of December 31, 2025	-	$-	1	$-	$400,576	$(399,021)	$1,555

See accompanying notes to financial statements.

F-6

TITAN PHARMACEUTICALS, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025	2024
	(In thousands of U.S. dollars)
Cash flows from operating activities:
Net loss	$(2,485)	$(4,706)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	-	5
Other	-	(2)
Changes in operating assets and liabilities:
Receivables, net	-	46
Notes receivable	-	1,000
Prepaid expenses	(625)	169
Accounts payable	(125)	(145)
Other accrued liabilities	(174)	(235)
Deferred grant revenue	-	(12)
Net cash used in operating activities	(3,409)	(3,880)

Cash flows from investing activities:
Purchases of furniture and equipment	(5)	-
Advances to a related party (Black Titan Corporation, parent)	(3,155)	-
Net cash used in investing activities	(3,160)	-

Cash flows from financing activities:
Proceeds from issuance of preferred stock	1,600	-
Advances to a related party	-	(62)
Proceeds received from a related party (TalenTec Sdn. Bhd)	2,466	-
Net cash provided by (used in) financing activities	4,066	(62)

Net change in cash	(2,503)	(3,942)
Cash at beginning of year	2,831	6,773
Cash at end of year	$328	$2,831

Supplemental disclosure of cash flow information:
Interest paid	$-	$13
Issuance of common stock upon conversion of preferred stock	$2,399	$-
Recapitalization of equity in connection with reverse merger	$2	$-
Note payable converted to common stock	$-	$500
Accrued interest net of tax converted to common stock	$-	$4

See accompanying notes to financial statements.

F-7

TITAN PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Summary of Significant Accounting Policies

(a) The Company

Titan Pharmaceuticals, Inc. (“Titan” or the “Company” or “we,” “our” or “us”) is incorporated in Delaware and historically developed therapeutics utilizing its proprietary ProNeura® drug delivery platform. The Company’s lead product, Probuphine® (buprenorphine implant), was approved in the United States, Canada, and the European Union for the maintenance treatment of opioid use disorder. The Company discontinued U.S. commercialization of Probuphine in 2020 and sold its ProNeura-related assets to Fedson, Inc. (“Fedson”) in September 2023 for $2.0 million, plus potential future milestone and royalty payments (see Note 5). All cash consideration was collected by February 2024.

Following the asset sale, the Company pursued strategic alternatives, including cost reduction initiatives, management transitions, and capital-raising activities, as summarized below.

Sire Investment (September 2023)

On September 13, 2023, the Company issued 950,000 shares of Series AA Preferred Stock to The Sire Group Ltd. (“Sire”) at $10.00 per share for aggregate proceeds of $9,500,000. The terms of the Series AA Preferred Stock, including a conversion price of $9.32 per share (as adjusted for the 1-for-20 reverse stock split effected January 9, 2024), are set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware (see Note 6).

Management Changes (2024–2025)

In April 2024, the Company’s then-Chief Executive Officer and four other officers and directors resigned. Pursuant to their respective settlement agreements, the Company made aggregate severance payments of approximately $1.2 million. Seow Gim Shen was subsequently appointed Chief Executive Officer and Principal Financial Officer, roles he held until his resignation in October 2024. On November 6, 2024, Brynner Chiam, a director, was appointed acting principal executive officer and acting principal financial officer. On December 2, 2024, Mr. Chay Weei Jye was appointed Chief Executive Officer at a base annual salary of $60,000 (see Note 2). On March 27, 2025, Gabriel Loh was appointed as an independent director and member of the Audit Committee.

Blue Harbor Preferred Stock Placements (2025)

To address Nasdaq continued-listing requirements, the Company completed two private placements with Blue Harbor Asset Management L.L.C-FZ (“Blue Harbor”): (i) on April 11, 2025, 100,000 shares of Series B Preferred Stock at $10.00 per share for $1,000,000; and (ii) on June 24, 2025, 60,000 shares of Series C Convertible Preferred Stock at $10.00 per share for $600,000. The Company regained compliance with Nasdaq Listing Rule 5550(b)(1) as confirmed by Nasdaq on September 17, 2025 (see Note 6).

Reverse Merger with Black Titan Corporation (October 1, 2025)

On August 19, 2024, the Company entered into a Merger and Contribution and Share Exchange Agreement (the “Merger Agreement”) with TalenTec Sdn. Bhd. (formerly KE Sdn. Bhd.) (“TalenTec”) and Black Titan Corporation (formerly BSKE Ltd.) (“Black Titan”), a Cayman Islands exempted company. The Merger was approved by stockholders on August 26, 2025 and consummated on October 1, 2025 in two steps:

TTNP Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Black Titan, merged with and into Titan (the “Merger”). Merger Sub ceased to exist and Titan became the surviving corporation and a direct wholly owned subsidiary of Black Titan with only 1,000 common stock shares outstanding.

Immediately following the Merger, the shareholders of TalenTec contributed and exchanged all of their TalenTec shares for ordinary shares of Black Titan pursuant to a share exchange agreement.

As part of the transaction, each issued and outstanding share of Titan common stock was automatically converted into ordinary shares of Black Titan on a one-for-one basis. Trading of Titan’s common stock on the Nasdaq Capital Market ceased at the close of business on October 1, 2025, and Black Titan’s ordinary shares ($0.0001 par value) commenced trading on Nasdaq on October 2, 2025 under the ticker symbol “BTTC.”

Seow Gim Shen, the Company’s former Chairman and CEO, was previously the holder of 47.4% of TalenTec and the sole stockholder of Sire. Mr. Seow subsequently sold all of his TalenTec shares to Danny Vincent Dass and all of his Sire shares to Jeffrey Chung prior to the Merger Closing.

As of December 31, 2025, Titan operates as a wholly owned subsidiary of Black Titan, and its standalone financial statements primarily reflect residual operating activities, related party balances, and capital structure changes associated with the merger transaction.

F-8

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(c) Going concern

We assess going concern uncertainty in our financial statements to determine if we have sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the financial statements are issued or available to be issued, which is referred to as the look-forward period as defined by Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU No. 2014-15”). As part of this assessment, based on conditions that are known and reasonably knowable to us, we will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and our ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, we make certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent we deem probable those implementations can be achieved, and we have the proper authority to execute them within the look-forward period in accordance with ASU No. 2014-15.

Following the consummation of the Merger, Titan Pharmaceuticals, Inc. became a wholly owned subsidiary of Black Titan. In connection with the Merger, Black Titan delivered a drawdown notice for approximately $5.5 million of its Series A preferred shares. On January 16, 2026, Black Titan also entered into a securities purchase agreement with a U.S.- based institutional investor for a senior unsecured convertible note financing facility of up to $200 million, under which an initial note with principal of $1.515 million has been issued, providing additional committed capital to support its operations and further enhance the combined group’s liquidity position. Management currently believes, the availability of the aforesaid financing together with existing cash resources of the combined group will be sufficient to fund its operating needs for at least the next twelve months.

Based on the assessment described above, we evaluated our ability to continue as a going concern for the twelve-month period following the issuance of these financial statements. We considered our current cash balances, projected operating expenditures, and efforts to reduce operating costs. In addition, Black Titan has committed to provide financial support to enable us to meet obligations as they become come.

Based on these considerations, we believe we have sufficient liquidity to fund our operations and meet our obligations for at least twelve months from the date these financial statements are issued. Accordingly, the accompanying financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

(d) Stock-Based Compensation

We recognize compensation expense using a fair-value based method for all stock-based payments including stock options and restricted stock awards and stock issued under an employee stock purchase plan. These standards require companies to estimate the fair value of stock-based payment awards on the date of grant using an option pricing model. See Note 7. Stock Plans for a discussion of our stock-based compensation plans.

(e) Cash

Cash consists of deposits held at financial institutions. We had no cash equivalents as of December 31, 2025 and 2024. We maintain cash balances at financial institutions that may exceed the federally insured limit of $250,000. We have not experienced any losses in our accounts and believe that we are not exposed to significant credit risks on our cash.

F-9

(f) Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and amounts due from related parties.

As of December 31, 2024, the Company’s related party receivable was evaluated for expected credit losses under ASC 326, Financial Instruments — Credit Losses. Given the short-term nature of the advances and the counterparty’s financial condition at that time, no allowance for credit losses was recorded.

Following the reverse merger on October 1, 2025, the counterparty became the Company’s parent. Under the scope exception of ASC 326-20, loans and receivables between entities under common control are excluded from the current expected credit losses (CECL) model. Therefore, as of December 31, 2025, the Company evaluates the collectibility of the receivable from its parent company under a loss contingency framework (ASC 450-20). The concentration of receivables with a single counterparty may expose the Company to credit risk in the event of nonpayment. Management evaluates the collectibility of this related party receivable based on the parent company’s financial condition and its intent and ability to settle the outstanding amounts. Accordingly, no allowance for uncollectible amounts has been recorded as of December 31, 2025.

(g) Prepaid Expenses

Prepaid Expenses consist primarily of prepaid insurance and other expenses. Prepaid expenses are recorded at cost and are amortized over the periods benefited using the straight-line method. We review prepaid expenses at each balance sheet date.

In connection with the expiration of our prior directors’ and officers’ liability insurance program, we purchased a six-year extended reporting period (‘tail”) coverage during the year. The premium was paid upfront and is being amortized on a straight-line basis over the six-year coverage period. The unamortized balance is presented as prepaid expenses in the accompanying balance sheet with the portion expected to be recognized within one year classified as current and the remainder as noncurrent.

(h) Property and Equipment, net

Property and equipment consist of computer equipment and are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets (three years).

(i) Net Loss Per Share

Basic net loss per share excludes the effect of dilution and is computed by dividing net loss by the weighted-average number of shares outstanding for the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue shares were exercised into shares. In calculating diluted net loss per share, the denominator is increased to include the number of potentially dilutive common shares assumed to be outstanding during the period using the treasury stock method. Due to the reverse merger and related recapitalization completed on October 1, 2025, the Company retrospectively adjusted all periods presented for the change in capital structure, and basic and diluted net loss per share for all periods is computed using the post-recapitalization share amounts and corresponding weighted-average shares outstanding. Basic and diluted net loss per share was the same for each of the periods presented.

The table below presents common shares underlying stock options and warrants that are excluded from the calculation of the weighted average number of shares of common stock outstanding used for the calculation of diluted net loss per common share. These are excluded from the calculation due to their anti-dilutive effect for the years ended (in thousands):

	December 31,
	2025	2024
Weighted-average anti-dilutive common shares resulting from convertible preferred stock	-	593
Weighted-average anti-dilutive common shares resulting from convertible notes	-	7
Weighted-average anti-dilutive common shares resulting from stock options and awards	-	92
Weighted-average anti-dilutive common shares resulting from warrants	-	477
	-	1,169

F-10

Following the reverse merger on October 1, 2025, all stock options and warrants were assumed by Black Titan in the acquisition.

(j) Leases

We determine whether the arrangement is or contains a lease at inception. Operating lease right-of-use assets and lease liabilities are recognized at the present value of the future lease payments at commencement date. The interest rate implicit in lease contracts is typically not readily determinable, and therefore, we utilize our incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Certain adjustments to the right-of-use asset may be required for items such as initial direct costs paid or incentives received.

Lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on our balance sheets as right-of-use assets, operating lease liabilities current and operating lease liabilities non-current.

We leased our office facility under an operating lease that expired in June 2024 and was not renewed. Rent expense associated with this lease was approximately $0 and $64,000 for the years ended December 31, 2025 and 2024, respectively.

(k) Fair Value Measurements

Financial instruments, including receivables, accounts payable and accrued liabilities, are carried at cost, and their fair values are approximated due to the short-term nature of these instruments.

(l) Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This update enhances segment reporting disclosures by requiring public entities to disclose significant expenses that are regularly reviewed by the Chief Operating Decision Maker (CODM) when assessing performance and allocating resources. The ASU also requires interim disclosures of significant segment expenses and provides additional clarity on segment profit or loss measures.

We adopted ASU 2023-07 as of January 1, 2024, as required for fiscal years beginning after December 15, 2023, with interim reporting beginning in 2025. As we operate as a single reportable segment, the adoption of this guidance did not result in a change to the Company’s identification of segments. However, we have enhanced the disclosures to provide additional information on significant expense categories that are regularly reviewed by the CODM.

The adoption of ASU 2023-07 did not have a material impact on our financial statements but resulted in expanded disclosures within the Segment Reporting section of this report.

F-11

Other Accounting Pronouncements

In November 2024 and January 2025, respectively, the FASB issued ASU No. 2024-03 and ASU No. 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures. ASU 2024-03 and ASU No. 2025-01 seek to separately disaggregate expenses on inventory, employee compensation, depreciation, and other items included within each income statement line item that contains these expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, our fiscal year 2027, and will be applied prospectively. We are currently evaluating the guidance and its impact on the financial statements.

2.	Segment Reporting – Significant Expense Disclosure

Our CODM, the Acting Principal Financial Officer, manages our business activities as a single operating and reportable segment at the entity level. The information in our financial statements along with the quarterly forecasts and weekly disbursements are some of the regularly provided financial information our CODM receives. Accordingly, our CODM uses net loss to measure segment profit or loss, allocate resources and assess performance. In accordance with ASU 2023-07, the following significant expense categories have been identified based on the information regularly reviewed when assessing performance and allocating resources:

(in thousands of U.S. dollars)	2025	2024
Salaries and employee compensation and benefits	$60	$1,505
Professional fees	1,333	1,628
Insurance expenses	453	485
Board of directors’ fees	128	457
Total	$1,974	$4,075

F-12

3.	Property and Equipment

Property and equipment consisted of the following:

	As of December 31,
(in thousands of U.S. dollars)	2025	2024
Computer equipment	$5	$-
Less accumulated depreciation	-	-
Property and equipment, net	$5	$-

4.	Commitments and Contingencies

Legal Proceedings

In 2020, a legal proceeding was initiated against us by a former employee alleging wrongful termination, retaliation, infliction of emotional distress, negligent supervision, hiring and retention and slander. An independent investigation into this individual’s allegations of whistleblower retaliation, while still an employee, was conducted utilizing an outside investigator and concluded that such allegations were not substantiated. In September 2023, Fedson, as consideration for the Asset Purchase Agreement, agreed to assume all liabilities related to this pending employment claim (see Note 5. Asset Sale).

5.	Asset Sale

In July 2023, we entered into the Asset Purchase Agreement with Fedson for the sale of the ProNeura Assets, with closing occurring on September 1, 2023. The ProNeura Assets constituted only a portion of our assets. In August 2023, we entered into an Amendment to the Asset Purchase Agreement, pursuant to which Fedson agreed to purchase our ProNeura Assets for a purchase price of $2.0 million, consisting of (i) $500,000 in readily available funds, paid in full on the Closing Date, (ii) $500,000 in the form of the Cash Note and (iii) $1,000,000 in the form of the Escrow Note. We will also be eligible to receive potential milestone payments of up to $50 million on future net sales of the products and certain royalties on future net sales of the products. As further consideration, Fedson assumed all liabilities related to a pending employment claim against us. On the Closing Date, Fedson delivered a written guaranty by a principal of Fedson of all of Fedson’s obligations under both the Cash Note and Escrow Note. The Cash Note included provisions, which Fedson has exercised, allowing Fedson to extend the maturity date of the Cash Note to November 1, 2023, and again to December 1, 2023, upon payment of $5,000 for each extension. The Cash Note and Escrow Note were paid in December 2023 and January 2024, respectively. We received the funds from the escrow account in February 2024.

6.	Stockholders’ Equity

Common Stock

Our common stock outstanding as of December 31, 2025 and December 31, 2024 was 1,000 shares and 914,234 shares, respectively.

Conversion of Series AA Preferred Stock

On May 13, 2025, we received a Notice of Conversion from Sire informing the Company that Sire desired to convert 139,882 shares of its Series AA Convertible Preferred Stock, par value $0.001 per share (the “Series AA Preferred Stock”), into shares of the Company’s common stock. As a result, on May 30, 2025, the Company issued Sire 150,087 shares of common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

F-13

As previously disclosed in our Current Report on Form 8-K filed with the SEC on September 19, 2023, on September 13, 2023 the Company entered into a Securities Purchase Agreement with Sire, pursuant to which the Company agreed to issue 950,000 shares of Series AA Preferred Stock to Sire at a price of $10.00 per share, for an aggregate purchase price of $9,500,000. Under the Certificate of Designations, Preferences and Rights of Series AA Convertible Preferred Stock of the Company (the “Series AA Certificate of Designations”) filed with the Secretary of State of the State of Delaware on September 13, 2023, each share of Series AA Preferred Stock is convertible, at the holder’s option at any time, into shares of the Company’s common stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $9.32 (taking into account a 1-for-20 reverse stock split effected on January 9, 2024), subject to specified adjustments as set forth in the Series AA Certificate of Designations. The Series AA Preferred Stock contains limitations that prevent Sire from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of The Nasdaq Stock Market without first obtaining shareholder approval or (ii) 19.99% of the Company’s outstanding common stock.

Conversion of Series B Preferred Stock

On May 13, 2025, we received a Notice of Conversion from Blue Harbor informing the Company that Blue Harbor desired to convert 79,773 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), into shares of the Company’s common stock. As a result, on May 30, 2025, the Company issued Blue Harbor 265,913 shares of common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On August 22, 2025, we received a Notice of Conversion from Blue Harbor informing the Company that Blue Harbor desired to convert 20,227 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), into shares of the Company’s common stock. As a result, on August 22, 2025, the Company issued Blue Harbor 67,420 shares of common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 1, 2025, on March 29, 2025 the Company entered into a Securities Purchase Agreement with Blue Harbor, pursuant to which the Company agreed to issue 100,000 shares of Series B Preferred Stock to Blue Harbor at a price of $10.00 per share, for an aggregate purchase price of $1,000,000. Under the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Designations”) filed with the Secretary of State of the State of Delaware on March 31, 2025, each share of Series B Preferred Stock is convertible, at the holder’s option at any time, into shares of the Company’s common stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $3.00, subject to specified adjustments as set forth in the Series B Certificate of Designations. The Series B Preferred Stock contains limitations that prevent Blue Harbor from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of The Nasdaq Stock Market without first obtaining shareholder approval or (ii) 19.99% of the Company’s outstanding common stock.

Reverse Split

On January 8, 2024, pursuant to prior stockholder authorization, our Board effected a reverse split of the outstanding shares of our common stock at a ratio of one share for every twenty shares then outstanding (the “Reverse Split”). Pursuant to their respective terms, the number of shares underlying our outstanding options and warrants was reduced and their respective exercise prices increased by the Reverse Split ratio. The number of shares of common stock authorized and the par value of $0.001 per share did not change as a result of the Reverse Split. All share and per share amounts contained in this Quarterly Report on Form 10-Q give retroactive effect to the Reverse Split.

F-14

Choong Choon Hau Note Conversion

In August 2023, we received $500,000 in funding in exchange for the issuance of a convertible promissory note for that principal amount to Choong Choon Hau (the “Hau Promissory Note”). Pursuant to the Hau Promissory Note, the principal amount accrues interest at a rate of 10% per annum and is payable monthly. All principal and accrued interest was due and payable on January 8, 2024, unless extended as provided. All or part of the Hau Promissory Note could be converted into our common stock at a conversion price of $9.32 per share from time to time following the issuance date and ending on the maturity date. In March 2024, the Hau Promissory Note, along with accrued interest of approximately $4,511, was converted into 54,132 shares of our common stock.

Annual Meeting of Stockholders

In June 2025, our stockholders approved an amendment to the 2015 Omnibus Equity Incentive plan to increase the number of authorized shares by an additional 90,000 shares.

As of December 31, 2024, the following warrants to purchase shares of our common stock were outstanding (in thousands, except per share price):

Date Issued	Expiration Date	Exercise Price	Outstanding
08/09/2019	02/09/2025	$642.00	5
01/09/2020	07/09/2025	$150.00	10
10/30/2020	12/01/2025	$60.00	82
01/20/2021	07/20/2026	$71.00	102
02/04/2022	08/04/2027	$22.80	233
			432

Upon the closing of the merger on October 1, 2025, all outstanding warrants were assumed by Black Titan.

Shares Reserved for Future Issuance

As of December 31, 2024, shares of common stock reserved by us for future issuance consisted of the following (in thousands):

Stock options outstanding	79
Shares issuable upon the exercise of warrants	432
511

Upon the closing of the merger on October 1, 2025, all outstanding options and warrants were assumed by Black Titan.

7.	Stock Plans

In August 2015, our stockholders approved the 2015 Plan. The 2015 Plan, as subsequently amended, authorizes a total of 215,000 shares of our common stock for issuance to employees, directors, officers, consultants, and advisors. As of December 31, 2024, options to purchase 17,311 shares of our common stock were available for grant and 79,498 shares of our common stock were outstanding under the 2015 Plan.

In February 2014, our Board adopted the 2014 Incentive Plan (the “2014 Plan”), pursuant to which thirty shares of our common stock are currently authorized for issuance to employees, directors, officers, consultants, and advisors. The 2014 Plan was terminated upon the approval of the 2015 Plan. As of December 31, 2024, options to purchase nine shares of our common stock were outstanding under the 2014 Plan.

F-15

At January 1, 2025, there were stock options outstanding to purchase approximately 79,000 shares of the Company’s common stock, with a weighted-average exercise price of approximately US$69.85 per share and a weighted-average remaining contractual term of approximately 7.1 years. During 2025, no new stock options were granted or exercised, and options representing approximately 11,000 shares were cancelled or expired. On October 1, 2025, in connection with the closing of the merger pursuant to the Merger and Contribution and Share Exchange Agreement dated August 19,2024, the Company became a wholly owned subsidiary of Black Titan. At the effective time of the merger with Black Titan, the remaining outstanding options to purchase approximately 68,000 shares were assumed by Black Titan and converted into options to purchase ordinary shares of Black Titan on a one-for-one basis, with the exercise price, vesting terms and contractual life of each award remaining unchanged. As a result of the assumption of the awards by Black Titan, there were no stock options outstanding or exercisable under the Company’s own plans as of December 31, 2025.

We use the Black-Scholes-Merton option-pricing model to estimate the stock-based compensation expense. For the years ended December 31, 2025 and 2024, no stock-based compensation expense was recognized by the Company.

As of December 31, 2025 and 2024, there was no unrecognized compensation expense related to non-vested stock options subject to shareholder approval.

8.	Income Taxes

As of December 31, 2025, we had federal net operating loss carryforwards of approximately $109.6 million that expire at various dates through 2037 and approximately $66.8 million which do not expire but are subject to 80% taxable income limitations. As of December 31, 2025, we had federal research and development tax credits of approximately $4.4 million that expire at various dates through 2041. We also had net operating loss carryforwards for California income tax purposes of approximately $121.5 million that expire at various dates through 2045 and state research and development tax credits of approximately $9.1 million which do not expire.

Current federal and California tax laws include substantial restrictions on the utilization of net operating losses and tax credits in the event of an ownership change of a corporation under Internal Revenue Code Section 382 and 383.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss and credit carryforwards. Significant components of our deferred tax assets are as follows:

	As of December 31,
(in thousands of U.S. dollars)	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$45,516	$49,611
Research credit carryforwards	8,731	9,214
Other, net	895	1,655
Total deferred tax assets	55,142	60,480
Deferred tax liabilities:
Other, net	-	-
Total deferred tax liabilities	-	-
Valuation allowance	(55,142)	(60,480)
Net deferred tax assets	$-	$-

F-16

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on our ability to generate sufficient taxable income within the carryforward period. Because of our recent history of operating losses, our management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance.

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance decreased by approximately $5.3 million during 2025 and decreased by approximately $4.5 million during 2024.

The provision for income taxes is zero due to operating losses. The effective tax rate of our provision (benefit) for income taxes differs from the federal statutory rate as follows:

	For the Years Ended December 31,
(in thousands of U.S. dollars)	2025	2024
Computed at 21%	$(522)	$(980)
State taxes	-	(436)
Change in valuation allowance	(5,116)	(4,547)
Other	171	1
Stock based compensation	273	74
Research and development credits	(161)	(185)
Tax attributes expirations	5,355	6,082
Impact of IRC 162m	-	(8)
Total	$-	$1

We had no unrecognized tax benefits, or any amounts accrued for interest and penalties for the three years ended December 31, 2025. Our policy is to recognize interest and penalties related to income taxes as a component of income tax expense. We do not expect the amount of unrecognized tax benefits will materially change in the next twelve months.

We file tax returns in the U.S. federal jurisdiction and various state jurisdictions. We are subject to the U.S. federal and state income tax examination by tax authorities for such years 2004 through 2025, due to net operating losses that are being carried forward for tax purposes.

9.	Related Party Transactions

In August 2023, we received $500,000 in funding in exchange for the issuance of the Hau Promissory Note. In March 2024, the Hau Promissory Note, along with accrued interest of approximately $4,511, was converted into 54,132 shares of our common stock (see Note 6. Stockholders’ Equity).

During the years ended December 31, 2025 and 2024, we made payments related to legal and consulting fees of approximately $9,000 and $13,000, respectively, to a law firm operated by one of our Board members.

As of December 31, 2025, we had a receivable balance of approximately $3,217,000 from Black Titan, our parent company. This includes advances of approximately $3,155,000 made during the year ended December 31, 2025 and a balance of $62,000 outstanding as of December 31, 2024. This receivable is non-interest-bearing and repayable on demand.

As of December 31, 2025, we had a payable balance of approximately $2,466,000 due to TalenTec. This payable is non-interest-bearing and repayable on demand.

10.	Subsequent Events

We have evaluated events that have occurred subsequent to December 31, 2025 and through the date that the financial statements are issued. Based on this evaluation, no events have occurred that require disclosure or adjustment in the financial statements.

F-17

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We are a pharmaceutical company that was previously developing therapeutics utilizing the proprietary long-term drug delivery platform, ProNeura®, for the treatment of select chronic diseases for which steady state delivery of a drug has the potential to provide an efficacy and/or safety benefit. ProNeura consists of a small, solid implant made from a mixture of ethylene-vinyl acetate and a drug substance. The resulting product is a solid matrix that is designed to be administered subdermally in a brief, outpatient procedure and is removed in a similar manner at the end of the treatment period.

Our first product based on the ProNeura technology was Probuphine® (buprenorphine implant), which is approved in the United States, Canada, and the European Union (“EU”) for the maintenance treatment of opioid use disorder in clinically stable patients taking eight milligrams or less a day of oral buprenorphine. While Probuphine continues to be commercialized in the EU (as Sixmo™) by another company that had acquired the rights from us, we discontinued commercialization of the product in the United States during the fourth quarter of 2020 and subsequently sold the product in September 2023. Discontinuation of our commercial operations allowed us to focus our limited resources on product development programs and transition back to a product development company at that time.

In December 2021, we announced our intention to work with our financial advisor to explore strategic alternatives to enhance stockholder value, potentially including an acquisition, merger, reverse merger, other business combinations, sales of assets, licensing, or other transactions. In June 2022, we implemented a plan to reduce expenses and conserve capital that included a company-wide reduction in salaries and a scale back of certain operating expenses to enable us to maintain sufficient resources as we pursued potential strategic alternatives. In July 2022, David Lazar and Activist Investing LLC acquired an approximately 25% ownership interest in Titan, filed a proxy statement and nominated six additional directors, each of whom was elected to our board of directors (the “Board”) at a special meeting of stockholders held on August 15, 2022 (the “Special Meeting”). The exploration and evaluation of possible strategic alternatives by the Board have continued following the Special Meeting. Following the election of the new directors at the Special Meeting, Dr. Marc Rubin was replaced as our Executive Chairman, and David Lazar assumed the role of Chief Executive Officer. In connection with the termination of his employment as Executive Chairman, Dr. Rubin received aggregate severance payments of approximately $0.4 million. In December 2022, we implemented additional cost reduction measures including a reduction in our workforce. In June 2023, David Lazar sold his approximately 25% ownership interest in Titan to Choong Choon Hau. Mr. Lazar resigned his position as the Company’s Chief Executive Officer in April 2024. Our then Chairman of the Board of Directors, Seow Gim Shen, assumed the position as our Chief Executive Officer in April 2024.

On September 1, 2023 (the “Closing Date”), we closed on the sale of certain ProNeura assets, including our portfolio of drug addiction products, in addition to other early development programs based on the ProNeura drug delivery technology (the “ProNeura Assets”). In July 2023, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Fedson, Inc., a Delaware corporation (“Fedson”), for the sale of the ProNeura Assets. Our addiction portfolio consisted of the Probuphine and Nalmefene implant programs. The ProNeura Assets constituted only a portion of our assets. In August 2023, we entered into an Amendment and Extension Agreement (the “Amendment”) to the Asset Purchase Agreement, pursuant to which Fedson agreed to purchase our ProNeura Assets for a purchase price of $2.0 million, consisting of (i) $500,000 in readily available funds, paid in full on the Closing Date, (ii) $500,000 in the form of a promissory note due and payable on October 1, 2023 (the “Cash Note”) and (iii) $1,000,000 in the form of a promissory note due and payable on January 1, 2024 (the “Escrow Note”). We will also be eligible to receive potential milestone payments of up to $50 million on future net sales of the products and certain royalties on future net sales of the products. As further consideration, Fedson assumed all liabilities related to a pending employment claim against us. On the Closing Date, Fedson delivered a written guaranty by a principal of Fedson of all of Fedson’s obligations under both the Cash Note and Escrow Note. The Cash Note included provisions, which Fedson has exercised, allowing Fedson to extend the payment of the Cash Note to November 1, 2023, and again to December 1, 2023, upon payment of $5,000 for each extension. The Cash Note and Escrow Note were paid in December 2023 and January 2024, respectively. We received the funds from the escrow account in February 2024.

F-18

On September 13, 2023, we entered into a Securities Purchase Agreement (the “Sire Purchase Agreement”) with Sire, pursuant to which we issued 950,000 shares of Series AA Preferred Stock to Sire at a price of $10.00 per share, for an aggregate purchase price of $9,500,000. The purchase price consists of (i) $5 million in cash at closing and (ii) $4.5 million in the form of a promissory note from Sire, personally guaranteed by a principal of Sire, due and payable on September 23, 2023, which was fully repaid on that date. The terms, rights, obligations, and preferences of the Series AA Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series AA Preferred Stock of Titan (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware on September 13, 2023. Pursuant to the Sire Purchase Agreement, David Lazar and Peter Chasey submitted their resignations from our Board of Directors. On October 12, 2023, Brynner Chiam and Seow Gim Shen were elected to our Board of Directors, and Seow Gim Shen was appointed as Chairman.

On April 2, 2024, David Lazar, our Chief Executive Officer, Kate Beebe DeVarney, Ph.D., our President and Chief Operating Officer and a member of our Board of Directors, and three other members of our Board of Directors, Eric Greenberg, Matthew C. McMurdo and David Natan, resigned their positions with the Company. Pursuant to the terms of their respective settlement agreements, we made payments in aggregate of approximately $1.2 million. The Board of Directors subsequently appointed Firdauz Edmin Bin Mokhtar and Francisco Osvaldo Flores García as independent directors of the Company to fill two of the vacancies created by the resignations. In addition, Seow Gim Shen was appointed as Chief Executive Officer and Principal Financial Officer and continued to serve as the Company’s Chairman of the Board, which he had done since October 12, 2023.

On August 19, 2024, we entered into a Merger and Contribution and Share Exchange Agreement (the “Merger Agreement”) regarding a business combination with TalenTec Sdn. Bhd. (formerly known as KE Sdn. Bhd.) (“TalenTec”). The Merger Agreement was approved by our Board of Directors. The Merger Agreement was subsequently approved by our stockholders and the stockholders of TalenTec (and the other closing conditions are satisfied or waived in accordance with the Merger Agreement) on August 26, 2025. Upon consummation of the transactions contemplated by the Merger Agreement (the “Merger Closing”), on October 1, 2025, the Company combined with TalenTec in a “reverse merger” transaction consisting of two steps:

1.	TTNP Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Black Titan Corporation (formerly known as BSKE Ltd.) (“Black Titan”), a Cayman Islands exempted company, will merge with and into Titan (the “Merger”); the separate existence of Merger Sub will cease; and Titan will be the surviving corporation of the Merger and a direct wholly owned subsidiary of Black Titan.

2.	The shareholders of TalenTec entered into a share exchange agreement (the “Share Exchange Agreement”) with Titan and Black Titan, pursuant to which, immediately following the Merger, each TalenTec shareholder entering into the Share Exchange Agreement contributed and exchanged all of his TalenTec shares in exchange for ordinary shares of Black Titan.

Completion of the Merger was subject to the approval of the Merger by our stockholders and the issuance of shares related to the Merger, approval of the listing by Nasdaq of Black Titan on the Nasdaq Capital Market, post-Merger, and satisfaction or waiver of other customary conditions set forth in the Merger Agreement. The Company, TalenTec and Black Titan prepared a joint proxy statement/prospectus in respect of the Merger, which was initially filed by Black Titan confidentially with the SEC on October 2, 2024. An amendment filing was subsequently made on February 13, 2025, for purposes of addressing comments received from the SEC. The parties publicly filed an amended joint proxy/registration statement on June 2, 2025 (the “Form F-4”). On July 21, 2025, the SEC declared the Form F-4 effective. Subsequently, on July 22, 2025, we filed a definitive proxy statement on Schedule 14A in respect of a special meeting of our stockholders, held on August 26, 2025 for purposes of approving the Merger.

On October 24, 2024, Seow Gim Shen notified our Board of Directors of his decision to resign as Chief Executive Officer and Chairman of the Board of the Company for personal reasons and not as a result of any disagreement with our Board or management on any matter relating to our operations, policies or practices.

On November 6, 2024, our Board of Directors appointed Brynner Chiam, a director of the Company, as acting principal executive officer and acting principal financial officer of the Company. Mr. Chiam continued to serve on our Board of Directors while he concurrently served as acting principal executive officer and acting principal financial officer. At that time, the Company also launched a search to identify a full-time chief executive officer. Mr. Chiam has not received and will not receive any additional compensation in connection with his service as acting principal executive officer and acting principal financial officer and has not entered into an employment agreement in connection with his service in those roles.

F-19

On December 2, 2024, our Board of Directors appointed Mr. Chay Weei Jye as Chief Executive Officer, effective December 2, 2024. On March 20, 2025, we entered into an Employment Agreement with Chay Weei Jye, our Chief Executive Officer (the “Chay Agreement”), pursuant to which Mr.Chay will continue to serve as our Chief Executive Officer. Pursuant to the terms of the Chay Agreement, Mr. Chay was paid a base salary of $60,000 per year and was eligible to participate in the Company’s equity incentive plan and to receive an annual bonus, with a target of fifty percent (50%) of his base salary.

On March 27, 2025, our Board appointed Gabriel Loh as an independent director of the Company. The Board determined that Mr. Loh is “independent” as defined under the relevant rules of the SEC and The Nasdaq Stock Market and appointed him to serve as a member of the Audit Committee.

On March 26, 2025, we received a notice (the “Notice”) from the Listing Qualifications staff of Nasdaq notifying the Company that our stockholders’ equity as reported in our 2024 10-K, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2,500,000 (the “Equity Rule”). In our 2024 10-K, we reported stockholders’ equity of $2,440,000, and, as a result, did not satisfy the Equity Rule.

The Notice had no immediate effect on our listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, the Company submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). As a result of the completion of our private placement transaction with Blue Harbor on April 11, 2025, pursuant to which we issued 100,000 shares of Series B Preferred Stock to Blue Harbor at a price of $10.00 per share, for an aggregate purchase price of $1,000,000, the Company believes it has stockholders’ equity of at least $2.5 million. On September 17, 2025, the Company received a letter from Nasdaq that based upon its Form 10-Q for the period ended June 30, 2025, the Company complied with the Equity Rule.

Further, on June 24, 2025, we completed an additional private placement with Blue Harbor, pursuant to which we issued 60,000 shares of Series C Convertible Preferred Stock at a price of $10.00 per share, to Blue Harbor for an aggregate purchase price of $600,000.

As previously disclosed, on January 3, 2025, we received a notice from the Nasdaq Listing Qualifications Staff that we were in noncompliance with Listing Rule 5620 as a result of our failure to hold an annual shareholder meeting within twelve months of the December 31, 2023 fiscal year end. The Company has since submitted a plan to regain compliance. We conducted our 2025 Annual Meeting of Stockholders on June 16, 2025. On June 20, 2025, we received a notice from Nasdaq that we had regained compliance with the annual meeting requirement for continued listing on Nasdaq set forth in Listing Rule 5620.

On October 1, 2025, the Company successfully closed its previously announced merger with Black Titan and TalenTec. Following the merger, on October 2, 2025, the combined company’s ordinary shares, $0.0001 par value per share, began trading on the Nasdaq stock exchange under the ticker symbol NASDAQ: BTTC. Pursuant to the Merger and Contribution and Share Exchange Agreement dated August 19, 2024, Titan has become a wholly owned subsidiary of Black Titan, effective as of October 1, 2025. As part of the transaction, each issued and outstanding share of Titan common stock was automatically converted into ordinary shares of Black Titan on a one-for-one basis. Trading of Titan’s common stock on the Nasdaq Capital Market ceased trading at the close of business on October 1, 2025, and Black Titan’s ordinary shares commenced trading on Nasdaq on October 2, 2025.

F-20

Liquidity and Capital Resources

We have funded our operations since inception primarily through the sale of our securities and the issuance of debt, as well as with proceeds from warrant and option exercises, corporate licensing and collaborative agreements, the sale of royalty rights, and government-sponsored research grants. At December 31, 2025, we had working capital of approximately $1.1   million compared to working capital of approximately $2.4 million at December 31, 2024.

	2025	2024
As of December 31:
Cash	$328	$2,831
Working capital	$1,064	$2,440
Current ratio	1.40:1	6.05:1

For the Years Ended December 31:
Cash used in operating activities	$(3,409)	$(3,880)
Cash used in investing activities	$(3,160)	$-
Cash provided by (used in) financing activities	$4,066	$(62)

Net cash used in operating activities for the year ended December 31, 2025 consisted primarily of the net loss for the period of approximately $2.5 million offset by approximately $0.9 million related to net changes in operating assets and liabilities.

Following the consummation of the Merger, Titan Pharmaceuticals, Inc. became a wholly owned subsidiary of Black Titan. In connection with the Merger, Black Titan delivered a drawdown notice for approximately $5.5 million of its Series A preferred shares. On January 16, 2026, Black Titan also entered into a securities purchase agreement with a U.S.-based institutional investor for a senior unsecured convertible note financing facility of up to $200 million, under which an initial note with principal of $1.515 million has been issued, providing additional committed capital to support its operations and further enhance the combined group’s liquidity position. Management currently believes the availability of the aforesaid financing together with existing cash resources of the combined group (including the existing cash balance of the Company of $0.3 million as at December 31, 2025) will be sufficient to fund its operating needs for at least the next twelve months.

Critical Accounting Policies and Estimates

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures. These estimates are based on historical experience and other factors we believe to be reasonable under the circumstances, and are evaluated on an ongoing basis. At present, our operations are limited, we have no revenues, and our financial statements primarily reflect cash balances, related-party receivables and payables, and routine operating expenses. Management has reviewed the areas of judgment involved in applying our accounting policies and concluded that, as of December 31, 2025, there are no accounting estimates that meet the SEC’s definition of a “critical accounting estimate,” because there are currently no estimates that involve a significant level of uncertainty and that are reasonably likely to have a material impact on our financial condition or results of operations. Our significant accounting policies are described in Note 1 to our financial statements included elsewhere in this report.

Results of Operations

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

Operating Expenses

	For the Years ended December 31,
	2025	2024	Change
	(in thousands of U.S. dollars)
Operating expenses:
General and administrative	$2,415	$4,557	$(2,142)
Total operating expenses	$2,415	$4,557	$(2,142)

The decrease in general and administrative expenses for the year ended December 31, 2025 was primarily related to decreases in personnel-related expenses.

Other Expenses, Net

	For the Years ended December 31,
	2025	2024	Change
	(in thousands of U.S. dollars)
Other income (expense):
Interest income, net	$-	$1	$(1)
Other expense, net	(70)	(150)	80
Other income (expense), net	$(70)	$(149)	$79

The decrease in other income (expense), net for the year ended December 31, 2025, was primarily due to lower franchise taxes as a result of the recapitalization after the merger.

Net Loss and Net Loss per Share

Due to the reverse merger and related recapitalization completed on October 1, 2025, the Company retrospectively adjusted all periods presented for the change in capital structure, and basic and diluted net loss per share for all periods is computed using the post-recapitalization share amounts and corresponding weighted-average shares outstanding. Our net loss applicable to common stockholders for the year ended December 31, 2025 was approximately $2.5 million, or approximately $2,937 per share, compared to our net loss from operations applicable to common stockholders of approximately $4.7 million, or approximately $7,319 per share, for the comparable period in 2024.

Off-Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements, and we have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

F-21

INDEX TO FINANCIAL STATEMENTS

Black Titan Corporation

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Black Titan Corporation (formerly known as BSKE Limited)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Black Titan Corporation (formerly known as BSKE Limited) (the “Company”) as of July 31, 2025 and 2024 and the related statement of operations, changes in shareholder’s deficit, and cash flows for the year ended July 31, 2025 and for the period from July 11, 2024 (inception) to July 31, 2024 the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended July 31, 2025 and for the period from July 11, 2024 (inception) to July 31, 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Going Concern

The Company’s financial statements have been prepared on a going concern basis. As discussed in Note 2 to the financial statements, the Company incurred net losses of US$163,173 and had negative cash from operating activities of US$143,173 for the year ended July 31, 2025, with a working capital deficit of US$167,120, accumulated deficit of US$167,120 and shareholder’s deficit of US$167,120 as of July 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024

Singapore

November 28, 2025

F-23

BLACK TITAN CORPORATION (formerly known as BSKE LIMITED)

BALANCE SHEETS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of July 31, 2024	As of July 31, 2025
Liabilities
Current liabilities
Amounts due to a related party	$3,947	$147,120
Accrued expenses	-	20,000
Total liabilities	$3,947	$167,120

Shareholder’s Deficit
Ordinary share (par value of US$0.001 per share; 50,000,000 shares authorized; 1 share issued and outstanding as of July 31, 2024 and 2025)	—	—
Accumulated deficit	(3,947)	(167,120)
Total shareholder’s deficit	$(3,947)	$(167,120)

The accompanying notes are an integral part of these financial statements.

F-24

BLACK TITAN CORPORATION (formerly known as BSKE LIMITED)

STATEMENT OF OPERATIONS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the period from July 11, 2024 (inception) through July 31, 2024	For the year ended July 31, 2025
Operating expenses
General and administrative expenses	$(3,947)	$(163,173)
Total operating expenses	$(3,947)	$(163,173)

Net loss	$(3,947)	$(163,173)

Weighted average number of share outstanding, basic and diluted	1	1
Basic and diluted net loss per ordinary share	$(3,947)	$(163,173)

The accompanying notes are an integral part of these financial statements.

F-25

BLACK TITAN CORPORATION (formerly known as BSKE LIMITED)

STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary shares		Accumulated	Total shareholder’s
	Shares	Amount	deficit	deficit
Balance as of July 11, 2024 (inception)	—	$—	$—	$—
Issuance of ordinary shares	1	—	—	—
Net loss	—	—	(3,947)	(3,947)
Balance as of July 31, 2024	1	$—	$(3,947)	$(3,947)
Net loss	—	—	(163,173)	(163,173)
Balance as of July 31, 2025	1	$—	$(167,120)	$(167,120)

The accompanying notes are an integral part of these financial statements.

F-26

BLACK TITAN CORPORATION (formerly known as BSKE LIMITED)

STATEMENT OF CASH FLOWS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the period from July 11, 2024 (inception) through July 31, 2024	For the year ended July 31, 2025
Cash flows from operating activity:
Net Loss	$(3,947)	$(163,173)
Changes in operating assets and liabilities:
Accrued expenses	-	20,000
Net cash used in operating activity	$(3,947)	$(143,173)

Cash flows from financing activity:
Amounts due to a related party	$3,947	$143,173
Net cash provided by financing activity	$3,947	$143,173

Net change in cash	—	—
Cash, beginning of the date of incorporation/period	—	—
Cash, end of the period/year	$—	$—

Supplemental disclosure of non-cash item:
General and administrative expenses paid by a related party	$3,947	$143,173

The accompanying notes are an integral part of these financial statements.

F-27

BLACK TITAN CORPORATION (formerly known as BSKE LIMITED)

NOTES TO FINANCIAL STATEMENTS

(In U.S. dollars, except for share and per share data, or otherwise noted)

1. Description of Organization and Business Operations

Black Titan Corporation (formerly known as BSKE Limited) (the “Company”) was incorporated under the laws of the Cayman Islands on July 11, 2024. The Company was formed for the purpose of effecting a merger among Titan Pharmaceuticals Inc. (“TTNP”), and TalenTec Sdn Bhd (“TalenTec”, former named “KE Sdn Bhd”) through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on August 19, 2024. As a result of the Business Combination, TTNP and TalenTec will be surviving entities and will become wholly owned subsidiaries of the Company, with the Company serving as a public-listed company whose shares shall be traded on Nasdaq.

2. Going concern

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred net loss of US$163,173 and had negative cash from operating activities of U$143,173 for the year ended July 31, 2025, with a working capital deficit of US$167,120, accumulated deficit of US$167,120 and shareholder’s deficit of US$167,120 as of July 31, 2025. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to reduce or eliminate its net losses for the foreseeable future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to address this uncertainty through a Business Combination as discussed in Notes 1, as well as continued financial support from its shareholder, who has committed to provide necessary funding to enable the Company to meet its liabilities as they fall due and to subordinate his claims until the Company is in a financial position to repay. The Company’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

3. Summary of significant accounting policies

(a) Basis of presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

(b) Use of estimates

The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the financial statements and accompanying notes. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the financial statements.

(c) Fair value measurement

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-28

BLACK TITAN CORPORATION (formerly known as BSKE LIMITED)

NOTES TO FINANCIAL STATEMENTS

(In U.S. dollars, except for share and per share data, or otherwise noted)

(d) Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of July 31, 2025   and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

(e) Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. Related party transactions

The Company’s related party, TTNP, an affiliate company, made several payments as formation and accrued offering costs on behalf of the Company. The payments were non-trade in nature, unsecurities, non-interest bearing and repayable on demand. The amount due to TTNP amounted to US$3,947 and US$147,120 as of July 31, 2024 and 2025.

5. Ordinary shares

The authorized number of ordinary shares of the Company is 50,000,000 shares with par value of US$0.001 each. The Company issued one ordinary share as of July 31, 2024 and 2025.

6. Subsequent events

The Company has evaluated events that have occurred subsequent to July 31, 2025 and through the date that the financial statements are issed. Based on this evaluation, other than as set forth below, no events have occurred that require disclosure or adjustment in the Company’s financial statements.

On October 1, 2025, Black Titan successfully completed the merger with TTNP and Talentec. Following the merger, on October 2, 2025, the combined company’s ordinary shares, with a par value of $0.0001 per share, began trading on the Nasdaq stock exchange under the ticker symbol NASDAQ: BTTC. In accordance with the Merger and Contribution and Share Exchange Agreement dated August 19, 2024, TTNP became a wholly owned subsidiary of Black Titan Corporation, effective October 1, 2025. As part of the transaction, each issued and outstanding share of TTNP common stock was automatically converted into ordinary shares of Black Titan on a one-for-one basis. Trading of TTNP’s common stock on the Nasdaq Capital Market ceased at the close of business on October 1, 2025, and Black Titan’s ordinary shares began trading on Nasdaq on October 2, 2025.

F-29

TALENTEC SDN. BHD. (formerly known as KE SDN. BHD.)

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of TalenTec Sdn. Bhd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of TalenTec Sdn. Bhd. (the “Company”) and its subsidiaries (the “Group”) as of July 31, 2025 and 2024, the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years ended July 31, 2025, and 2024 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of July 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years ended July 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024

Singapore

November 28, 2025

F-31

TALENTEC SDN. BHD.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except for share data, or otherwise noted)

	As of July 31,
	2024	2025
ASSETS
Current assets:
Cash and cash equivalents	$684,497	$575,111
Restricted cash	549,533	608,820
Accounts receivable, net	287,324	167,153
Contract assets	3,380	-
Deferred costs	317,761	345,780
Deferred offering cost	369,697	710,300
Prepaid expenses and other current assets	38,914	55,731
Total current assets	2,251,106	2,462,895

Non-current assets:
Property and equipment, net	1,365	107,965
Right-of-use asset	-	151,642
Total non-current assets	1,365	259,607

TOTAL ASSETS	$2,252,471	$2,722,502

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$152,327	$289,246
Notes payable	319,750	130,910
Contract liabilities	475,697	573,312
Accrued expenses and other current liabilities	182,116	603,504
Amount due to a related party	358,626	-
Long-term borrowings	66,193	19,597
Lease liability	-	63,817
Total current liabilities	1,554,709	1,680,386

Non-current liability:
Long-term borrowings	17,949	-
Lease liability	-	87,825
Total non-current liability	17,949	87,825

TOTAL LIABILITIES	1,572,658	1,768,211

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary shares (par value of US$0.36 (RM1) per share; 580,000 and 580,000 shares authorized as of July 31, 2024 and 2025;	208,617	208,617
Additional paid-in capital	782,865	782,865
Accumulated deficit	(259,118)	(49,207)
Accumulated other comprehensive (loss) income	(52,551)	12,016
Total shareholders’ equity	679,813	954,291
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,252,471	$2,722,502

The accompanying notes are an integral part of these consolidated financial statements.

F-32

TALENTEC SDN. BHD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In U.S. dollars, except for share data, or otherwise noted)

	For the Years Ended July 31,
	2024	2025

Revenues	$2,124,496	$2,683,126
Cost of revenues	1,437,661	1,798,198
Gross profit	686,835	884,928

Operating expenses:
Selling and marketing expenses	16,822	24,773
General and administrative expenses	551,353	634,105
Total operating expenses	568,175	658,878

Income from operations	118,660	226,050

Interest expense	(48,329)	(13,905)
Other income/(expense)	82,896	(2,234)
Total other income/(expenses), net	34,567	(16,139)

Income before income taxes	153,227	209,911
Income tax expense	-	-
Net income	153,227	209,911

Other comprehensive income:
Foreign currency translation adjustment, net of tax	(30,932)	64,567
Comprehensive income	$122,295	$274,478

Earnings per share
Basic and diluted	$0.31	$0.36
Weighted average number of ordinary shares
Basic and diluted	501,312	580,000

The accompanying notes are an integral part of these consolidated financial statements.

F-33

TALENTEC SDN. BHD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. dollars, except for share data, or otherwise noted)

	Ordinary shares*		Additional paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’ (deficit)/
	Shares	Amount	capital	deficit	(loss)/income	equity
Balance as of July 31, 2023	500,000	$191,482	$-	$(412,345)	$(21,619)	$(242,482)
Shares issued	80,000	17,135	782,865	-	-	800,000
Net income	-	-		153,227	-	153,227
Foreign currency translation adjustment	-	-		-	(30,932)	(30,932)
Balance as of July 31, 2024	580,000	208,617	782,865	(259,118)	(52,551)	679,813
Net income	-	-		209,911	-	209,911
Foreign currency translation adjustment	-	-		-	64,567	64,567
Balance as of July 31, 2025	580,000	$208,617	$782,865	$(49,207)	$12,016	$954,291

The accompanying notes are an integral part of these consolidated financial statements.

F-34

TALENTEC SDN. BHD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars, except for share data, or otherwise noted)

	For the Years Ended July 31,
	2024	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$153,227	$209,911
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance (reversal) for credit loss	19,494	(861)
Depreciation of property and equipment	257	19,341
Amortization of right-of-use asset	35,417	43,408
Interest expense	3,578	13,422
Changes in operating assets and liabilities
Accounts receivable, net	(114,571)	139,758
Contract assets	870	3,556
Deferred costs	(55,299)	(184,349)
Prepaid expenses and other current assets	2,999	(13,538)
Lease liability	(36,214)	(43,408)
Accounts payable	53,089	124,359
Contract liabilities	49,455	59,848
Accrued expenses and other current liabilities	79,252	(22,771)
Net cash provided by operating activities	191,554	394,218

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of property and equipment	(1,526)	(123,425)
Net cash used in investing activity	(1,526)	(123,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	800,000	-
Repayment of bank overdraft	(127,106)	-
Proceeds from notes payable	35,072	-
Repayment of notes payable	-	(208,467)
Repayment of long-term borrowings	(119,594)	(84,196)
Payment for deferred offering cost	-	(124,542)
Proceeds of loans provided by a related party	111,690	-
Repayment of loans provided by a related party	(143,602)	-
Net cash provided by/(used in) financing activities	556,460	(417,205)

Effect of exchange rate changes	(60,531)	96,313

Net increase/ (decrease) in cash and cash equivalents and restricted cash	685,957	(50,099)

Cash and cash equivalents and restricted cash, at beginning of year	548,073	1,234,030
Cash and cash equivalents and restricted cash, at end of year	$1,234,030	$1,183,931

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS
Cash and cash equivalents	$684,497	$575,111
Restricted cash	549,533	608,820
Total cash, cash equivalents and restricted cash	$1,234,030	$1,183,931

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income tax paid	$-	$-
Interest paid	$21,004	$14,983

SUPPLEMENTAL DISCLOSURE OF NON-CASH FLOW INFORMATION
Lease liability arising from obtaining right-of-use asset	$-	$191,619
Payment of professional fees by a related party	$355,450	$-
Reclassification from due to a related party to accrued expenses and other current liabilities (refer to note 12)	$-	$377,317

The accompanying notes are an integral part of these consolidated financial statements.

F-35

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)	Organization

TalenTec Sdn. Bhd. (formerly known as KE Sdn. Bhd.) (“TalenTec”, or the “Company”) is a private limited company incorporated and domiciled in Malaysia. The Company is principally engaged in software implementation and training.

Keda Pte. Ltd. (“KEDAS”), which is 100% owned by the Company, was incorporated in Singapore. KEDAS is principally engaged in software services.

TalenTec and KEDAS are collectively referred to as the “Group”, is a leading Human Capital Management (“HCM”) technology consulting company and committed to the organization to streamline their business operation, increase employee productivity and improve employee engagement.

(b)	Reverse recapitalization

On October 1, 2025 (the “Closing Date”), Black Titan Corporation (“Black Titan” or “PubCo”) consummated the acquisition of all the issued and outstanding shares of Titan Pharmaceuticals Inc. (“Titan”), and TalenTec in accordance with the terms of the Merger Agreement on October 1, 2025.

On the Closing Date, Merger Sub, a direct wholly owned subsidiary of Black Titan, merged with and into Titan Pharmaceuticals Inc. (“Titan”), and Titan became a direct wholly owned subsidiary of Black Titan. Each issued and outstanding share of common stock of Titan was exchanged for one Black Titan Ordinary Share.

In accordance with the terms of the Share Exchange Agreement, immediately following the effectiveness of the merger, each TalenTec shareholder contributed and exchanged all of its shares in TalenTec for Black Titan Ordinary Shares. As a result of the share exchange, TalenTec became a direct wholly owned subsidiary of Black Titan. Pursuant to the terms of the Share Exchange Agreement, each TalenTec shareholder contributed all of such it shares in TalenTec to Black Titan, and, in exchange, Black Titan issued to the TalenTec Shareholders, for each share contributed, 8.524 newly-issued Black Titan Ordinary Shares for a total of 7,210,800 Black Titan Ordinary Shares issued in the aggregate.

TalenTec was determined to be the accounting acquirer given it effectively controlled the combined entity after the transaction. The transaction is not a business combination because Titan was not a business. The transaction is accounted for as a reverse recapitalization, which is equivalent to the issuance of shares by Titan for the net monetary assets of TalenTec, accompanied by a recapitalization. TalenTec is determined as the accounting acquirer and the historical financial statements of TalenTec became the Company’s historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization. All of the Ordinary Shares of TalenTec that were issued and outstanding immediately prior to the transaction were cancelled and converted into an aggregate of 7,210,800 ordinary shares.

F-36

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

(b)	Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary, which include the Malaysia-registered entity and Singapore registered entity directly owned by the Company. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation. The results of subsidiaries acquired or disposed of are recorded in the consolidated income statements from the effective date of acquisition or up to the effective date of disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

(c)	Use of estimates

The preparation of the consolidated financial statements in conformity with U.S.  GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. In accordance with ASC 250, the changes in estimates will be recognized in the same period of changes in facts and and circumstances. The Company bases its estimates on past experiences and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to, allowances for expected credit losses and estimates for useful lives and impairment of long-lived assets.

F-37

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(d)	Foreign currency translation and transaction

The Group uses U.S. dollars (“US$”) as its reporting currency. The functional currency of the Company is Ringgit Malaysia (“RM”), while the functional currency of KEDAS is Singapore Dollar (“SGD”), as determined based on the criteria of ASC 830, “Foreign Currency Matters”.

The consolidated statements of operations and comprehensive income and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive loss included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the consolidated statements of operations and comprehensive income. The gain from foreign currency transactions amounted to US$49,290 and loss from foreign currency transactions amounted to US$24,695 for the year ended July 31, 2024 and 2025, respectively.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements:

	As of July 31,
Balance sheet items, except for equity accounts	2024	2025
US$ against RM	4.5885	4.2625
US$ against SGD	1.3372	1.2977

	For the years ended July 31,
Items in the statements of operations and comprehensive income, and statements of cash flows	2024	2025
US$ against RM	4.7005	4.3612
US$ against SGD	1.3491	1.3192

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Group’s demand deposits placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

(f)	Restricted cash

Restricted cash represents fixed deposits pledged to the licensed bank for overdraft and bank guarantee facilities granted to the Group.

F-38

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(g)	Accounts receivable, net

Accounts receivable are recorded at the original amounts less allowances for any doubtful receivables. Provision for doubtful accounts is recognized when there is objective evidence indicating that the balances may not be collectible. The Group reviews the accounts receivable on a periodic basis and makes general and specific allowances. The Group considers many factors in assessing the collectability such as the age of the amounts due, and consideration of historical loss experience. The Group established standards and policies for reviewing major account exposures and concentrations of risk. Account balances are written off against the allowance when the potential for recovery is considered remote.

The Group makes estimates of expected credit losses for the allowance for credit losses based on assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of certain accounts receivable, current economic conditions, reasonable and supportable forecasts of future economic conditions and other factors that may affect its ability to collect from the counterparties. Uncollectible accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Group has determined that is not probable for the balance to be collected.

(h)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated depreciation rates are as follows:

Category	Rate
Computer, terminals & peripherals	20%-40%
Furniture, fittings, office equipment & renovation	10%-20%

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of operations and comprehensive income.

(i)	Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. For the years ended July 31, 2024 and 2025, there was no impairment of long-lived assets.

F-39

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(j)	Leases

The Group adopted ASU No. 2016-02 “Leases” (“ASC 842”) using the modified retrospective approach on August 1, 2021. The Group elected the transition package of practical expedients permitted within the standard, which allowed it not to reassess initial direct costs, lease classification, or whether the contracts contain or are leases for any leases that existed prior to August 1, 2023. The Group also elected the short-term lease exemption for all contracts with an original lease term of 12 months or less.

Under ASC 842, the Group determines whether an arrangement constitutes a lease and records lease liabilities and ROU assets on its consolidated balance sheets at the lease commencement date. The Group measures the operating lease liabilities at the commencement date based on the present value of remaining lease payments over the lease term, which is computed using the Group’s incremental borrowing rate. The interest rate implicit in lease contracts is typically not readily determinable, and therefore, the Company utilize our incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The Group measures the operating lease right-of-use assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Group begins recognizing operating lease expense based on lease payments on a straight-line basis over the lease term after the lessor makes the underlying asset available to the Group. Some of the Group’s lease contracts include options to extend the leases for an additional period which has to be agreed with the lessors based on mutual negotiation. After considering the factors that create an economic incentive, the Group does not include renewal option periods in the lease term that it is not reasonably certain to exercise.

(k)	Fair value measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of the fair value hierarchy are described below:

●	Level 1— Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2— Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
●	Level 3— Inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments of the Group primarily consist of cash and cash equivalent, restricted cash, accounts receivable, contract assets, contract costs, prepaid expenses and other current assets, long-term borrowings, lease liability, accounts payable, notes payable, contract liability, amount due to a related party, accrued expenses and other payables. The carrying amounts of these financial instruments except for lease liability approximate fair value due to the short-term maturity of those instruments. The valuation is based on settlements of similar financial instruments, all of which are short-term in nature and are generally settled at or near cost. For lease liability, fair value approximates their carrying value at the year-end as the fair value is estimated by used discounted cash flow, in which interest rates used to discount the host contracts approximate market rates. For the years end July 31, 2025 and 2024, there are no transfers between different levels of inputs used to measure fair value.

The Group’s non-financial assets, such as property and equipment, would be measured at fair value only if they were determined to be impaired.

F-40

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(l)	Revenue recognition

The Group’s revenue is generated from (i) maintenance services, (ii) implementation services, (iii) SaaS subscription fee, (iv) licensing fees and (v) other supporting services. The Group generally recognizes revenue from the sale of services as the services are performed, which is typically ratably over the term of the contract(s), which the Group believes to be the best measure of progress. The Group recognizes revenues as it satisfies performance obligations regarding services to its customers in an amount reflecting the total consideration it expects to receive from the customer.

The Group adopted ASC Topic 606, “Revenue from Contracts with Customers (“ASC 606”)” for recognition. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply these five steps:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

(i)	Maintenance services

Revenue for maintenance services, which represents a single performance obligation to provide ongoing support, is recognized over time using an output-based method. The right to invoice practical expedient is generally applied to revenue related to per occurrence contracts as well as enhancement services. When the practical expedient is not applied, revenue is recognized using a cost-to-cost input method. Fees for maintenance services are typically billed as the services are performed. The nature of the service promised is the provision of technical support and maintenance and the Company acts as a principal in these arrangements. The Company has no material obligations for returns or refunds for services already provided.

(ii)	Implementation services

Implementation services involve setting the customer up in, and loading data into, the software that the Group has sold or licensed to the customer, which are considered set-up activities. Fees for implementation services are typically billed up front and as the services are performed. Revenue for implementation services is recognized over time, which is over the term of the contract. The nature of the service promised is the provision of implementation services and the Company acts as a principal in these arrangements. The Company has no material obligations for returns or refunds for services already provided.

(iii)	SaaS subscription services

SaaS subscription services are generally recognized as revenues over the term of the contract, as a series of distinct SaaS services bundled into a single performance obligation. Customers are typically charged one-time, upfront access fees for the use of the services. The nature of the service promised is the provision of technical support and maintenance; the Company acts as a principal in these arrangements. The Company has no material obligations for returns or refunds for services already provided. The nature of the service promised is the provision of SaaS subscription services and the Company acts as a principal in these arrangements. The Company has no material obligations for returns or refunds for services already provided.

(iv)	Licensing fees

Software licenses comprise the majority of distinct performance obligations that are satisfied at a point in time. Revenue for licensing fee is recognized at the point in which the software licenses are made available to a customer. Consideration for licenses is typically billed in advance on a basis over the license term. The Company has no material obligations for returns or refunds for services already provided.

F-41

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(l)	Revenue recognition - continued

(v)	Other revenue

Other revenues are mainly derived from training services, sales of hardware and other support activities associated with its software. Revenue is generally recognized over the service period, as the underlying services are performed.  The Company has no material obligations for returns or refunds for services already provided.

The following table disaggregates the Group’s revenue for the years ended July 31, 2024 and 2025:

	For the year ended July 31,
	2024	2025
Net revenues:
Maintenance services	$902,821	$705,025
Implementation services	833,886	1,007,440
SaaS subscription fees	277,109	578,285
Licensing	94,727	142,785
Other	15,953	249,591
Total	$2,124,496	$2,683,126

The following table presents revenue classified by timing of revenue recognition for the years ended July 31, 2024 and 2025:

	For the years ended July 31,
	2024	2025

Point in time	$94,727	$142,785
Over time	2,029,769	2,540,341
Total	$2,124,496	$2,683,126

(m)	Contract balances

The Group classifies its right to consideration in exchange for goods or services transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional, as compared to a contract asset, which is a right to consideration that is conditional upon factors other than the passage of time. The Group recognizes accounts receivable in its consolidated balance sheets when it performs a service in advance of receiving consideration and has the unconditional right to receive consideration. A contract asset is recorded when the Group has transferred services to the customer before payment is received or is due, and the Group’s right to consideration is conditional on future performance or other factors in the contract. As of July 31, 2024 and 2025, the Group had contract assets of US$3,380 and nil, respectively.

Contract liabilities are recognized if the Group receives consideration prior to satisfying the performance obligations, which include customer advances. Contract liabilities of US$475,697 and US$573,312 as of July 31, 2024 and 2025 were recognized or expected to be recognized as revenues in the following twelve months.

F-42

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(n)	Cost of revenues

Cost of revenues are comprised primarily of salaries and other personnel-related costs, including employee benefits and bonuses, for employees providing services to the Group’s customers. This includes the costs of the Group’s personnel performing maintenance, implementation, SaaS subscription, license, customer training and other customer support activities. Cost of revenues also includes the direct costs of bill-pay and other third-party intellectual property included in the Group’s software, the amortization of services costs, an allocation of general overhead costs and referral fees. Direct costs of third-party intellectual property include amounts paid for third-party licenses and related maintenance that are incorporated into the Group’s software.

(o)	Deferred costs

The Group capitalizes certain system support costs that are identifiable and directly related to the provision of its services to customers. The Group analyzes such costs that may be capitalized to assess their recoverability and only capitalizes costs that it anticipates being recoverable through the term of the associated contract. The Group begins amortizing the deferred costs to cost of revenues once the revenue recognition criteria have been met, and the Group amortizes those deferred costs ratably over the expected period of customer benefit. The Group has determined this period to be the estimated life of the technology for new contracts. The Group determined the period of benefit by considering factors such as historically high renewal rates with similar customers and contracts, initial contract length, an expectation that there will still be a demand for the product at the end of its term, and the significant costs to switch to a competitor’s product, all of which are governed by the estimated useful life of the technology. The Group monitors deferred costs for impairment and records impairment when customers terminate or allow services to lapse due to contract modifications and/or from other assessments as needed. Any impairment losses identified are recognized in the form of an expense acceleration with the applicable amount recorded to deferred costs on the consolidated balance sheet and in cost of revenues in the consolidated statements of comprehensive income. The deferred costs are expected to be amortized during the succeeding twelve-month period, and recorded in current assets on the consolidated balance sheets. As of July 31, 2024 and 2025, the Group recorded deferred costs of US$317,761 and US$345,780 on its consolidated balance sheets.

(p)	Selling and marketing expenses

Selling and marketing expenses mainly consist of (i) salaries and other personnel-related costs, (ii) marketing and advertising expenses, and (iii) depreciation and rental expenses related to marketing functions.

(q)	General and administrative expenses

General and administrative expenses mainly consist of (i) salaries and other personnel-related costs, (ii) professional service fees, and (iii) rental and depreciation related to general and administrative personnel.

F-43

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(r)	Employee benefits

(i)	Short-term employment benefits

Short-term employment benefits, such as wages, salaries and other benefits, are recognized at the undiscounted amount as a liability and an expense when the employees have rendered services to the Group. The expected cost of accumulating compensated absences are recognized when the employees render services that increase their entitlement to future compensated absences. The expected cost of non-accumulating compensated absences, such as sick and medical leaves, are recognized when the absences occur. The expected cost of accumulating compensated absences are measured at the undiscounted additional amount expected to be paid as a result of the unused entitlement that has accumulated at the end of the reporting period. The expected cost of profit-sharing and bonus payments are recognized when the Group has a present legal or constructive obligation to make such payments as a result of past events and a reliable estimate of the obligation can be made. A present obligation exists when the Group has no realistic alternative but to make the payments.

(ii)	Defined contribution plan

Contributions payable to the defined contribution plan are recognized as a liability and an expense when the employees have rendered services to the Group.

(s)	Income taxes

The Group accounts for income taxes under ASC 740, “Income Taxes”. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Provision for income taxes consists of taxes currently due plus deferred taxes. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations and comprehensive income for the years ended July 31, 2024 and 2025, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

F-44

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(t)	Related party transactions

The Group accounts for related party transactions in accordance with ASC 850, “Related Party Disclosures”.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Group or exercise significant influence over the Group in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(u)	Earning per share

Basic earning per share is computed by dividing net income attributable to ordinary shareholders, taking into consideration the deemed dividends to preferred shareholders (if any), by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net income is allocated between ordinary shares and other participating securities based on their participating rights. Shares issuable for little to no consideration upon the satisfaction of certain conditions are considered as outstanding shares and included in the computation of basic earning per share as of the date that all necessary conditions have been satisfied. Net income are not allocated to other participating securities if, based on their contractual terms, they are not obligated to share the losses.

Diluted earning per share is calculated by dividing net income attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares consist of ordinary shares issuable upon the conversion of the preferred shares, using the if-converted method, and shares issuable upon the exercise of share options using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted earning per share calculation when inclusion of such share would be anti-dilutive.

(v)	Comprehensive income

Comprehensive income includes net income as well as other changes in shareholders’ equity that result from transactions and economic events other than those with shareholders. Other comprehensive income consists of net income and foreign currency translation adjustments.

F-45

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(w)	Segment reporting

ASC 280, “Segment Reporting”, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Based on the criteria established by ASC 280, the Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group. As a whole and hence, the Group has only one reportable segment. The Group does not distinguish between markets or segments for internal reporting. As the Group’s long-lived assets are substantially located in Malaysia, no segment geographical information is presented.

(x)	Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes liability for any such contingencies if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(y)	Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

F-46

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

(y)	Recent accounting pronouncements - continued

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. Under the new guidance, entities must consistently categorize and provide greater disaggregation of information in the rate reconciliation. They must also further disaggregate income taxes paid. The requirements in ASU 2023-09 will be effective for annual periods beginning after December 15, 2024. The Group is continuing to evaluate the provisions of ASU 2023-09 and does not anticipate a material impact on its consolidated financial statements and related disclosures upon adoption.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with SEC Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted, and the disclosures in this standard are required to be applied on a prospective basis with the option to apply the standard retrospectively. The Group is in the process of evaluating the potential impact of the new guidance on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Group is currently evaluating the impact from the adoption of this ASU on its consolidated financial statements.

On July 2025, the FASB issued ASU 2025-05, which amends ASC 326-20 to provide a practical expedient (for all entities) and an accounting policy election (for all entities, other than public business entities, that elect the practical expedient) related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606. The Board developed the new guidance in conjunction with the Private Company Council to address concerns from stakeholders that estimating expected credit losses can be costly and complex for such transactions. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. Entities should apply the new guidance prospectively. The Group expects the adoption on this ASU will not have a material effect on the Company’s unaudited consolidated financial statements financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and comprehensive income and cash flows.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of July 31,
	2024	2025
Accounts receivable	$412,359	$300,871
Less: Allowance for credit loss	(125,035)	(133,718)
Accounts receivable, net	$287,324	$167,153

Movement of allowance for credit loss was as follows:

	For the years ended July 31,
	2024	2025
Balance at beginning of the year	$107,013	$125,035
Additions	19,494	-
Reversal	-	(861)
Foreign exchange differences	(1,472)	9,544
Balance at end of the year	$125,035	$133,718

The allowance of credit loss was US$19,494 and the reversal of credit loss was US$861 for the years ended July 31, 2024 and 2025, respectively.

F-47

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets, net consist of the following:

	As of July 31,
	2024	2025
Prepaid expenses	$18,907	$256
Deposits	12,742	47,654
Prepaid taxes	7,265	7,821
Prepaid expenses and other current assets	$38,914	$55,731

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following:

	As of July 31,
	2024	2025
Computer Terminal & Peripherals	$98,854	$25,871
Furniture, Fittings, Office Equipment & Renovation	105,278	112,172
Sub-total	204,132	138,043
Less: accumulated depreciation	(202,767)	(30,078)
Property and equipment, net	$1,365	$107,965

Depreciation expenses were US$257 and currency translation difference were US$(3,747) for the year ended July 31, 2024.

Depreciation expenses were US$19,341 and currency translation difference were US$10,081 for the year ended July 31, 2025.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	As of July 31,
	2024	2025
Non-trade creditors(1)	$6,979	$501,795
Accrued expenses	110,725	28,262
Payroll payable	26,893	31,931
Other tax payable(2)	34,431	38,634
Interest payable	3,088	2,882
Accrued expenses and other current liabilities	$182,116	$603,504

(1)	The balance mainly represented payable to The Sire Group Ltd. amounted to US$377,317 as of July 31, 2025, which was reclassified from the amount due to a related party.

(2)	Other tax payable mainly include the sales and service tax (“SST”) payable.

F-48

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

7.	BORROWINGS

Borrowings consisted of the following:

	As of July 31,
	2024	2025
Current
Long-term borrowings	66,193	19,597
Total current borrowings	66,193	19,597

Non-Current
Long-term borrowings	17,949	-
Total non-current borrowings	$17,949	$-

On November 22, 2010, the Company entered into a credit facility agreement with Alliance Bank Malaysia Berhad, and on February 15, 2013, April 13, 2015, April 20, 2017, January 22, 2021 and August 11, 2023, the Company agreed to certain revision in the credit facility agreement with Alliance Bank Malaysia Berhad, and as of July 31, 2025, the key terms regarding the credit facility were as follows:

(1) US$204,860 (RM940,000) was available for overdraft, with interest rate of BLR plus 1.75% p.a. and payable on demand.

(2) US$435,872 (RM2,000,000) was available for trade facilities, comprising of: (i) Letter of credit with commission of 0.1% per month, (ii) Trust receipt with interest rate of BLR plus 1.75% p.a., (iii) Bankers acceptance with acceptance commission of 1.85% p.a. and discount rate to be quoted by the bank, (iv) Shipping guarantee with 0.1% flat, (v) Promissory notes with sub-limit of US$333,178 (RM1,500,000) and interest rate for local bills of BLR plus 1.75% p.a., (vi) Bankers guarantee with sub-limit of US$111,059 (RM500,000) and commission for tender/performance guarantee of 0.13%, 0.155% or 0.18% per month depending on the tenor.

(3) The credit facility was secured by: (i) Creation of sinking fund of US$97,732 (RM440,000) to be built up by way of fixed deposits of 44 monthly placement of US$2,221 (RM10,000) together with interest accrued thereon commencing on April 1, 2023; (ii) Joint and several guarantee of Ho Say San and Choo Yeow.

(4) The execution for the additional Joint Several Guarantee will be obtained on or before 31 May 2025: Ho Say San, Choo Yeow, Leow Kian Yong, Koay Chee Leong, Goh Chee Siong, Eddie Tan Chee Wei and Danny Vincent Dass with the Joint Several Guarantee amount of RM3,172,054.94.

For the years ended July 31, 2024 and 2025, the Group made net repayment of bank overdraft of US$127,106 and nil, respectively.

Long-term borrowings represented term loans from commercial banks with term over 1 years and for working capital purpose. Details of the borrowings were summarized as follows:

F-49

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

7.	BORROWINGS – Continued

Lender	Start date	Maturity date	Number of monthly installments	Monthly installment	Interest rate	Principal Amount (US$)	Guarantee
AmBank (M) Berhad	December 5, 2018	November 5, 2023 (extended to June 30, 2024 due to Covid-19)	60	US$5,169 (RM21,968), adjusted to US$5,044 (RM21,434) in July 2020	11.45%	US$235,316 (RM1,000,000)	Joint and several guarantee of the following person: (i) HO SAY SAN (ii) CHOO YEOW
Alliance Bank Malaysia Berhad	March 1, 2021	February 28, 2026	60	US$2,825 (RM12,004)	3.50%	US$152,956 (RM650,000)	1. Joint and several guarantee of the following persons:
(i) HO SAY SAN
(ii) CHOO YEOW
(iii) TAN LAI WAN, who sold off her shares of the Company and was no longer a guarantor as a shareholder since then.
							2. Confirmation of guarantee from Credit Guarantee Corporation Malaysia Berhad for RM520,000
Alliance Bank	July 1, 2022	June 1, 2025	36	US$3,659 (RM15,550)	7.17%	US$117,658 (RM500,000)	Joint and several guarantee of the following persons: (i) HO SAY SAN (ii) CHOO YEOW

	As of July 31,
	2024	2025
Weighted-average remaining term (years)	0.29	0.07
Weighted-average interest rate	5.06%	3.50%

Interest expenses were US$9,467 and US$3,006 for the years ended July 31, 2024 and 2025, respectively.

F-50

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

8.	LEASING

The Group has entered into a non-cancellable operating lease agreement for its offices. The Group determines if an arrangement is a lease, or contains a lease, at inception and records the lease in the consolidated financial statements upon lease commencement, which is the date when the lessor makes the underlying asset available for use by the lessee.

Balances for the operating leases are presented as follows within the consolidated balance sheets:

	As of July 31,
	2024	2025
Right-of-use asset	$-	$151,642

Lease liability - current	-	63,817
Lease liability– non-current	-	87,825
Total lease liability	$-	$151,642

For the years ended July 31, 2024 and 2025, lease expense were US$49,473 and US$68,521, respectively and were recognized as general and administrative expenses.

Weighted-average remaining lease term and discount rate are as follows:

	As of July 31,
	2024	2025
Weighted-average remaining lease term (years)	0.25	2.25
Weighted-average discount rate	8.56%	8.56%

As of July 31, 2025, the maturities of the Group’s lease liability are as follows:

Year ending July 31, 2026	74,338
Year ending July 31, 2027	74,338
Year ending July 31, 2028	18,585
Total minimum lease payment	167,261
Less: interest	(15,618)
Present value of lease obligation	$151,642

9.	ORDINARY SHARES

The Group’s authorized share capital is US$ 208,617 (RM580,000) divided into 580,000 ordinary shares with par value of US$0.36 (RM1) each. As of July 31, 2023, the Group had 500,000 shares issued and outstanding. On July 25, 2024, an investor invested in the Company by subscribing for 80,000 ordinary shares for a total consideration of US$800,000. As of July 31, 2024 and 2025, the Group had 580,000 shares issued and outstanding.

F-51

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

10.	OTHER INCOME/(EXPENSE)

	For the years ended July 31,
	2024	2025
Interest income	$14,375	21,406
Foreign exchange gains (loss), net	49,290	(24,695)
Others	19,232	1,055
Total	$82,896	$(2,234)

11.	TAXATION

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company and its subsidiary that operate in Malaysia and Singapore that are subject to taxes in the jurisdictions in which they operate, are as follows:

Malaysia

The Company is incorporated in Malaysia and governed by the income taxes laws of Malaysia. The income taxes provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Income Tax Act of Malaysia, enterprises that incorporated in Malaysia are usually subject to a unified 24% enterprise income taxes rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of RM2,500,000 or less and gross income from business operations of RM50,000,000 is 17% for the first RM600,000 (or approximately $150,000) for the years ended July 31, 2024 and 2025 with the remaining balance being taxed at the 24% rate. For the years ended July 31, 2024 and 2025, the tax rate applicable for the Company is 17%.

Singapore

The Company’s subsidiary, KEDAS, is incorporated in Singapore and considered a Singapore tax resident enterprise under Singapore tax laws and subject to enterprise income tax on its taxable income as determined under Singapore tax laws at a statutory tax rate of 17%.

The components of loss/income before income taxes were comprised of the following:

	For the years ended July 31,
	2024	2025
Tax jurisdictions from:
-Malaysia	$145,017	$260,353
-Singapore	8,210	(50,442)
Income before income taxes	$153,227	$209,911

F-52

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

11.	TAXATION – Continued

The provision for income taxes consisted of the following:

For the years ended July 31,
	2024	2025
Current:
-Malaysia	$-	$-
-Singapore	-	-

Deferred:
-Malaysia	-	-
-Singapore	-	-
Income tax expense	$-	$-

A reconciliation between the Group’s actual provision for income taxes at the Malaysian statutory rate is as follows:

	For the years ended July 31,
	2024	2025
Income before income tax expense	$153,227	$209,911
Income tax expense at the statutory rate of 17%	26,049	35,685
Tax effect of non-deductible expense	124	3,341
Tax effect of other temporary differences	1,094	(3,132)
Unrecognized deferred tax assets	(25,871)	8,575
Utilize prior year tax losses which not recorded deferred tax assets	(1,396)	(44,469)
Income taxes expense	$-	$-

As of July 31, 2024 and 2025, the Company has unabsorbed tax losses of approximately US$470,769 (RM2,160,122) and US$150,278 (RM640,561), respectively, which are available for set-off against future business profit. Future tax benefits arising from tax losses and deferred tax debit balances have not been recognized since there is no reasonable certainty of their recovery in future periods. This is subject to finalization by the Inland Revenue Board. Any unabsorbed business losses and unutilized capital allowances for the year of assessment 2019 onwards shall be deductible for a maximum period of ten consecutive years of assessment immediately following that year of assessment, Any amount which is not deducted at the end of the period of seven years of assessment shall be disregarded.

As of July 31, 2024 and 2025, the Group’s subsidiary in Singapore has an unabsorbed tax loss amounting to approximately US$641,054 (SGD857,217), and US$711,845 (SGD923,761), respectively, that are available for offset against future taxable profits subject to agreement by the Singapore Comptroller of Income Tax and compliance with certain provisions of Singapore Income Tax Act, Chapter 134.

F-53

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

11.	TAXATION – Continued

Deferred tax assets

Deferred tax assets have not been recognized in respect of the following items:

	For the years ended July 31,
	2024	2025
Deferred tax assets:
Net operating loss carry-forwards	$189,010	$146,561
Total deferred tax assets	189,010	146,561
Less: Valuation allowance	(189,010)	(146,561)
Total deferred tax assets, net	$-	$-

Changes in valuation allowance are as follows:

	For the years ended July 31,
	2024	2025
Balance at the beginning of the year	$242,146	$189,010
Additions	(1,396)	8,575
Utilization	(47,446)	(59,233)
Foreign exchange effect	(4,294)	8,208
Balance at the end of the year	$189,010	$146,561

As of July 31, 2024 and 2025, the Group did not recognize any net deferred tax assets, as the Group has provided a valuation allowance of US$189,010 and US$146,561, respectively, for which it has concluded that it is more likely than not that these net operating losses would not be utilized in the future. The use of these tax losses is subject to the agreement of the tax authorities and compliance with certain provisions of the tax legislations of the respective countries in which the Group companies operate.

Uncertain Tax Position

As of July 31, 2024 and 2025, the Group did not have any unrecognized uncertain tax positions, and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended July 31, 2024 and 2025, the Company did not incur any interest and penalties related to potential underpaid income tax expenses.

F-54

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

12.	RELATED PARTY TRANSACTIONS

The following is a list of related parties, with which the Group has transactions:

No.	Name of related parties	Relationship
1	HO SAY SAN	Shareholder and director of the Group
2	CHOO YEOW	Shareholder and director of the Group
3	The Sire Group Ltd.*	Controlled by Mr. Seow, who was a shareholder of the Group before December 23, 2024

*	Mr. Seow, the significant shareholder of the Group, sold all of his shares in TalenTec in December 2024 and all of his shares in The Sire Group Ltd. Subsequently, The Sire Group Ltd. is no longer deemed a related party of the Group.

Transactions with related parties

Significant transactions with related parties were as follows:

		For the years ended July 31,
Related party	Nature	2024	2025
HO SAY SAN	Borrowing from a related party	$111,690	$-
	Repayment of the borrowing from a related party	143,602	-
The Sire Group Ltd.	Payment of professional fees on behalf of the Company	355,450	-

Balances with related parties

Amounts due to related parties were as follow:

		As of July 31,
Related party	Nature	2024	2025
The Sire Group Ltd.	Payment of professional fees on behalf of the Company	358,626	-
Total amount due to a related party		$358,626	$-

Guarantee provided by related parties

HO SAY SAN and CHOO YEOW provided guarantee for the Group’s bank borrowings (Refer to Note 7).

F-55

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

13.	NET EARNING PER SHARE

The following table sets forth the basic and diluted net earnings per share computation and provides a reconciliation of the numerator and denominator for the years presented:

	As of July 31,
	2024	2025
Numerator:
Net income	$153,227	$209,911

Denominator:
Weighted average number of ordinary shares	501,312	580,000

Net earnings per share
-Basic and diluted	$0.31	$0.36

14.	CONCENTRATION OF CREDIT RISK

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue.

	For the years ended July 31,
	2024	2025
Percentage of the Group’s total revenue
Customer A	12.75%	13.92%
Customer B	*	13.78%
Customer C	11.36%	*
Customer D	10.30%	*

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total accounts receivable:

	As of July 31,
	2024	2025
Percentage of the Group’s accounts receivable
Customer E	25.35%	28.93%
Customer A	35.88%	24.22%
Customer F	*	17.78%

*	represents percentage less than 10%

F-56

TALENTEC SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2025

(In U.S. dollars, except for share data, or otherwise noted)

14.	CONCENTRATION OF CREDIT RISK – Continued

The following table sets forth a summary of single suppliers who represent 10% or more of the Group’s total purchases:

	For the years ended July 31,
	2024	2025
Percentage of the Group’s purchase
Supplier A	48.80%	47.40%
Supplier B	*	13.29%
Supplier C	13.16%	10.19%
Supplier D	18.91%	*
Supplier E	17.59%	*

The following table sets forth a summary of single suppliers who represent 10% or more of the Group’s total accounts payable:

	As of July 31,
	2024	2025
Percentage of the Group’s accounts payable to
Supplier A	*	36.45%
Supplier C	38.40%	*
Supplier F	22.48%	*

*	represents percentage less than 10%

15.	COMMITMENTS AND CONTINGENCIES

From time to time, the Company and its subsidiaries are parties to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Group did not have other significant commitments, long-term obligations, significant contingencies or guarantees as of July 31, 2025.

16.	SUBSEQUENT EVENTS

The Group evaluated subsequent events through the date that the consolidated financial statements are available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements.

F-57

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime.

The Company’s Charter provides for indemnification and advancement of expenses for its current and former directors and officers to the fullest extent permitted under the laws of the Cayman Islands, in the absence of actual fraud or wilful default. The Company has entered into indemnification agreements with each director and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On June 20, 2025, Black Titan and ARC Group entered into a subscription agreement for the purchase of up to $4,000,000 of Series A Preferred Shares, which may be drawn down in tranches at the option of Black Titan by way of a “drawdown” (the “PIPE”). Under the SPA, Black Titan may, in its sole discretion, and upon written notice to the Series A Investor (the “Drawdown Notice”), sell to the ARC Group such number of Series A Preferred Shares (each demand referred to as a “Drawdown”) as set forth in the Drawdown Notice, at any time from the time of the through September 30, 2026. The Series A Preferred Shares are convertible into Black Titan Ordinary Shares at a conversion price equal to 85% of the VWAP for the trailing five business days as of the date Black Titan sends a Drawdown Notice. On August 21, 2025, the SPA was amended to increase the amount of Series A Preferred Shares to be purchased thereunder to up to $6,000,000. On October 1, 2025, Black Titan submitted a Drawdown Notice for $5,500,000, resulting in the issuance of 5,500 Series A Preferred Shares to the Series A Investor. The 5.500 Series A Preferred Shares are convertible into 1,474,530 Ordinary Shares.

On October 30, 2025, Black Titan entered into a Settlement Agreement, dated October 30, 2025, between Black Titan and Armistice Capital Master Fund Ltd. (“Armistice”). Armistice held a warrant exercisable for 4,664,038 Ordinary Shares. In lieu of the payment of the Black Scholes Value, the Board of Directors approved a payment to such investor, consisting of (i) $1,000,000 in cash ,and (ii) the issuance of $2,000,000 in restricted ordinary shares of the Company at a price of $3.90 per share, resulting in the issuance of 512,820 restricted Ordinary Shares. representing the closing price of the shares on October 29, 2025. The Warrant was cancelled and is no longer outstanding.

On December 1, 2025, Black Titan entered into the following advisory agreements:

(i)	An advisory agreement with Rentei International Limited under which, in exchange for future corporate advisory services to Black Titan, Black Titan will issue up to 466,667 Ordinary Shares;
(ii)	An advisory agreement with Gokika Global Limited under which, in exchange for future digital transformation advisor services to Black Titan, Black Titan will issue 466,667 Ordinary Shares; and
(iii)	An advisory agreement with BlackTea Hong Kong Limited under which, in exchange for future financial advisory and capital raising advisory services to Black Titan, Black Titan will issue 466,667 Ordinary Shares.

The Ordinary Shares issued to the advisors are subject to a 4.99% beneficial ownership limitation, which restricts conversion to the extent that such holder would beneficially own more than 4.99% of the Ordinary Shares following such conversion.

The foregoing shares have been offered and sold pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, Rule 506 and/or Regulation S.

2.1	Agreement and Plan of Merger, dated as of August 19, 2024 (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025).
3.1	Black Titan Memorandum of Association and Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.2 to Post-effective Amendment no.1, filed September 26, 2025, to Registration Statement on Form F-4 (Reg. no 333-287709).
4.1	Certificate of Designations for Series A Preferred Shares of Black Titan Corporation (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on July 3, 2025).
4.2*	Certificate of Designations for Series B Preferred Shares of Black Titan Corporation
5.1**	Legal Opinion of Harney Westwood & Riegels (Cayman) LLP
10.1	Share Exchange Agreement, dated as of July 25, 2025 (incorporated by reference to Exhibit 10.7 to Post-effective Amendment no.1, filed September 26, 2025, to Registration Statement on Form F-4 (Reg. no 333-287709).).
10.2	Lease between registrant and Boustead Nucleus Sdn Bhd, dated 29 August 2024 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025).
10.3	Letter of Appointment between KE Systems Sdn. Bhd. and Ho Say San, dated 1 February 1988 and Annual Review letter dated 8 August 2023 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025).
10.4	Consulting Services Agreement, dated 2024, between Sire and TalenTec, as amended (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025).
10.5	Credit Facility –between TalenTec and Alliance Bank, dated 28 April 2020 incorporated by reference to Exhibit 10.13 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025)
10.6	Credit Facilities – between TalenTec and Alliance Bank, dated 08 November 2021 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025).
10.7	Facility Agreement between TalenTec and Alliance Bank Malaysia Berhad, dated 29 August 2021, as amended (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025).
10.8	Amended and Restated Investment Agreement, dated July 25, 2024, between Goh Chee Siong and TalenTec and the other TalenTec Shareholders (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-4, (Reg. no 333-287709), filed on June 2, 2025).
10.9	Registration Rights Agreement, dated as of October 1, 2025, between Black Titan and Danny Vincent Dass (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K filed on October 9, 2025)
10.10	Registration Rights Agreement, dated as of March 29, 2025, by and among TTNP and Blue Harbour Asset Management L.L.C-FZ. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-4 ((Reg. no 333-287709), filed on June 2, 2025)
10.11	Securities Purchase Agreement dated January 16, 2026 (incorporated by reference to Exhibit 10.11 filed with the Form F-1 filed by the Registrant on February 18, 2026).
10.12	Initial Convertible Note dated January 16, 2026 (incorporated by reference to Exhibit 10.12 filed with the Form F-1 filed by the Registrant on February 18, 2026).
10.13	Registration Rights Agreement between the Company and an institutional investor dated January 16, 2026 (incorporated by reference to Exhibit 10.13 filed with the Form F-1 filed by the Registrant on February 18, 2026).
10.14	Leak Out Agreement dated January 16, 2026 between the Company and ARC Group Limited (incorporated by reference to Exhibit 10.14 filed with the Form F-1 filed by the Registrant on February 18, 2026).
10.15

Leak Out Agreement dated January 16, 2026 between the Company and ATW Digital Asset Opportunities XII LLC (incorporated by reference to Exhibit 10.15 filed with the Form F-1 filed by the Registrant on February 18, 2026).

10.16*	Settlement and Release Agreement dated April 2, 2026, with David Lazar
10.17*	First Amendment to the Securities Purchase Agreement, dated May 12, 2026
10.18*	First Amendment to the Registration Rights Agreement, dated May 12, 2026
10.19*	First Amendment to the Senior Unsecured Convertible Note, dated May 12, 2026
10.20*	Securities Purchase Agreement, dated May 8, 2026 by and between the Company and ARC Group Limited
21.1	Black Titan list of subsidiaries (incorporated by reference to Exhibit 21.1 filed with the Form F-1 filed by the Registrant on February 18, 2026).
23.2*	Consent of Enrome LLP’s.
23.3*	Consent of Guangdong Prouden CPAs GP
107**	Filing Fee Table

* Filed herewith.

** Previously filed

II-1

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Section 10(a)(4) of the Securities Act of 1933 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 2026.

Black Titan Corporation

By:	/s/ Chay Weei Jye
Name:	Chay Weei Jye
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chay Weei Jye	Co-Chief Executive Officer and Director	May 12, 2026
Chay Weei Jye	(Co-Principal Executive Officer)

/s/ Shang Ju Lin	Co-Chief Executive Officer	May 12, 2026
Shang Ju Lin	(Co- Principal Executive Officer)

/s/ Brynner Chiam	Chief Financial Officer and Director	May 12, 2026
Brynner Chiam	(Principal Accounting and Financial Officer)

*	Independent Director	May 12, 2026
Francisco Osvaldo Flores Garcia

*	Independent Director	May 12, 2026
Gabriel Loh

*	Independent Director	May 12, 2026
Farduz Edmin Bin Mokhtar

*	Independent Director	May 12, 2026
Avraham Ben-Tzvi

* Chay Weei Jye
By: Chay Weei Jye

Attorney-in-fact

II-3

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of Black Titan Corporation, has signed this registration statement on May 12, 2026.

By:	/s/ Brynner Chiam
Name:	Brynner Chiam
Title:	Chief Financial Officer

II-4